UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Ensco plc

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Ensco plc 6 Chesterfield Gardens London, W1J 5BQ Phone: +44 (0) 20 7659 4660 www.enscoplc.com (Company No. 7023598)
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on 20 May 2013
The annual general meeting (the "Meeting") of shareholders of Ensco plc ("Ensco," "we," "our" or the "Company") will be held at the registered office and headquarters of Ensco plc, 6 Chesterfield Gardens, 3rd Floor, London, W1J 5BQ, United Kingdom, at 8:00 a.m. London time, on Monday, 20 May 2013.
You will be asked to consider and, if thought fit, to pass the resolutions below. Resolutions 10 and 11 will be proposed as special resolutions. All other resolutions will be proposed as ordinary resolutions.

ORDINARY RESOLUTIONS

1.
To re-elect Francis S. Kalman as a director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2014, if resolution 10 is approved by the shareholders; or to re-elect Francis S. Kalman as a Class II director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2016, if resolution 10 is not approved by the shareholders.

2.
To elect Roxanne J. Decyk as a director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2014, if resolution 10 is approved by the shareholders; or to elect Roxanne J. Decyk as a Class II director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2016, if resolution 10 is not approved by the shareholders.

3.
To elect Mary Francis CBE as a director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2014, if resolution 10 is approved by the shareholders; or to elect Mary Francis CBE as a Class II director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2016, if resolution 10 is not approved by the shareholders.

4.	To ratify the Audit Committee's appointment of KPMG LLP as our U.S. independent registered public accounting firm for the year ended 31 December 2013.

5.
To re-appoint KPMG Audit Plc as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).

6.	To consider and vote on an ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors' remuneration.

7.	To cast a non-binding advisory vote to approve the compensation of our named executive officers (in accordance with legal requirements applicable to companies listed on a U.S. exchange).

8.	To cast a non-binding advisory vote to approve the Directors' Remuneration Report for the year ended 31 December 2012 (in accordance with legal requirements applicable to U.K. companies).

9.
To cast a non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2012 (in accordance with legal requirements applicable to U.K. companies).

SPECIAL RESOLUTIONS

10.
To adopt the Articles of Association (produced at the meeting and initialed by the Chairman for the purpose of identification) as the Articles of Association of the Company, in substitution for and to the exclusion of the existing Articles of Association, with effect from the conclusion of this Meeting, which would declassify our Board and effectuate certain other non-substantive changes relating to the conversion of our American Depositary Shares ("ADSs") to Class A ordinary shares ("shares").

11.
To (i) approve the terms of the proposed purchase agreement or agreements (produced at the meeting and initialed by the Chairman for the purpose of identification) providing for the purchase by the Company of Class A ordinary shares with a par value of $0.10 each in the capital of the Company for up to a maximum of $2 billion in aggregate from one or more financial intermediaries (each acting as principal) who are not shareholders of the Company holding shares to which this resolution relates (or to the extent that they are, the voting rights attaching to any shares held by them will not count towards this resolution) and (ii) authorise the Company to make off-market purchases of Class A ordinary shares pursuant to such agreement or agreements. The authority conferred by this resolution 11 will, unless varied, revoked or renewed by the shareholders prior to such time, expire five years after the date of the passing of this resolution.

Resolutions 1 through 9 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of resolutions 1 through 9 will be approved if a simple majority of the votes cast are cast in favour thereof. Resolutions 10 and 11 will be proposed as special resolutions, which means, assuming a quorum is present, each of resolutions 10 and 11 will be approved if a 75% majority of the votes cast are cast in favour thereof.
With respect to the non-binding, advisory votes on resolutions 7, 8 and 9 regarding the U.K. statutory accounts, the compensation of our named executive officers and the Directors' Remuneration Report, the result of the vote will not require the Board of Directors or any committee thereof to take any action. However, our Board of Directors values the opinions of our shareholders as expressed through their advisory votes on such non-binding resolutions and other communications. Accordingly, the Board of Directors will carefully consider the outcome of the advisory votes on resolutions 7, 8 and 9.
Please review the proxy statement accompanying this notice for more complete information regarding the Meeting.

By Order of the Board of Directors,

Brady K. Long
Vice President, General Counsel and Secretary
4 April 2013

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our fiscal 2012 performance, please review our Annual Report on Form 10-K for the period ended 31 December, 2012. This proxy statement, our 2012 annual report and a proxy card are first being sent or distributed to shareholders on or about 8 April 2013.

2012 Annual Meeting of Shareholders

Time and Date:        8:00 a.m. London time

Place:            6 Chesterfield Gardens, 3rd Floor,
London, W1J 5BQ, United Kingdom

Record Date:        28 March 2013

2012 Business Highlights

2012 was a record year for Ensco, with the best results in safety and earnings in the Company's history.

•	Safety: a Company-record Total Recordable Incident Rate ("TRIR") of 0.47, well below the offshore drilling industry average and the best in the Company's history

•	Earnings: a Company-record for earnings, with $1.17 billion of net income

•	Shareholder Returns: our Total Shareholder Return of 27% for the year was #1 in our compensation peer group

•	Acquisition Synergies: we were able to achieve acquisition-related synergies well in excess of internal and external targets

•	Customer Service: we were selected as the #1 overall drilling contractor by customers in our industry for the third consecutive year

Executive Compensation Highlights

Our executive compensation philosophy is based on the principle that the creation of shareholder value is the paramount measure of executive officer performance, and that this principle should be reflected in overall compensation. The business objectives against which we measure our performance include:

•	profitable financial performance;

•	preservation of a strong balance sheet;

•	strategic and opportunistic enhancement of our asset base;

•	positioning assets in markets that offer prospects for long-term growth in profitability;

•	safety and environmental performance;

•	operational efficiency; and

•	customer satisfaction.
We believe that achievement of these business objectives will contribute to growth in shareholder value. We stress the importance of these objectives through the structure of our executive compensation program by placing the majority of executive pay at risk and subjecting a significant portion of each officer's potential compensation to specific annual and long-term performance requirements.

Voting Matters and Board Recommendation

Election of Directors	FOR each Nominee
Ratify Auditors and Fees	FOR
Advisory Vote to Approve U.K. Statutory Accounts	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR
Advisory Vote to Approve Director Remuneration	FOR
Amendment of Articles of Incorporation to Declassify the Board of Directors	FOR
Share Repurchase Program	FOR

Board Nominees

Name	Age	Class	Principal Occupation	Committees

Francis S. Kalman	65	II	Former Executive Vice President of McDermott International, Inc. (Retired)	Audit
Roxanne J. Decyk	60	II	Former Executive Vice President of Global Government Relations for Royal Dutch Shell plc (Retired)	Will be determined upon election
Mary Francis CBE	64	II	Former Senior Civil Servant in British Treasury and Prime Minister's Office	Will be determined upon election

Amendment to Articles of Incorporation

Our Articles of Incorporation currently provide that the Board of Directors be divided into three classes with each class elected to serve a three-year term. Our proposed amendment would eliminate the classification of the Board of Directors such that the term of all directors will be one year.

Share Repurchase Program

In connection with the termination of the ADS facility and the conversion to Class A ordinary shares during the second quarter of 2012, our previously executed share purchase agreements with two investment banks became of no effect by their own terms. Our proposed resolution would authorize the Company to repurchase up to $2 billion of the Company's issued Class A ordinary shares. Any shares purchased pursuant to these purchase agreements would be cancelled.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.   What is a proxy statement and what is a proxy?

A proxy statement is a document that the U.S. Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Meeting, Daniel W. Rabun and Brady K. Long.

2.   Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement, proxy card and 2012 annual report (the "proxy materials") in connection with the solicitation by our Board of Directors of proxies to be voted at our Meeting. The proxies also may be voted at any continuations, adjournments or postponements of the Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Meeting. We are first sending the proxy materials to shareholders on or about 8 April 2013. All shareholders as of the close of business on 28 March 2013 are entitled to receive notice of, attend and vote at the Meeting or, subject to our Articles of Association, any adjournment or postponement of the Meeting. A list of all shareholders of record entitled to vote at the Meeting is on file at our principal executive offices, 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Meeting. Changes to entries on the register after this time will be disregarded in determining the rights of any person to attend or vote at the Meeting.

3.   Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.

4. Why did I not receive a Notice?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all of your holdings this year. If you would like to change the method of delivery, please follow the instructions set forth in Question 7.

5. How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card, voting instruction card from your broker or Notice.

6. Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials, including our 2012 annual report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.

7. Can I choose the method in which I receive future proxy materials?

There are three methods in which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and Access: The Company furnishes proxy materials over the Internet and mails a Notice to most shareholders.

•
E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically, at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.

•
Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If you are voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.

If you are a beneficial owner, you should consult the directions provided by your broker, bank or other nominee with respect to how you receive your proxy materials and how to vote your shares.

If there are multiple shareholders residing at the same address, you may inform us as to whether you wish to receive in the future one set of proxy materials per household or one set of proxy materials per person by calling or emailing as set forth above.

8. Can I vote my shares by completing and returning the Notice?

No, the Notice simply instructs you on how to vote.

9.   When and where is the Meeting, and who may attend?

The Meeting will be held on 20 May 2013 at 8:00 a.m. London time at 6 Chesterfield Gardens, London, W1J 5BQ, United Kingdom. Shareholders may attend the Meeting.

10.   What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of Computershare Investor Services PLC, our transfer agent, you are a "shareholder of record." We sent the Notice directly to you.

If your shares are held for you in the name of your broker or bank, your shares are held in "street name" and you are considered the "beneficial owner." Either the Notice or the proxy materials have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other shareholder of record on how to vote your shares by using the voting instruction card included in the mailing.

11.   How do I attend the Meeting? What do I need to bring?

Shareholders of Record. If you are a shareholder of record and plan to attend the Meeting, please bring the Notice and photo identification. Shareholders of record who do not present Notices at the Meeting will be admitted only upon verification of ownership at the admission counter.

Beneficial Owners. If you are a beneficial owner and plan to attend the Meeting, you must present proof of your ownership of Ensco shares as of 28 March 2013, such as a bank or brokerage account statement, and photo identification. If you wish to vote at the Meeting, you must also bring a legal proxy as described in the answer to Question 17.

12.   What are my voting choices for each of the resolutions to be voted on at the Meeting?

With respect to each resolution, you may vote "for," or "against" or to "abstain." We have majority voting for the election of directors. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast are cast in favour of the resolution to elect or re-elect the director. In determining the number of votes cast in respect of any resolution, shares that abstain from voting or that are otherwise not voted will not be treated as votes cast.

Resolutions 1 through 9 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of resolutions 1 through 9 will be approved if a majority of the votes cast are cast in favour thereof. Resolutions 10 and 11 will be proposed as special resolutions, which means, assuming a quorum is present, each of resolutions 10 and 11 will be approved if a 75% majority of the votes cast are cast in favour thereof. With respect to the non-binding advisory votes on resolutions 7, 8 and 9, the result of the vote will not require the Board of Directors or any committee thereof to take any action. However, our Board of Directors values the opinions of our shareholders as expressed through their advisory votes on such non-binding resolutions and other communications. Accordingly, the Board of Directors will carefully consider the outcome of the advisory votes on resolutions 7, 8 and 9.

13. What are our Board's recommendations on how I should vote my shares?

Our Board recommends that you vote your shares as follows:

Resolution 1-	FOR the ordinary resolution to re-elect Francis S. Kalman as a director of the Company.
Resolution 2-	FOR the ordinary resolution to elect Roxanne J. Decyk as a director of the Company.
Resolution 3-	FOR the ordinary resolution to elect Mary Francis CBE as a director of the Company.
Resolution 4-	FOR the ordinary resolution to ratify the Audit Committee's appointment of KPMG LLP as our U.S. independent registered public accounting firm for the year ended 31 December 2013.
Resolution 5-	FOR the ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under the U.K. Companies Act 2006.
Resolution 6-	FOR the ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors' remuneration.
Resolution 7-	FOR the non-binding advisory vote to approve the compensation of our named executive officers.
Resolution 8-	FOR the non-binding advisory vote to approve the Directors' Remuneration Report for the year ended 31 December 2012.
Resolution 9-	FOR the non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2012.
Resolution 10 -
FOR the special resolution to adopt new Articles of Association of the Company, which would declassify our Board and effectuate certain other non-substantive changes relating to the conversion of our ADSs to Class A ordinary shares.

Resolution 11 -	FOR the special resolution to approve the share repurchase program.

14.   Are there any other matters to be acted upon at the Meeting?

We do not know of any other matter to be presented or acted upon at the Meeting. If any matters not set forth in the Meeting notice included in the proxy materials are properly brought before the Meeting, the persons named in the enclosed proxy will vote on them in accordance with their best judgment.

15.   Who is entitled to vote at the Meeting?

You are entitled to vote if you owned shares as of the close of business on the record date, 28 March 2013. Each share is entitled to one vote and there is no cumulative voting. As of 28 March 2013, we had [•] shares outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of the Meeting and to attend and vote at the Meeting and any continuations, adjournments or postponements of the Meeting. In accordance with the Company's Articles of Association, voting on all resolutions will be conducted by way of a poll and not on a show of hands.

If you hold ADSs, you will not be able to vote at the Meeting. We strongly encourage you to submit your exchange form and, if applicable, surrender your ADSs for cancellation in accordance with the Notice of Termination and Amendment of ADR Facility for Ensco plc Shares previously sent to you by Computershare Trust Company, N.A., our Exchange Agent. If you need a copy of the Notice or the exchange form, please call Computershare Customer Service at 888.926.3470 (within the United States), or 732.491.0636 (outside the United States). Representatives are available from 8:30 a.m. to 6:00 p.m. ET, Monday through Friday. Additional information is available on our website, www.enscoplc.com. Holders of ADSs who have converted their ADSs after close of business on 28 March 2013 will be able to vote or give voting instructions at subsequent Meetings of the Company.

16.   What is the quorum required to hold the Meeting?

For purposes of the Meeting, shareholders present in person or by proxy who represent at least a majority of shares entitled to vote at the Meeting will constitute a quorum. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present or represented at the Meeting and are counted for quorum purposes. However, in determining the number of votes cast, shares abstaining from voting or not voted on a resolution will not be treated as votes cast.

17.   How do I vote?

Shareholders of Record: If you are a shareholder of record, you may vote your shares in person at the Meeting or appoint another person as your proxy to exercise any or all of your rights to attend and to speak and vote at the Meeting. You may appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by you). Such proxy need not be a shareholder of record.

To be valid, any proxy card or other instrument appointing a proxy must be received (completed, dated and signed) on or before 17 May 2013 by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by phone at 1-800-690-6903 or by submission via the Internet by going to www.proxyvote.com and following the instructions provided.

Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory's full title and provide a certificate or other proof of appointment.

The return of a completed proxy card will not prevent a shareholder from attending and voting at the Meeting.

Beneficial Owners: If you are a beneficial owner, your broker, bank or other nominee will arrange to provide materials and instructions for voting your shares. If you wish to attend the Meeting, you will need to bring evidence of your share ownership in the form of a recently-dated letter from your broker, bank or other nominee and proof of your identity. Upon verification of such evidence, you will be admitted to the Meeting at the invitation of the chair. In order to vote at the Meeting, you must obtain a legal proxy from your broker, bank or other shareholder of record and present it to the inspectors of election with your ballot.

Employees: If you are a current or former Ensco employee who holds shares in the Ensco Savings Plan, you will receive voting instructions from the trustee of the plan for shares allocated to your account. If you fail to give voting instructions to the trustee, your shares will be voted by the trustee in the same proportion and direction as shares held by the trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Ensco Savings Plan, your voting instructions for shares held in the plan must be received by 11:59 p.m. Eastern Time on 15 May 2013.

18.   What can I do if I change my mind after I vote?

Shareholders of Record: If you are a shareholder of record, you may revoke your proxy or otherwise change your vote by doing one of the following:

•
sending a written notice of revocation to our secretary at the registered office and headquarters of the Company, which must be received prior to the Meeting, stating that you would like to revoke your proxy;

•	by completing, signing and dating another proxy card and returning it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time to be received before the Meeting, or by submitting a later-dated proxy via the phone at 1-800-690-6903, in which case your later-submitted proxy will be recorded and your earlier proxy revoked;

•	if you voted electronically, by returning to www.proxyvote.com and changing your vote before the share voting cutoff time. Follow the same voting process, and your original vote will be superseded; or

•	by attending the Meeting and voting in person, though simply attending the Meeting without voting will not revoke your proxy or change your vote.

Beneficial Owners: If you are a beneficial owner, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker or other nominee before the applicable deadline. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to Question 17.

19.   What if I do not specify a choice for a resolution in my proxy?

If you sign and return your proxy card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted FOR the resolutions by the persons designated by the Board as your proxies.

20.   Will my shares be voted if I do not provide my proxy or instruction form?

If you are a shareholder of record and do not provide a proxy, you must attend the Meeting in order to vote. If you are a beneficial owner and hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote shares for which their customers do not provide voting instructions on routine matters. When a matter is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter. This is called a broker non-vote. For example, the ratification of the selection of independent auditors is considered a routine matter, and the brokerage firm can vote for against this resolution at its discretion, but the election of directors is not considered routine for these purposes.

21.   What does it mean if I receive more than one Notice?

If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted.

22.   Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask shareholders of record who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request we will reimburse such shareholders of record for the customary costs of forwarding the proxy material. We have retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies and anticipate that this will cost us approximately $13,000 plus certain out-of-pocket expenses.

23.   May shareholders ask questions at the Meeting?

Yes. The chairman of the Meeting will answer questions from shareholders during the designated question and answer period of the Meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders may be limited to two minutes each to present their question. When speaking, shareholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the Meeting. Shareholders will not be able to make statements.

24. Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspectors of election. The inspectors of election will be present at the Meeting.

25.   When will Ensco announce the voting results?

We will announce the preliminary voting results at the Meeting. We will report the final results in a Current Report on Form 8-K filed with the SEC.

26.   Does Ensco have a policy about Directors' attendance at the Meeting?

It is our policy that directors should attend annual Meetings of the shareholders. A regular Meeting of the Board of Directors is scheduled in conjunction with the Meeting. All directors attended the 2012 annual Meeting of shareholders.

27.   What can I do if I have audit concerns?

Under section 527 of the U.K. Companies Act 2006, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company's accounts (including the auditor's report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under section 527 of the U.K. Companies Act 2006, it must forward the statement to the Company's auditor not later than the time when it makes the statement available on the website. The business that may be dealt with at the Meeting includes any statement that the Company has been required under section 527 of the U.K. Companies Act 2006 to publish on a website.

28.   Who should I contact if I have additional questions?

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King. Shareholders may call toll-free at 1-800-859-8509, and banks and brokers may call collect at 1-212-269-5550. D.F. King may be reached by email at ensco@dfking.com.

Shareholders who have general queries about the Meeting also can call Ensco at 713-789-1400 and ask for the Investor Relations department (no other methods of communication will be accepted). You may not use any electronic address provided either in this notice of Meeting or any related documents (including the proxy materials) to communicate with the Company for any purposes other than those expressly stated.

OWNERSHIP OF VOTING SECURITIES

The following tables show amounts and percentages of our Class A ordinary shares (the only class of our securities outstanding and eligible to vote) ("shares") owned beneficially as of 28 March 2013 by (i) each person or group known by us to beneficially own more than 5% of our outstanding shares; (ii) each of our directors and director nominees, including employee directors; (iii) our named executive officers identified in the 2012 Summary Compensation Table (the "Named Executive Officers"); and (iv) all of our current directors and executive officers as a group.
Beneficial Ownership Table

Beneficial Ownership(1)
Directors and Executive Officers:	Amount	Percentage
Daniel W. Rabun	[•]	[•]
Chairman, President and Chief Executive Officer, Director
James W. Swent III	[•]	[•]
Executive Vice President and Chief Financial Officer
J. Mark Burns	[•]	[•]
Executive Vice President and Chief Operating Officer
P. Carey Lowe	[•]	[•]
Senior Vice President - Eastern Hemisphere
Kevin C. Robert	[•]	[•]
Senior Vice President - Marketing
William S. Chadwick, Jr.	[•]	[•]
Former Executive Vice President and Chief Operating Officer
David A. B. Brown	[•]	[•]
Director
J. Roderick Clark	[•]	[•]
Director
Roxanne J. Decyk	[•]	[•]
Director Nominee
Mary Francis CBE	[•]	[•]
Director Nominee
C. Christopher Gaut	[•]	[•]
Director
Gerald W. Haddock	[•]	[•]
Director
Francis S. Kalman	[•]	[•]
Director and Director Nominee
Thomas L. Kelly II	[•]	[•]
Director
Keith O. Rattie	[•]	[•]
Director
Rita M. Rodriguez	[•]	[•]
Director
Paul E. Rowsey, III	[•]	[•]
Director
All current directors and executive officers as a group (18 persons, including those named above)	[•]	[•]
____________________

(1)	As of 28 March 2013, there were [•] shares outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

RESOLUTIONS 1, 2 AND 3

1.
AN ORDINARY RESOLUTION TO RE-ELECT FRANCIS S. KALMAN AS A DIRECTOR OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2014, IF RESOLUTION 10 IS APPROVED BY THE SHAREHOLDERS; OR TO RE-ELECT FRANCIS S. KALMAN AS A CLASS II DIRECTOR OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2016, IF RESOLUTION 10 IS NOT APPROVED BY THE SHAREHOLDERS.

2.
AN ORDINARY RESOLUTION TO ELECT ROXANNE J. DECYK AS A DIRECTOR OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2014, IF RESOLUTION 10 IS APPROVED BY THE SHAREHOLDERS; OR TO ELECT ROXANNE J. DECYK AS A CLASS II DIRECTOR OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2016, IF RESOLUTION 10 IS NOT APPROVED BY THE SHAREHOLDERS.

3.
AN ORDINARY RESOLUTION TO ELECT MARY FRANCIS CBE AS A DIRECTOR OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2014, IF RESOLUTION 10 IS APPROVED BY THE SHAREHOLDERS; OR TO ELECT MARY FRANCIS CBE AS A CLASS II DIRECTOR OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2016, IF RESOLUTION 10 IS NOT APPROVED BY THE SHAREHOLDERS.

Our existing Articles of Association provide that our Board is divided into three classes (Classes I, II and III), each consisting of, as nearly as possible, one-third of the Board. Each class of directors has a staggered three-year term. Our existing Articles of Association specify that our Board will be composed of not less than three nor more than fifteen directors.
The current term for our Class II directors will expire at the Meeting. The current term for our Class III directors will expire at the 2014 annual general meeting of shareholders, and the current term for our Class I directors will expire at the 2015 annual general meeting of shareholders.
Francis S. Kalman is an incumbent Class II director and has been nominated by our Board for re-election at the Meeting. Rita M. Rodriguez and Thomas L. Kelly II, our remaining Class II directors, will retire at the Meeting. Roxanne J. Decyk and Mary Francis CBE have been nominated by our Board for election at the Meeting.

If resolution 10 is successfully passed by the shareholders, new Articles of Association of the Company will be adopted with the result that there will be only one class of directors of the Company and the Board will no longer be divided into three classes of directors. The new Articles of Association would provide that each of the directors would be required to stand for re-election annually. To the extent that certain classes of directors have been appointed for fixed terms (including the director nominees), such terms would cease to apply on adoption of the new Articles of Association and all directors would be subject to a one-year term that would expire at our next annual general meeting. As a result, each of the three nominees standing for election at this Meeting would, if elected, serve for a one-year term expiring at the 2014 annual general meeting of shareholders. If, however, resolution 10 is not successfully passed by the shareholders, the nominees standing for election at this Meeting will, if elected pursuant to the above resolutions, serve as Class II directors with terms expiring at the annual general meeting of shareholders to be held in 2016.

We have majority voting for election of directors. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a simple majority of the votes cast are cast in favour of the resolution to re-elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. You may cast your vote for or against the resolutions in resolutions 1, 2 or 3 or abstain from voting your shares on one or more of these resolutions.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolutions in resolutions 1, 2 and 3.

Nominees

Francis S. Kalman; age 65; Former Executive Vice President of McDermott International, Inc. (Retired)
Mr. Kalman became a director in May 2011 in connection with our acquisition of Pride International, Inc. ("Pride"), where he had served as a director since 2005. Mr. Kalman served as Executive Vice President of McDermott International, Inc., a leading engineering, procurement, construction and installation company focused on executing complex offshore oil and gas projects worldwide, from 2002 until his retirement in 2008 and as Chief Financial Officer from 2002 until 2007. From 2000 to 2002, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc., from 1999 to 2000, he was a principal of Pinnacle Equity Partners, LLC, from 1998 to 1999, he was Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation and from 1996 to 1997, he was Senior Vice President and Chief Financial Officer of Keystone International, Inc. Mr. Kalman currently serves as a senior advisor to a private investment subsidiary of Tudor, Pickering, Holt & Co., LLC, which specializes in direct investments in upstream, midstream and oilfield service companies. Mr. Kalman is a principal of Ancora Partners, LLC, a private equity group, and also serves on the board of directors and audit committee of Kraton Performance Polymers, Inc. Mr. Kalman has a Bachelor of Science degree in Accounting from Long Island University. Mr. Kalman currently serves on our Audit Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Kalman should serve as a director include experience in executive leadership and strategic planning for various international energy service companies, experience in accounting, auditing and financial reporting for global organizations and financial expertise generally in the oil and gas industry.

Roxanne J. Decyk; age 60; Former Executive Vice President of Global Government Relations for Royal Dutch Shell plc (Retired)

Ms. Decyk retired as Executive Vice President of Global Government Relations for Royal Dutch Shell plc, a global oil and gas company, in December 2010, after serving in that position since 2009.  From 2008 until 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc, and from 2005 to 2008, she served as Corporate Affairs Director.  Prior thereto, Ms. Decyk was Senior Vice President-Corporate Affairs and Human Resources of Shell Oil Company and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk also serves as a Director of Alliant Techsystems Inc. and Petrofac Limited.  She earned a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign in English literature and a Juris Doctorate from Marquette University Law School.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Decyk should be nominated to the Board include her experience in various executive leadership positions for international, integrated energy companies, knowledge of the demands and expectations of our core customers, experience as a board member for public companies, and expertise in global government affairs.

Mary Francis CBE; age 64; Former Senior Civil Servant in British Treasury and Prime Minister's Office

Mrs. Francis is a former senior civil servant in the British Treasury and the Prime Minister's office and was subsequently Director General of the Association of British Insurers.  Since June 2004, she has served on the board of directors of Centrica plc, an integrated energy company, where she currently serves as Senior Independent Director, Chairman of the Corporate Responsibility Committee and Deputy Chairman of the Nominations Committee. In October 2012, she was appointed to the board of directors of Swiss Reinsurance Company Ltd, and she has been proposed for appointment to the board of the Swiss Re Group, subject to election at their AGM in April 2013. From 2005 to 2012, she served as a non-executive director of Aviva plc and from 2009 to 2012 she served as a non-executive director of Cable & Wireless Communications Plc.  She is also a former non-executive director of the Bank of England, Alliance & Leicester plc and St. Modwen Properties plc, and is a Senior Adviser to the international relations institute, Chatham House.  She earned an MA in History from Newnham College, University of Cambridge.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mrs. Francis should serve as a director include her experience as a director for various British and international public companies, experience as chair of board committees for several public companies, expertise in matters of corporate governance, and experience in senior positions within the UK government.

The Board recommends that shareholders vote FOR the ordinary resolution to re-elect Francis S. Kalman as a director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2014, if resolution 10 is approved by the shareholders; or to re-elect Francis S. Kalman as a Class II director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2016, if resolution 10 is not approved by the shareholders.
The Board recommends that shareholders vote FOR the ordinary resolution to elect Roxanne J. Decyk as a director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2014, if resolution 10 is approved by the shareholders; or to elect Roxanne J. Decyk as a Class II director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2016, if resolution 10 is not approved by the shareholders.
The Board recommends that shareholders vote FOR the ordinary resolution to elect Mary Francis CBE as a director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2014, if resolution 10 is approved by the shareholders; or to elect Mary Francis CBE as a Class II director of the Company for a term to expire at the annual general meeting of shareholders to be held in 2016, if resolution 10 is not approved by the shareholders.
Continuing Directors

Class III Directors (term expires at the annual general meeting of shareholders to be held in 2014, subject to the adoption of resolution 10)
David A. B. Brown; age 69; Chairman of the Board of Layne Christensen Company
Mr. Brown became a director in May 2011 in connection with the acquisition of Pride, where he had served as a director since 2001 and as chairman of the board since 2005. Mr. Brown currently is chairman of the board of Layne Christensen Company, a global water management, construction and drilling company. Mr. Brown served as President of The Windsor Group, Inc., a strategy consulting firm, from 1984 until 2005 and was chairman of the board of the Comstock Group, Inc. from 1988 to 1990. Mr. Brown is also a director of EMCOR Group, Inc. Mr. Brown served as a director of Marine Drilling Companies, Inc. from 1995 until 2001, when it was acquired by Pride, as a director of NS Group, Inc. from 2001 to 2006 and as a director of Petrohawk Energy Corporation from 2006 to 2007. Mr. Brown holds a Bachelor of Commerce degree and a Licentiate in accounting from McGill University and has been a Canadian Chartered Accountant since 1968. Mr. Brown also holds an MBA with Distinction from the Harvard Business School. Mr. Brown currently serves on our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Brown should serve as a director include experience as a director for various public companies, including experience as chairman of other public companies, specialized board experience within the offshore drilling industry, experience as chairman of audit committees for several public companies and expertise in strategic planning.
J. Roderick Clark; age 62; Former President and Chief Operating Officer of Baker Hughes Incorporated (Retired)
Mr. Clark has been one of our directors since May 2008. He served as President and Chief Operating Officer of Baker Hughes Incorporated, a top-tier oilfield service company for the oil and gas industry, from 2004 through January 2008. Before becoming President and COO, he served as Vice President, Marketing and Technology. Mr. Clark joined Baker Hughes Incorporated during 2001 as President of Baker Petrolite. He formerly served as President and CEO of Consolidated Equipment Companies Inc. He also formerly served as President of Sperry-Sun, a Halliburton company. Mr. Clark has held financial, operational and leadership positions with FMC Corporation, Schlumberger and Grace Energy Corporation. Mr. Clark serves as a director and a business consultant/advisor for Sammons Enterprises, Inc. and as a director of Rockwater Energy Solutions, an oilfield services company. He holds Bachelor of Arts and Master of Business Administration degrees from the University of Texas. Mr. Clark currently serves as chairman of our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Clark should serve as a director include his 31 years of experience in the oilfield services industry serving global markets, his drilling industry experience, his service as an executive officer in a Fortune 500 company, his corporate governance, compliance and risk management experience and his board and audit committee service for a public company engaged in tanker shipping operations.

Daniel W. Rabun; age 58; Chairman, President and Chief Executive Officer of the Company
Mr. Rabun has been one of our directors since March 2006, when he joined us as President. Mr. Rabun was appointed to serve as our Chief Executive Officer effective 1 January 2007 and elected chairman of our Board in May 2007. Before joining Ensco during 2006, Mr. Rabun was a partner at the international law firm of Baker & McKenzie LLP. Mr. Rabun provided legal advice and counsel to us for over 15 years before joining the Company and served as one of our directors during 2001. He has been a Certified Public Accountant since 1976 and a member of the Texas Bar since 1983. He holds a Bachelor of Business Administration degree in Accounting from the University of Houston and a Juris Doctorate degree from Southern Methodist University. He also served as chairman of the International Association of Drilling Contractors during 2012.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Rabun should serve as a director include his international experience and perspective, long-standing relationship with and understanding of the Company, experience with strategic transactions, financial acumen and experience working with companies in the global oil and gas industry.
Keith O. Rattie; age 59; Former Chairman, President and CEO of Questar Corporation and Former Chairman of QEP Resources (Retired)
Mr. Rattie has been one of our directors since May 2008. He serves as a director of Questar Corporation, a natural gas focused energy company, and as director of QEP Resources, an independent natural gas and oil exploration and production company. Mr. Rattie previously served as President of Questar from February 2001 until July 2010, Chief Executive Officer from May 2002 until July 2010 and chairman from May 2003 until July 2010. Previously, Mr. Rattie served as non-executive chairman of Questar Corporation and QEP Resources from July 2010 to July 2012. He also previously served as Vice President and Senior Vice President of Coastal Corporation (a diversified energy company). Prior to joining Coastal, he spent 19 years with Chevron Corporation in various engineering and management positions, including as general manager of Chevron's international gas unit. Mr. Rattie serves as a director of Zions First National Bank, a subsidiary of Zions Bancorporation, and is a past chairman of the board of the Interstate Natural Gas Association of America. He also serves as a director of Rockwater Energy Solutions (an oilfield services company) and is on the company's compensation and audit committees. He holds a Bachelor of Science degree in Electrical Engineering from the University of Washington and a Master of Business Administration degree from St. Mary's College. Mr. Rattie currently serves as chairman of our Audit Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Rattie should serve as a director include his extensive background and experience in the energy industry, his prior and current engineering and management positions, his experience as a chief executive officer in general and with respect to management, stewardship, investor and stakeholder relationships in particular and his knowledge of global equity markets.

Class I Directors (term expires at the annual general meeting of shareholders to be held in 2015, subject to the adoption of resolution 10)
C. Christopher Gaut; age 56; Chairman and CEO of Forum Energy Technologies, Inc.
Mr. Gaut has been one of our directors since May 2008. He serves as chairman and CEO of Forum Energy Technologies, Inc., a publicly traded global provider of manufactured equipment and products to the energy industry. Mr. Gaut previously served as a managing director of SCF Partners, a Houston, Texas based private equity firm that engages in investment in and acquisition of energy service companies. Prior to joining SCF Partners, he served as President of Halliburton Company's Drilling and Evaluation Division from January 2008 until April 2009. Mr. Gaut also previously served as Executive Vice President and Chief Financial Officer of Halliburton Company, one of the world's largest providers of products and services to the energy industry. He is chairman of the board of directors of the Reservoir Group, a private company in the energy industry. Mr. Gaut holds a Bachelor of Arts degree in Engineering Sciences from Dartmouth College and a Master of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. Mr. Gaut currently serves on our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Gaut should serve as a director include his vast experience in the drilling and oilfield services industries, having served in executive positions with several companies in the energy service sector, and his strong background in finance, operations, and investments in the global energy sector.

Gerald W. Haddock; age 65; Private Investor
Mr. Haddock has been one of our directors since 1986. During 2000, he founded Haddock Enterprises, LLC, an entrepreneurial development company concentrating in private investments and transactions, including oil and gas and real estate, located in Fort Worth, Texas, and has served as its President since that time. Mr. Haddock formerly served as President and Chief Operating Officer of Crescent Real Estate Equities Company from 1994 to 1996 and as President and CEO of Crescent Real Estate Equities Company from 1996 to 1999. During 2005, Mr. Haddock joined the board of directors of Meritage Homes Corporation and has served on its executive compensation committee since 2005. In addition, he was named chairman of its nominating and corporate governance committee during 2006 and appointed to its audit committee during 2009. Mr. Haddock is a former board member of Cano Petroleum Inc., having served from late 2004 through October 2008. Mr. Haddock holds Bachelor of Business Administration and Juris Doctorate degrees from Baylor University. He also received a Master of Laws in Taxation degree from New York University and a Master of Business Administration degree from Dallas Baptist University. Mr. Haddock currently serves on our Audit Committee and our Nominating and Governance Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Haddock should serve as a director include his experience and expertise in financial, business and legal matters with significant involvement in corporate governance, financial and tax matters, his knowledge and expertise in international tax and business activities, his service as a Chief Executive Officer and President of a publicly-traded real estate company and his extensive service on our Board and on other public company boards, including service on audit, executive compensation, nominating and corporate governance committees.

Paul E. Rowsey, III; age 58; CEO of Compatriot Capital, Inc.
Mr. Rowsey has been one of our directors since 2000. He currently is the Chief Executive Officer of Compatriot Capital, Inc., a real estate investment and operating company. Prior to joining Compatriot, he was a founder and the managing partner of E2M Partners, LLC, a sponsor and manager of private real estate equity funds and an affiliate of Compatriot. He serves as a member of the board of directors of Powdr Corporation, one of the largest alpine skiing and outdoor sports companies in the United States, based in Park City, Utah, KDC Holdings, a national real estate investment and development firm based in Dallas, Texas, Village Green Holding, a multi-family housing management and development firm based in Farmington Hills, Michigan and JLB Partners, LLC, a multi-family housing development firm based in Dallas, Texas. Mr. Rowsey is a 1977 magna cum laude graduate of Duke University with a degree in management science and a 1980 cum laude graduate of Southern Methodist University School of Law. Mr. Rowsey has been appointed as the Board's Lead Director and currently serves as the chairman of our Nominating and Governance Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Rowsey should serve as a director include his expertise in financial, business and legal matters, his extensive negotiating experience in complex business transactions and his general business acumen.
RESOLUTIONS 4, 5 AND 6

4.	AN ORDINARY RESOLUTION TO RATIFY THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED 31 DECEMBER 2013.

5.
AN ORDINARY RESOLUTION TO RE-APPOINT KPMG AUDIT PLC AS OUR U.K. STATUTORY AUDITORS UNDER THE COMPANIES ACT 2006 (TO HOLD OFFICE FROM THE CONCLUSION OF THE MEETING UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY).

6.	AN ORDINARY RESOLUTION TO AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS' REMUNERATION.
Our Audit Committee has appointed the U.S. accounting firm of KPMG to serve as our U.S. independent registered public accounting firm for the fiscal year ending 31 December 2013. KPMG has served as our U.S. independent registered public accounting firm for the fiscal year ended 31 December 2002 and every year thereafter, having been duly appointed by the Board or by the Audit Committee in conformity with then-applicable rules. Our Audit Committee has appointed KPMG Audit Plc, the U.K. affiliate of KPMG, to serve as the statutory auditors under the U.K. Companies Act 2006. KPMG Audit Plc has served as our statutory auditors since our re-registration as a public limited company in December 2009. Our Audit Committee approves, on an annual basis, KPMG Audit Plc's remuneration as our statutory auditors after authorization by our shareholders. We are asking our shareholders to authorize the Audit Committee to determine KPMG Audit Plc's remuneration as statutory auditors in accordance with the Audit Committee's procedures and applicable law. Representatives of KPMG and KPMG Audit Plc are expected to be present at the Meeting to respond to questions as appropriate and to make a statement should they so desire.
The Board recommends that shareholders vote FOR the ordinary resolution to ratify the Audit Committee's appointment of KPMG as our U.S. independent registered public accounting firm for the year ending 31 December 2013 and FOR the ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company) and FOR the ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors' remuneration.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolutions in resolutions 4, 5 and 6.
Independent Auditor Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation of and overseeing the work of our U.S. independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our U.S. independent registered public accounting firm.
Under the policy, we submit an itemized listing of all services to the Audit Committee for which pre-approval is requested. Such listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes an explanation as to why such service qualifies as a permitted non-audit service and why providing such service would not impair the independence of our U.S. independent registered public accounting firm.
Fees and Services

The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended 31 December 2012 and 2011 by KPMG and its affiliates were as follows (in thousands):

	2012	2011
Audit Fees(1)	$3,569	$4,066
Tax Fees(2)	11	100
	$3,580	$4,166
 ____________________

(1)
Includes fees for the audit of our annual consolidated financial statements and audit of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, reviews of condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, the audit of our U.K. statutory accounts, audits of certain subsidiary statutory accounts, attestation services and procedures conducted in connection with consents to incorporate KPMG's reports into registration statements filed with the SEC for each respective year.

(2)	Represents fees for tax compliance services.

Our Audit Committee pre-approved the services provided during 2012 and 2011 described above, in accordance with our Audit Committee's policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002, as amended. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act of 2002, as amended, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG were compatible with maintaining KPMG's independence and has determined that the provision of such non-audit services does not undermine KPMG's independence.

CORPORATE GOVERNANCE
Corporate Governance Guidelines

We have adopted a Corporate Governance Policy, which includes governance guidelines that assist the Board and its Committees in the exercise of their responsibilities under applicable law and the listing standards of the NYSE. These governance guidelines provide a framework for the Company's governance and the Board's activities, covering such matters as Board membership criteria, director independence, Board meetings, Board structure, Board access to management and independent advisors, limitations on outside directorships, conflicts of interest, director compensation, shareholder communications to the Board, director attendance at shareholder meetings, evaluation of Board and CEO performance, management succession planning, risk oversight, share ownership guidelines and other corporate governance practices and principles. The Corporate Governance Policy is available in the Corporate Governance section of our website (www.enscoplc.com). Paper copies also are available upon request without charge. Such requests should be directed to our Investor Relations Department at 5847 San Felipe, Suite 3300, Houston, Texas 77057.
Governance Practices

Our ethics, governance and compliance practices address all NYSE content requirements, including an annual self-evaluation of the Board and its committees and annual reviews of the committee charters, as reflected in our ethics policy and governance guidelines. Our governance practices provide that the independent directors conduct regular executive sessions without management, chaired by the Lead Director, and a formal annual evaluation of our CEO's performance. The Board fulfilled these requirements during 2012.
Director Nominations

Our Nominating and Governance Committee, with direct input from the chair of the Board and other Board members, primarily is responsible for identifying and screening candidates for nomination to Board membership. Additionally, when and as deemed appropriate, we may retain the services of a third party to identify, evaluate or assist the Committee and Board in evaluating potential director nominees. Our Board is responsible for nominating individuals to serve on our Board.
Pursuant to our Corporate Governance Policy, candidates nominated for election or re-election to our Board should possess the following qualifications:

•	personal characteristics, including:

•	highest personal and professional ethics, integrity and values,

•	an inquiring and independent mind, and

•	practical wisdom and mature judgment;

•	experience at the policy-making level in business, government or education;

•
expertise that is useful to our Company and complementary to the background and experience of other Board members (e.g., previous executive and board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable);

•	willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;

•	willingness to represent the best interests of all shareholders and objectively appraise management performance; and

•	no involvement in activities or interests that create a conflict with the director's responsibilities to us and our shareholders.
The Committee will evaluate the qualifications of each director candidate, including nominees recommended by shareholders, against these criteria in making recommendations to our Board concerning director nominations. The Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the criteria listed above as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favourably in considering individual candidates. The Committee may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose.
The Committee will consider director nominations timely made by shareholders pursuant to the requirements of our Articles of Association referred to in the "Information Concerning Shareholder Proposals for the 2014 Annual General Meeting" section of this proxy statement. Any such nomination also must comply with the other provisions contained in our Articles of Association relating to nominations of persons for election to the Board. We did not receive any nominations for director made by any person or group beneficially owning more than 5% of our shares by the date specified in Article 46.2 of our Articles of Association.
Director Independence

The Ensco Corporate Governance Policy states that a substantial majority of the Board shall be independent, as the term is defined therein and by SEC rules and NYSE Corporate Governance Standards. Except as respects their directorships, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board's standing committees. In this regard, our Board has affirmatively determined that all director nominees and directors (with the exception of Mr. Rabun) are independent and have no material relationship with us. Accordingly, a substantial majority of our Board currently is independent as defined above.
As respects the independence determination relating to Mr. Gaut, our Board made its determination with knowledge that he has served as chairman and CEO of Forum Energy Technologies, Inc., a publicly traded global provider of manufactured equipment and products to the energy industry, since August 2010. Forum has certain business relationships with Ensco, primarily involving incidental oilfield services and equipment, and Ensco paid Forum $1,866,322, $1,932,284 and $336,089 in 2012, 2011 and 2010, respectively. Our Board concluded that this relationship has not and will not affect the independence of Mr. Gaut and that he is independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards.
Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under this policy, the other directors shall then meet in private session, determine whether the change of occupation impacts the director's independence or creates a conflict of interest and decide whether to accept or reject the pro-forma resignation.
Each of our directors has prepared a Director Declaration of Interest, disclosing existing or potential conflicts of interest, in conformity with U.K. law, custom and practice. The declarations are reviewed by the Board annually. The Board conducted an annual review of Director Declarations of Interest during the Board meeting on 28 February 2012.
Board Structure

Mr. Rabun serves as our Chairman, President and CEO. The Board believes that Mr. Rabun is well-qualified to serve as Chairman of the Board. The Board also believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for our Company at the present time is for the CEO to also serve as chair of the Board, a structure that has served Ensco well for many years. The Board has authority to modify this structure to best address the Company's unique circumstances and advance the best interests of all shareholders as and when appropriate. Also, the Board has established the position of Lead Director, who is to be appointed or re-appointed by the Board annually from among the independent directors.
The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, members of senior management and oversight of the Company's operational, fiscal and risk management activities. These governance practices are reflected in the Ensco Corporate Governance Policy and the standing committee charters, all of which are available on our website.
Relevant provisions of the Ensco Corporate Governance Policy include:

•
Independent directors meet at regularly scheduled executive sessions outside the presence of the CEO and other Company personnel at each regular Board meeting and may convene additional executive sessions during any Board meeting or by notice of a special Board meeting, which any two directors may cause to be called.

•	Independent directors have open access to Ensco's management and independent advisors, such as attorneys or auditors.

•	Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.

•
The Lead Director acts as chair of executive sessions of the independent directors and serves as the interface between the independent directors and the CEO in communicating the matters discussed during executive sessions. The Board believes that this structure facilitates full and frank discussions among all independent directors. The Ensco Corporate Governance Policy further describes the functions of the Lead Director as follows:

•
assist and advise the chair as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing Company operations;

•	approve, in concert with the chair, Board meeting agendas and meeting schedules;

•
advise the chair as to the quality, quantity and timeliness of the information submitted to the Board by the Company's management that is necessary or appropriate for the independent directors to perform their duties effectively and responsibly;

•	develop the agendas for and serve as chair of executive sessions of the Board's independent directors;

•	serve as principal liaison between the independent directors and the chair in respect of Board issues;

•	participate in recommendations regarding recruitment of new directors, management succession planning and annual Board performance and CEO evaluations; and

•	serve as acting chair of the Board when the chair is not present.
Board of Directors Meetings and Committees

The Board met nine times during the year ended 31 December 2012. The Board of the Company has three standing committees, the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. During 2012, each incumbent director attended at least 75% of the meetings held by the Board and the committees of which he or she was a member.
Our Board has affirmatively determined that all director nominees and directors (with the exception of Mr. Rabun) are independent, as the term is defined by SEC rules and the Corporate Governance Standards of the NYSE, and have no material relationships with us. Accordingly, a majority of our Board currently is independent as required by SEC rules and NYSE Corporate Governance Standards. The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board. Only independent directors serve on the Board's standing committees.

Audit Committee

We have established and maintain an Audit Committee, which operates under a charter, in accordance with the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Committee appoints our U.S. independent auditors to examine, review and audit our consolidated financial statements, reviews the general scope of services to be rendered by the independent auditors and pre-approves and authorizes payment of the associated fees, reviews our financial condition and results of operations and makes inquiries as to the adequacy of our internal controls over financial reporting. Our Committee met 12 times during 2012. The Committee currently consists of Chairman Rattie, Messrs. Haddock and Kalman and Dr. Rodriguez, all of whom meet the independence criteria for audit committee members prescribed by the SEC and NYSE. None of the members of our Committee serve on more than three U.S. public company audit committees. During 2012, Mr. Rattie became Chairman and Mr. Kalman replaced Mr. Brown as a Committee member.
Our Board has determined that each of the four members of the Committee meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board and the Committee considered the relevant academic and professional experience of the Audit Committee members.
Compensation Committee

The principal functions of our Compensation Committee, as set forth in its charter, are to review and approve executive compensation, including matters regarding our various benefit plans, independently or in conjunction with our Board, as appropriate. In 2012, the Committee met eight times. The Committee currently consists of Chairman Clark, Vice Chairman Kelly and Messrs. Gaut and Brown, all of whom meet the independence criteria prescribed by the NYSE for service on a compensation committee. During 2012, Mr. Clark became Chairman, Mr. Kelly became Vice Chairman and Mr. Brown replaced Mr. Kalman as a Committee member.
The Committee has an Executive Compensation Subcommittee, which consists of Chairman Clark and Messrs. Kelly and Brown, all of whom qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code. This subcommittee has been delegated authority to qualify compensation paid by the Company for deductibility under Section 162(m) of the Internal Revenue Code.
Nominating and Governance Committee

The principal functions of our Nominating and Governance Committee, as set forth in its charter, are to select, identify and screen candidates for nomination to our Board, to recommend the composition of committees of our Board, to recommend our slate of officers and to oversee and recommend matters of corporate governance, independently or in conjunction with our Board, as appropriate. During 2012, the Committee met four times. The Committee currently consists of Chairman Rowsey, Mr. Haddock and Dr. Rodriguez, all of whom meet the independence criteria prescribed by the NYSE for service on a nominating committee.
Director Attendance at the Meetings of Shareholders

The Ensco Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings of shareholders that may be duly convened. All of the ten directors serving on the Board at the time of the 2012 annual general meeting of shareholders attended the meeting.

Code of Business Conduct

Our Code of Business Conduct Policy, (our "Ethics Policy"), applies to all of our directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Our Ethics Policy addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, antitrust and anti-bribery, including the U.K. Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act. No waivers of the provisions of our Ethics Policy have been requested or granted since the Ethics Policy was first issued on 1 November 2002.
Our Ethics Policy provides for confidential and anonymous submission to a management committee of reports of non-compliance with our standards, policies, practices and procedures and also establishes a means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to our Board.
Hotline Reports and Investigations

We have established a process by which shareholders, employees and other interested parties may communicate directly with our Board, any committee of the Board, the non-employee directors as a group or any individual director. This process, which is available on our website (www.enscoplc.com), provides a means for submission of such interested parties' communications via an independent, third-party mail-forwarding service. Such communications may also be submitted by mail, addressed as follows: Ensco Shareholder Communications, 5600 W. Lovers Lane, Suite 116, Box #120, Dallas, Texas 75209-4330. Mail so addressed will be forwarded directly to the then-presiding chair of our Board's standing committees and cannot be viewed by management. Additionally, a telephonic hotline system was established in 2011. This service is provided by an independent third party, and hotline inquiries (which may be made anonymously) are investigated and addressed by a Company management committee working under the direction of, and reporting regularly to, the Audit Committee.
Risk Management Oversight

The Board and its committees are actively involved in oversight of risks that could impact our Company. At each regular meeting, the Board reviews the Company's financial condition and results of operations. The Board annually approves a capital budget, with subsequent approval required for any significant variations. The Board also receives periodic reports regarding the Company's insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.
On behalf of the Board, the Audit Committee plays a significant role in oversight of risks associated with the Company's financial performance, internal and external audit functions, legal and tax contingencies and other exposures. The Company's independent auditors, the Director of Global Internal Audit and the Chief Compliance Officer report to the Audit Committee at each regular quarterly meeting. The Audit Committee reviews and approves the annual internal audit plan and also receives reports on all internal audits. Hotline reports and related investigations conducted pursuant to our Ethics Policy are reviewed in executive session of the Audit Committee with the Chief Compliance Officer. On a quarterly basis, the Vice President, General Counsel and Secretary reports to the Audit Committee on legal matters that may have a significant impact upon the Company's financial statements. In a similar fashion, the Vice President-Tax submits a quarterly report to the Audit Committee on tax matters that may have a significant impact on the Company's financial statements.
The Nominating and Governance Committee and the Compensation Committee also have roles in risk management. In consultation with its compensation consultants, the Compensation Committee endeavours to establish performance goals for the Company's various compensation plans that are intended to drive behaviour that does not encourage or result in any material risk of adverse consequences to the Company or its shareholders. The Committees and Board also are actively involved in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of our Chairman, President and Chief Executive Officer to continue the performance of his functions and responsibilities.
We maintain an enterprise risk management program designed to identify significant risks to us. Our risk management department is responsible for implementing the program, which involves the identification of risks within and facing the Company, the assessment of existing and required mitigation plans for those risks and ongoing monitoring of both. The risk management department meets with a cross-functional Enterprise Risk Committee on a quarterly basis to assess risk trends, identify new potential risks and review mitigation plans. The Enterprise Risk Committee reports its results to the Board on a quarterly basis. The Board reviews the identified risks, mitigation plans and quarterly monitoring reports.
Governance Transparency

Our Board, its standing committees and management are committed to continually pursuing best practices of corporate governance, accountability and transparency. The Corporate Governance section of our website (www.enscoplc.com) contains our Audit Committee Charter, the Nominating and Governance Committee Charter, the Compensation Committee Charter, the Ensco Corporate Governance Policy and our Ethics Policy. Additional data available in the Corporate Governance section of our website includes information on the composition and functions of the Board and its committees as well as instructions for submission of hotline reports and submission of general shareholder communications to our Board. Additionally, our website has a link to our public filings with the SEC, including equity ownership reports by our directors and executive officers required under Section 16 of the Exchange Act.
Related Party Transactions

In accordance with our Audit Committee Charter, except with respect to compensatory agreements with our directors or officers that fall within the purview of the Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between our Company, any of our subsidiaries or affiliates and any of our directors or officers, or relatives or affiliates of any such directors or officers, to ensure that such related party transactions are fair and are in our overall best interest. There were no related party transactions required to be reported for 2012.
Compensation Committee Interlocks and Insider Participation

During 2012, Messrs. Brown, Clark, Gaut, Kalman and Kelly served on our Compensation Committee. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking director/executive officer or under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors of Ensco plc (the "Company") is composed of four independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. To fulfill its responsibilities, the Audit Committee of the Company met twelve times during the 2012 fiscal year.
Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.
The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgment, is expected to approve (as will be confirmed by a majority of the directors' signatures thereon), inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended 31 December 2012, to be filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee's review, the exercise of its business judgment, the discussions referred to above and reliance upon the Company's management and independent registered public accounting firm.
Submitted by the Audit Committee,
Keith O. Rattie, Chairman
Gerald W. Haddock
Francis S. Kalman
Rita M. Rodriguez
19 February 2013
The U.K. statutory auditor is responsible for conducting the statutory audit of the Company's U.K. statutory accounts in accordance with the requirements of the U.K. Companies Act 2006.
In accordance with the recommendation of our Audit Committee, our Board approved inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended 31 December 2012, and all of our directors acknowledged such approval by signing the Annual Report on Form 10-K as filed with the SEC on 22 February 2013.

COMPENSATION COMMITTEE REPORT
The functions of the Compensation Committee of the Board, among others, are to review and approve executive officer compensation and employee compensation matters, including matters regarding the Company's various benefit plans, and to continually assess the effectiveness of these programs in consideration of the stated compensation strategy, independently or in conjunction with the Board, as appropriate. The Committee operates independently of management.
The Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended 31 December 2012 with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the CD&A be included in the Company's proxy statement on Schedule 14A for the Meeting to be filed with the SEC.
Submitted by the Compensation Committee,

J. Roderick Clark, Chairman
Thomas L. Kelly II, Vice Chairman
David A. B. Brown
C. Christopher Gaut

12 March 2013
In accordance with the recommendations of the Compensation Committee, our Board approved inclusion of the CD&A in this proxy statement on 12 March 2013.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion & Analysis ("CD&A"), which also constitutes part 1 of our Directors' Remuneration Report, describes our compensation practices and the executive compensation policies, decisions and actions of our Compensation Committee and its Executive Compensation Subcommittee (referred to collectively as the "Committee"). CD&A focuses specifically on compensation earned during 2012 by our CEO, CFO and the other current executive officers listed as named executive officers in our Summary Compensation Table, collectively referred to in CD&A as our named executive officers ("NEOs").
Compensation Philosophy Overview

Our executive compensation philosophy is based on the principle that the creation of shareholder value is the paramount measure of executive officer performance, and that this principle should be reflected in overall compensation. The business objectives against which we measure our performance include:

•	profitable financial performance;

•	preservation of a strong balance sheet;

•	strategic and opportunistic enhancement of our asset base;

•	positioning assets in markets that offer prospects for long-term growth in profitability;

•	safety and environmental performance;

•	operational efficiency; and

•	customer satisfaction.
We believe that achievement of these business objectives will contribute to growth in shareholder value. We stress the importance of these objectives through the structure of our executive compensation program by placing the majority of executive pay at risk and subjecting a significant portion of each officer's potential compensation to specific annual and long-term performance requirements.

Characteristics of Our Programs that Align Management and Directors with Shareholders:

•	Vast majority of officer pay at risk based on annual financial performance and growth in long-term shareholder value

•	50% of officers' equity awards subject to achievement of specific performance criteria

•	Executive and director share ownership guidelines (increased for directors in 2012)

•	Minimum holding periods for stock and options until share ownership guidelines are met (new for 2013)

•	Compensation clawback that applies to cash and equity awards

•	Prohibitions on the pledging (new for 2013) or hedging of company stock

•	Prohibition on buyouts of underwater options (new for 2013)

•	Prohibition on repricing of stock option awards

•	Prohibition on share/option recycling

•	No excise tax gross-ups

•	No single-trigger change-in-control severance benefits

•	No single-trigger vesting of time-based equity awards in a change-of-control

2012 Business Highlights

2012 was a record year for Ensco, with the best results in safety and earnings in the Company's history.

•	Safety: a Company-record TRIR of 0.47, well below the offshore drilling industry average and the best in the Company's history

•	Earnings: a Company-record for earnings, with $1.17 billion of net income

•	Shareholder Returns: our Total Shareholder Return ("TSR") of 27% for the year was #1 in our compensation peer group

•	Acquisition Synergies: we were able to achieve acquisition-related synergies well in excess of internal and external targets

•	Customer Service: we were selected as the #1 overall drilling contractor by customers in our industry for the third consecutive year

2012 Compensation Highlights

Below are highlights of the compensation-related decisions that impacted our NEOs during 2012:

•
NEO base salaries: excluding promotional increases, NEO salaries increased an average of 4.9% during 2012. Salaries rose an average of 10.7% during 2012, including promotional increases of 19.4% in the third quarter of 2012 for two of our NEOs in connection with promotions to the Executive Vice President ("EVP") level:

◦	Mr. Burns was promoted to the position of EVP & COO

◦	Mr. Swent was promoted to the position of EVP & CFO

•	Annual long-term incentive awards: in February 2012, the Committee approved annual long-term incentive awards for our NEOs, which were composed of 50% performance units and 50% time-vested restricted shares. The Committee made additional grants to Messrs. Burns and Swent in the third quarter of 2012 to recognize their promotions and to bring the value of their target annual long-term incentive awards to a level appropriate for their new positions in light of competitive market data.

•
Annual formula-derived bonuses for 2012 performance paid out at 147.3% of target: we exceeded our 2012 annual goals for Earnings Per Share from continuing operations ("EPS"), Return on Net Assets Employed Before Interest and Taxes ("RONAEBIT"), and Safety, as well as our Strategic Team Goals ("STGs") in our Ensco Cash Incentive Plan ("ECIP").

•
Long-term performance units paid out at 154.6% of target: for the three-year performance period ending 31 December 2012, we achieved a rank of 1st out of 10 performance peer group companies in TSR performance, and while our average annual return on capital employed ("ROCE") for the period (8.5%) was below our absolute target, it ranked 4th out of 10 performance peer group companies.

2012 ECIP Payout (percent of target)			2010 - 2012 LTIP Payout (percent of target)

Measures	Performance Level		Measure	Performance Level
EPS[1]	$5.51	(139% of target)	TSR (relative)	36.7%	(1st out of 10)
RONAEBIT	9.7%	(133.3% of target)	ROCE (relative)	8.5%	(4th out of 10)
Safety (TRIR)	0.47	(200% of target)	ROCE (absolute)	8.5%	(target 12.0%)
STGs	3.1	(155% achievement)
____________________
1EPS excludes $0.28 per share relating to a non-recurring income tax charge associated with the restructuring of certain subsidiaries of Pride and a non-recurring income tax charge associated with the pre-acquisition operations of Pride. Excluding these adjustments, the percent of target achieved would have been 104.9%.
Throughout CD&A, we use the terms "compensation peer group" and "performance peer group" and derivations thereof. For a complete description of our compensation peer group companies and the rationale for their selection, see "Benchmarking" below in this CD&A. For a list of our performance peer group companies and the rationale for their selection, see "Long-Term Incentives" below in this CD&A. For further information regarding performance measure definition, see "Components of 2012 Compensation" below.
Alignment of Pay and Performance

Absolute Alignment: Net Realizable Pay by Year vs. TSR
The chart and accompanying table below demonstrate the alignment of CEO "net realizable pay" with Ensco's TSR performance by year. Net realizable pay for each year includes:

•	Annual Cash Compensation: salary and annual incentive earned for each fiscal year

•	Net Change in Realizable Time-based Equity: the sum of:

◦	Realized equity value (Value realized upon exercise of options + Value realized upon vesting of restricted stock)

◦	Change in Realizable Equity Value (Change in year-end "in the money" value of exercisable options + Change in year-end value of unvested restricted shares)

•	Long-term Performance Unit Plan Payout: for the performance period ending in the most recent fiscal year.
CEO Realizable Pay: Well Aligned with Annual Performance

CEO Realizable Pay ($ Thousands)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
Indexed TSR
110
100
90
80
70
60
50
40
30
20
10
0
$1,919
$5,689
$7,835
$7,153
$10,960
2008
2009
2010
2011
2012
Salary
Bonus
Change in Realizable Equity
LTIP Cash Payout
TSR Indexed to 2007

As shown, CEO realizable pay opportunities by year have been well aligned with the returns experienced by our shareholders.

Relative Alignment: Realizable Pay as a Percent of Target vs. Performance Against Peers
In order to demonstrate the alignment of CEO pay relative to peers, we compared (a) CEO realizable pay as a percent of target total direct compensation for the three-year period from 2010 to 2012 to (b) our performance relative to our performance peer group over the same period.

Components of Relative Alignment Review
	Target Total Direct Compensation (3 year cumulative)	Realizable Total Direct Compensation
Base salary	Actual salary paid in each year	Actual salary paid in each year
Annual Incentive	Target annual incentive opportunity	Actual cash bonus earned for each year
Stock Options	Grant date value of target annual award	In-the-money value of vested options granted during period - valued at 12/31/2012
Restricted Stock	Grant date value of target annual award	Value of all shares granted during period - at 12/31/2012
Performance Units	Grant date value of target annual award	• Amount earned: for awards granted and earned based on performance during period • Target award: for awards granted during period but still outstanding at end of period - valued at 12/31/2012

The results of this review for pay opportunities granted to our CEO for the fiscal years 2010-2012 are presented in the chart below.
CEO Realizable Pay: Well Aligned With Performance Relative to Peers

200%
133%
100%
0%
CEO Realizable Pay As a Percent of Target
Pay Above Target
Performance Above Median
ESV
Pay Below Target
Performance Below Median
0%ile
50%ile
83%ile
100%ile
Ensco TSR & ROCE Performance vs. Peers 2010 - 2012

Advisory Vote on Executive Compensation and Shareholder Outreach

At our 2012 annual general meeting, we received 105,576,944 votes in favour of our executive compensation program, 72,756,232 votes in opposition, and 2,163,939 abstentions, for total support of 58%. The Committee values shareholders' input on the design of our executive compensation program. We recognize that, although our proposal was approved, there was significant opposition to our 2011 program.
Before and after our 2012 vote, we contacted and received feedback from shareholder advisory groups as well as a significant number of our shareholders regarding our executive compensation programs and practices. Following those conversations, we made changes to our programs intended to further align executive and director interests with those of our shareholders:

•	Increased required levels of ownership for directors under our share ownership guidelines;

•	Established a minimum holding requirement for stock and options granted to executive officers until the share ownership guidelines are met;

•	Formalized our policy against cash buyouts of underwater options by amending our long-term incentive performance plan ("LTIP") to prohibit such transactions;

•	Instituted a prohibition on the pledging of Company shares by officers or directors; and

•	Changed our approach to performance unit awards in our LTIP from cash-settled units to stock-settled units beginning with our 2013 awards.

The Committee believes that our programs are structured to deliver realized pay that is commensurate with performance and that we have a pay for performance approach to executive pay that holds management accountable for producing profitable growth. The Committee also believes that we have adopted multiple compensation governance "best practices," as presented at the beginning of CD&A.
We believe that opposition to our 2011 program largely was driven by the fact that our true post-merger organizational size was not accurately reflected in third-party assessments of CEO pay and performance alignment. We expect that the changes listed above, along with third-party assessments giving effect to a full year of post-acquisition revenues, will clearly demonstrate our long-term alignment of pay and performance.
Executive Compensation Program Design

In support of our philosophy that executive performance should be measured (and rewarded) based on the creation of shareholder value, and in continued support of our business objectives, we designed our executive compensation programs to accomplish the following primary goals:

•	Attract, retain and motivate highly qualified individuals capable of leading us to achieve our business objectives;

•
Pay for performance by providing competitive pay opportunities that result in realized pay which increases when we have strong financial performance and declines when we have weak financial performance; and

•	Ensure alignment with shareholders through an emphasis on long-term equity-based compensation and enforcement of robust share ownership guidelines.
Executive officer compensation is composed of base salary, cash bonus and long-term incentives, each of which contributes to the accomplishment of our compensation program goals.

Principal Components of Executive Compensation Program		Primary Goals of our Executive Compensation Program
		Attract/ Retain/ Motivate	Pay for Performance	Shareholder Alignment
Base salary	• Current (fixed) cash payment is an essential factor in attracting and retaining qualified personnel	X
Annual Cash Bonus	• Provided to executive officers through the ECIP • Awards are tied to achievement of specific annual financial, operational, safety and strategic goals	X	X	X
Long-term incentives
•   Provided through a combination of:
• Restricted shares
• Performance unit awards
•   Promotes alignment with shareholders by tying the majority of executive compensation to creation of long-term shareholder value and encouraging executives to build meaningful equity ownership stakes
		X	X	X

We refer to the three principal components as "Total Direct Compensation," as shown in the diagram below.

Defining Target Total Direct Compensation

ANNUAL (TOTAL CASH)	Base Salary	FIXED

	Target Annual Incentive Opportunity (ECIP)	VARIABLE/ AT RISK

LONG-TERM (EQUITY)	Expected Value of Performance Units at Target (LTIP)
Grant Date Value of Restricted Stock

We generally target the 50th percentile, or median, of our competitive market for base salaries and target incentive opportunities. However, the Committee believes that realized executive officer compensation generally should:

•	Exceed the market median during years of exemplary performance relative to our compensation peer group companies; and

•	Be below the market median during years of poor performance relative to our compensation peer group companies.
Based upon a review of our executive compensation program performed by Pearl Meyer & Partners ("PM&P") in November 2012, we found that target Total Direct Compensation ("TDC") for our NEOs as a group fell just below the market median.
Various factors may affect the relationship between target TDC and the market reference point for individual executives, including: retention concerns; tenure and job responsibilities; year-over-year volatility of market data; internal equity considerations; and differences in the strategic value of individual positions.
No changes were made to 2012 targeted compensation levels as a result of this review, although the Committee has approved some changes to targeted pay opportunities for 2013, as discussed in greater detail below, intended to bring our NEOs closer to the targeted (i.e., median) level of the market.
The Committee annually reviews the mix of base salary, cash bonus and long-term incentives. It does not target a fixed percentage allocation among the compensation elements, but generally aims to provide the majority of NEO compensation opportunities in the form of incentive compensation, with an emphasis on long-term incentives as shown in the executive summary.
Compensation Methodology and Process

Role of the Committee's Consultant
In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Committee relies on outside experts to assist in its deliberations. During 2012, the Committee received compensation advice and data from PM&P, which has served the Committee as an independent compensation consultant since November 2008.

PM&P was engaged by the Committee to provide counsel regarding our compensation philosophy and practices, including executive and non-employee director compensation. Regarding executive compensation, the services provided to the Committee by PM&P during 2012 included a review of the principal components of compensation (base salary, cash bonus and long-term incentives), peer group selection (both compensation and performance peers), pay for performance assessment, and short and long-term incentive plan design. In respect of non-employee director compensation, PM&P reviewed the Company's philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and non-employee director equity award programs. In connection with these reviews, PM&P provided the Committee comparative market assessments of executive and non-employee director compensation levels, including information relative to compensation trends and prevailing practices.
In addition to providing the Committee information regarding compensation trends in the general marketplace, compensation practices of other companies in the drilling and oilfield services industries and regulatory compliance developments, PM&P also evaluated certain data that our Human Resources Department submitted to the Committee regarding incentive compensation calculations for awards payable under the ECIP and LTIP.
The Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. In making this determination, the Committee noted that during 2012:

•
PM&P did not provide any services to the Company or management other than services requested by or with the approval of the Committee, and its services were limited to executive and director compensation consulting. Specifically, aside from administration of industry-specific surveys in which Ensco is a participant, PM&P does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

•	The Committee meets regularly in executive session with PM&P outside the presence of management;

•	PM&P maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;

•	Fees paid to PM&P by Ensco during 2012 were less than 1% of PM&P's total revenue;

•	None of the PM&P consultants working on Company matters had any business or personal relationship with Committee members;

•	None of the PM&P consultants working on Company matters (or any consultants at PM&P) had any business or personal relationship with any executive officer of the Company; and

•	None of the PM&P consultants working on Company matters own Company stock.

The Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Role of Management
The Committee also received data regarding compensation trends, issues and recommendations from management, including Michael K. Wiley, Vice President, who attends all Committee meeting general sessions. In determining compensation for our executive officers other than the CEO, our CEO reviews market compensation information and individual performance factors and recommends compensation adjustments to the Committee.
Compensation Benchmarking
We compete for executive-level talent with oilfield service companies as well as other industries and professions. To provide guidance to the Committee, comparative salary data are obtained from several sources, including PM&P, industry-specific surveys, and compensation peer company proxy statements. Each year PM&P reviews with the Committee the composition of the compensation and performance peer groups, and as a result of that review we made the following changes to our 2012 compensation peer group (in part as a result of feedback from shareholders and proxy advisors):

•	Removed: Nabors Industries

•	Added: McDermott International

Our compensation peer group, which was approved by the Committee for 2012 in consultation with PM&P, was composed of 13 drilling and oilfield services companies of a similar overall size and historical financial performance.
2012 Compensation Peer Group Companies

Ticker	Company Name	Primary Business	Financial Size
			2012 Fiscal Year Revenues ($MM)	December 2012 Market Cap ($MM)

BHI	Baker Hughes	Oilfield Services	$21,361	$17,959
NOV	National Oilwell Varco	Oilfield Services	$20,041	$29,179
WFT	Weatherford Intl	Oilfield Services	$15,215	$8,558
RIG	Transocean	Drilling	$9,196	$16,052
CAM	Cameron Intl	Oilfield Services	$8,502	$13,929
FTI	FMC Technologies	Oilfield Services	$6,151	$10,182
SPN	Superior Energy Svcs	Oilfield Services	$4,568	$3,267
NE	Noble Corp	Drilling	$3,547	$8,800
MDR	McDermott International	Oilfield Services	$3,642	$2,599
HP	Helmerich & Payne	Drilling	$3,152	$5,922
DO	Diamond Offshore	Drilling	$2,987	$9,448
OII	Oceaneering	Oilfield Services	$2,783	$5,804
RDC	Rowan Companies plc	Drilling	$1,393	$3,884

	75th Percentile		$9,196	$13,929
	MEDIAN		$4,568	$8,800
	25th Percentile		$3,152	$5,804

ESV	Ensco plc		$4,301	$13,767
	Percentile ranking		48%ile	75%ile
The Committee, in consultation with its independent compensation consultant, reviews the compensation peer group annually to ensure that it provides an appropriate reference point in terms of the business focus and financial size of the companies in the group. The Committee will conduct a similar review during 2013.
Chief Executive Officer Compensation
Our independent directors believe the principal components of compensation for our CEO should be subject to their consultation and concurrence. As provided in the Committee charter, the CEO's base salary, cash bonus, long-term incentive equity and performance unit awards are reviewed and approved by the Committee following consultation with and concurrence by our independent directors.
The base salary for our CEO is reviewed annually, consistent with our salary administration policy for all executive officers as discussed above. The Committee considers adjustments to base salary based upon a subjective evaluation of our CEO's contributions to our progress in achieving certain business objectives and by reference to the median salary paid to chief executive officers of our compensation peer group companies.
In evaluating 2012 CEO performance and administering Mr. Rabun's overall compensation, our Committee, in consultation with our independent directors, considered the following performance-related factors:

•	Mr. Rabun's success in managing our business in a year where we achieved record results for net income and safety

•	Successful completion of the Company's acquisition of Pride, including realization of key synergies during 2012

•	His role in the Company's continued track record of operational excellence and superior customer service

•	His work in strategically positioning the Company, its management team, and its fleet to achieve long-term growth opportunities.
Clawbacks
We have compensation recoupment policies in place in the ECIP and through our LTIPs. Using this authority, the Committee will seek to claw back or reduce the size of cash incentive awards or proceeds from equity incentive awards for executive officers who violate our Code of Business Conduct Policy, or in the case of certain financial restatements (including application of the provisions of the Sarbanes-Oxley Act of 2002, as amended, in the event of a restatement of our earnings).
Compensation Risk
The Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Committee continually monitors the Company's general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Committee has determined that the Company's compensation plans and policies do not encourage excessive risk taking.
The Committee also paid particular attention to potential unintended consequences associated with establishment of ECIP and performance unit award goals and related measurement criteria. In formulating such goals and performance criteria, the Committee focused on matters such as safety performance, financial performance, relative TSR, absolute and relative ROCE and STGs. The Committee determined that such goals and performance criteria did not encourage participation in high-risk activities that are reasonably likely to have a material adverse effect on the Company.
In addition, the Committee believes that there are multiple governance characteristics of our compensation programs that serve to mitigate excessive risk taking. These risk-mitigating characteristics were listed in the section "Characteristics of Our Programs that Align Management with Shareholders" and several are discussed in greater detail below.
Hedging Policy
The Company has a Securities Trading Policy and Procedure that specifically prohibits NEOs and other employees from engaging in short-sales of the Company's shares or buying or selling any derivative securities of the Company in the form of call or put options or otherwise.
Pledging Policy
Beginning in 2013, the Company has adopted a policy prohibiting any form of pledging Company shares by any officer or director. The policy further provides that any shares that were subject to a pledging arrangement prior to 2013 will not be counted for purposes of our share ownership guidelines. The Committee requires that the officers and directors confirm annually that they do not hold any shares subject to a pledging arrangement. Mr. Haddock holds 13,574 shares in a collateral account as security for a loan. He has informed us that he has entered into a plan to cancel the pledging arrangement ratably over the next three years. To that end, in March 2013, he sold 3,000 shares that were previously held in the collateral account. Excluding the pledged shares, Mr. Haddock holds approximately twice the number of shares needed to satisfy our robust share ownership guidelines.

Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a U.S. federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to its principal executive officer, principal financial officer or any of its three other most highly-compensated officers (other than the principal executive officer and principal financial officer), unless such compensation meets certain specific requirements. The Committee considers the implications of Section 162(m) and generally prefers to grant awards that will be deductible without limitation where doing so will further the purposes of our executive compensation philosophy. The Executive Compensation Subcommittee, which consists solely of two or more "outside directors" as defined by Section 162(m), has authority to approve awards relative to our most highly-compensated officers. The Executive Compensation Subcommittee will, however, take into consideration the various other factors, together with Section 162(m) considerations, in making executive compensation decisions.
Components of 2012 Compensation

Base Salary
Our Committee generally designates the 50th percentile of our compensation peer group companies as a target for base salary because it believes our executive officers should receive a base salary that approximates the base salaries of their counterparts in the compensation peer group and other drilling and oilfield service companies.
During 2012, in light of salary movement in the competitive market and to recognize promotions for some NEOs, the Committee approved the following salary increases:

Executive	2011 Salary	2012 Salary	Percent Increase	Comment
Mr. Rabun	$950,000	$1,000,000	5.3%
Mr. Swent	$450,000	$525,000	16.7%	Promotion to EVP
Mr. Burns	$450,000	$550,000	22.2%	Promotion to EVP & COO
Mr. Lowe	$450,000	$475,000	5.6%
Mr. Robert	$375,000	$390,000	4.0%
Following the changes shown for 2012, salaries for our NEOs averaged slightly below the competitive market median as presented by PM&P.
Cash Bonus (ECIP)
Our Committee believes that a significant portion of executive officer bonus compensation should be tied to the performance of the executives as a group as measured by pre-established annual financial goals and non-financial goals, including safety performance, strategic team goals and individual goals.
Annual cash bonus opportunities for our executive officers and other key personnel are provided through the ECIP, a primary objective of which is to create a strong link between annual cash bonus awards and achievement of specific goals and objectives. The ECIP was approved by our shareholders effective 1 January 2005 and was re-approved by shareholders, including the material terms and the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code, at the 2011 annual general meeting.
Annual formula-derived cash bonuses for 2012 performance paid out at 147.3% of target. We exceeded our 2012 annual goals for EPS, RONAEBIT, Safety and STGs.
Impact of Discretion
The ECIP provides that failure to achieve some or all of the pre-established individual goals for executive officers could result in a reduction in the formula-derived award by up to 25%. Conversely, achievement of individual goals that significantly exceeds targeted performance could result in a discretionary increase of the formula-derived awards by up to 25%. The Committee's general intention and practice is to utilize sparingly individual discretionary adjustments to increase or decrease the formula-derived bonus amounts so that the overall impact of the individual goals does not significantly vary the total amount of bonus paid in any fiscal year.

In recognition of contributions toward the achievement of the Company's strategic objectives, the Committee increased the formula-derived bonuses for Messrs. Rabun and Lowe by 5% for the 2012 plan year.
The Committee also has authority to make discretionary awards to provide a means of redressing unanticipated inequities or to reward exemplary performance. However, this discretion only has been used in limited circumstances.
2012 Target Award Opportunities
The ECIP uses a performance band around our targeted goals in order to determine annual payments. For 2012, the Committee approved a range of performance at threshold, target and maximum levels for each of the performance measures in the plan. If the threshold for the year is not met, no bonus will be paid for that component. Payments are prorated for performance between threshold and target and between target and maximum for each component, with a maximum opportunity established at 200% of target (as shown in the diagram below).
The executive officer target bonuses shown below were intended to approximate the 50th percentile for target annual incentive opportunities in the competitive market data.

Executive	Pre-Promotion 2012 Target Opportunity (% of salary)			Post-Promotion 2012 Target Opportunity (% of salary)
	Threshold (0.5x target)	TARGET	Maximum (2.0x target)	Threshold (0.5x target)	TARGET	Maximum (2.0x target)
Mr. Rabun	50%	100%	200%	No change
Mr. Swent	32.5%	65%	130%	37.5%	75%	150%
Mr. Burns	32.5%	65%	130%	40%	80%	160%
Mr. Lowe	32.5%	65%	130%	No change
Mr. Robert	30%	60%	120%	No change
The Committee administered the ECIP bonus awards for 2012 through the application of pre-established performance measures. In relation to executive officer compensation, the bonus administration was formula-derived, based upon achievement of pre-established targets in terms of:

•	EPS (excluding certain one-time charges)

•
RONAEBIT calculated as operating income divided by net assets employed. Net assets employed represents average total assets less cash and cash equivalents, short-term investments and non-interest bearing liabilities except for accrued interest and ECIP obligation

•	Safety, as measured by TRIR

•	STGs
A formulaic review of our 2012 performance relative to pre-established goals resulted in a determination by the Committee that the overall formula-derived bonus calculation amounted to 147.3% of target prior to consideration of any individual discretionary adjustments (as discussed above). As noted previously, the Committee provided a 5% increase to the awards for Mr. Rabun and Mr. Lowe in recognition of their contributions toward the Company's achievement of our 2012 strategic objectives.

Actual 2012 Performance

Performance Measure	2012 Performance Goals			Actual Performance	Resulting % of Target Earned		Weighting	Weighted % of Target Earned
	Threshold (0.5 x target)	TARGET	Maximum (2.0x target)			x
EPS[1]	$4.37	$5.19	$6.01	$5.51	139%		32.5%	45.2%
RONAEBIT	7.8%	9.2%	10.7%	9.7%	133%		32.5%	43.3%
TRIR	0.67	0.70	0.58	0.47	200%		10%	20%
STGs	1.0	2.0	4.0	3.1	155%		25%	38.8%
TOTAL								147.3%
____________________
1EPS excludes $0.28 per share relating to a non-recurring income tax charge associated with the restructuring of certain subsidiaries of Pride and a non-recurring income tax charge associated with the pre-acquisition operations of Pride. Excluding these adjustments, the percent of target earned would have been 104.9%.

Individual Award Calculation

Executive Officer	Prorated 2012 Target Opportunity ($)		Weighted % of Target Earned	=	Formula-Derived ECIP Award	+	Discretionary Adjustment	=	Actual ECIP Award
		x
Mr. Rabun	$975,000		147.3%		$1,436,175		5%		$1,507,984
Mr. Swent	$338,906		147.3%		$499,209		—%		$499,209
Mr. Burns	$341,667		147.3%		$503,275		—%		$503,275
Mr. Lowe	$300,625		147.3%		$442,821		5%		$464,962
Mr. Robert	$229,500		147.3%		$338,054		—%		$338,054

The 2012 ECIP bonus payouts to our NEOs generally ranged between the 50th and 75th percentile of our compensation peer group companies.
2013 Awards
For the 2013 plan year, the Committee again approved three performance bands (a threshold, target and maximum) for each of the measures under the ECIP. The RONAEBIT measure was replaced with ROCE as it is a more common measure of financial performance. The other performance categories and weights are unchanged.
Following consideration of compensation data presented by PM&P in November 2012, the Committee has approved the following changes to target incentive opportunities for our NEOs in 2013, consistent with our philosophy of targeting market median pay opportunities:

Executive Officer	2012 Year-end Award Opportunity (as a % of Salary)	2013 Incentive Award Opportunity (As a % of Salary)
		Threshold (0.5x target)	Target	Maximum (2x target)
Mr. Rabun	100%	57.5%	115%	230%
Mr. Swent	75%	40%	80%	160%
Mr. Burns	80%	45%	90%	180%
Mr. Lowe	65%	35%	70%	140%
Mr. Robert	60%	32.5%	65%	130%

Long-Term Incentives
A longstanding objective of the Committee has been to motivate, reward and retain our executive officers by means of equity compensation through our LTIP. The value of equity awards over time bears a direct relationship to the market price of our shares, which the Committee believes will promote alignment with shareholders, instill a sense of ownership and shareholder perspective that will manifest itself in positive and sustainable long-term performance and provide a strong retentive element to our compensation program.
In order to accomplish these goals, our approach to long-term incentive compensation includes a combination of time-vested and performance-based equity awards, as shown in the table below.

Long-Term Incentive Approach

Device	Description	Percent of TARGET annual grant date value
Time-vested Restricted Shares	• Time vested awards vesting at the rate of 33.3% per year over three years. • Consistent with our general practices (and those among our peer group companies) our unvested shares of restricted stock have dividend and voting rights on the same basis as our outstanding shares.	50%
Performance Units	• Performance unit awards earned at the end of a three-year period subject to Company performance in terms of TSR relative to peers and ROCE relative to peers and an objective internal target (as described in greater detail later in this section). • Units earned may be settled in shares or cash, although it is our intention to settle these awards in shares beginning with the 2013 awards. • For awards settled in shares, dividends are accrued over the performance period and paid out at the end of the performance period based upon the actual number of shares earned.	50%

Share ownership guidelines
•   Intended to further encourage accumulation of share ownership,
NEOs are required to own shares having a fair market value of at least:

• CEO: 3x base salary
• EVPs: 2x base salary
• Other NEOs: 1x base salary

Officers who are not in compliance are required to retain any after-tax proceeds from vesting of shares or exercise of stock options in the form of shares until compliance is achieved.

The guidelines are included in our Corporate Governance Policy.

Our long-term incentive compensation program is designed to provide our executive officers aggregate long-term incentive award opportunities (i.e., assuming target performance) in amounts that approximate the median value of long-term incentives awarded to executive officers of our compensation peer group companies.
However, target opportunities also are based on an evaluation of individual performance. Consequently, in determining the target award amounts, the Committee considers market data, individual contributions, potential to impact long-term shareholder value and the need to provide a strong retentive component in executive officer compensation.
The program is reviewed continually to ensure that it is compliant and tax efficient with the overall objective of providing an optimum link between executive compensation and the creation of shareholder value.

Timing of Annual Awards
The Committee has adopted a single grant date for normal annual long-term incentive awards. The Committee also has a practice of granting special equity awards to newly-hired or promoted officers and key employees and may grant special equity awards to ensure the retention of officers and key employees and to further support our succession planning efforts. During 2012:

•	Annual performance-based and time-vested long-term incentive awards were granted on 1 March 2012 in the form of performance units and restricted shares consistent with the terms described above;

•
The Committee also approved additional grants of performance units and restricted shares to Messrs. Burns and Swent upon each officer's promotion. These additional awards were intended, in combination with the grants made in March 2012, to bring the total 2012 long-term incentive grant opportunities for both officers to the compensation market median for their positions, based upon competitive data provided by PM&P.

Performance Unit Award Design
The Committee believes utilization of time-vested equity awards provides compensation opportunities that are aligned with our shareholders, encourages accumulation of equity ownership and enhances retention. Furthermore, the Committee also believes that the use of an explicitly performance-based long-term incentive award (as part of our long-term incentive mix) provides an important additional incentive for executives. The Committee believes that doing so drives growth in shareholder value that exceeds our performance peer group and drives performance against specific longer-term financial goals.
Performance unit awards under the LTIP are earned based upon Company performance over a three-year cycle, using pre-determined absolute and relative measures, as shown in the diagram below.
Long-term Performance Plan Cycles

2012 Awards
The Committee granted performance unit awards to our executive officers based upon long-term absolute and relative performance criteria during 2012 for the performance period beginning 1 January 2012 and ending 31 December 2014, as described in the table below:

2012 Performance Award Matrix
Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	8 of 10 0.30	See Payout Schedule Below	1 of 10 2.33
Relative ROCE	25%	Rank Award Multiplier	8 of 10 0.30	See Payout Schedule Below	1 of 10 2.33
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33

For the purpose of the 2012 performance unit grants, the performance peer group against which we measure our performance is composed of the drilling companies listed below:

LTIP Performance Peers
Atwood Oceanics, Inc. Diamond Offshore Drilling Inc. Helmerich & Payne, Inc. Hercules Offshore, Inc. Nabors Industries Ltd. Noble Corporation Parker Drilling Company Rowan Companies plc Transocean Ltd
Our performance peer group is made up of drilling companies who have global operations and are engaged in offshore drilling. We have selected these companies as performance peers due to similarity of business focus, capital structure and competitive conditions as well as the fact they are potential competitors within our industry. In addition, we consider our performance peers to be companies with whom we compete for capital from the equity market and which our shareholders might consider as alternative investments to Ensco.
The performance peer group includes several companies from our compensation peer group along with four drilling companies not included in our compensation peer group (Atwood Oceanics, Hercules Offshore, Nabors Industries, and Parker Drilling). These companies are included as performance peers but not compensation peers due to:

•	Significantly smaller size and scope in comparison to Ensco, in the case of Atwood, Hercules and Parker; and

•	Differences in pay approach and structure among the NEO group, which create challenges for direct pay benchmarking, in the case of Nabors.
To account for the possibility of consolidation or other changes to the performance peer group over the performance period, actual performance will be measured against the companies that remain in the performance peer group at the end of the period. The schedule below provides a summary of how payout varies with performance depending upon the size of the performance peer group.

Relative Performance Measure Payout
(2012 - 2014 Performance Units)

Ensco Rank Against Peers	2012 - 2014 Award Multiplier (9 peers)	Multiplier (8 peers)	Multiplier (7 peers)
1	2.33	2.33	2.33
2	2.00	2.00	1.95
3	1.70	1.66	1.55
4	1.40	1.33	1.15
5	1.10	1.00	0.85
6	0.90	0.70	0.425
7	0.60	0.35	—
8	0.30	—	—
9	—	—
10	—

Target award opportunities for performance units granted to our NEOs under the LTIP during 2012 for the performance period beginning 1 January 2012 and ending 31 December 2014 were as follows:

2012 - 2014 Performance - Target Award Opportunities
Named Officer	Relative TSR (50%)	Relative ROCE (25%)	Absolute ROCE (25%)	Total (100%)
Mr. Rabun	$1,125,000	$562,500	$562,500	$2,250,000
Mr. Swent	$400,000	$200,000	$200,000	$800,000
Mr. Burns	$475,000	$237,500	$237,500	$950,000
Mr. Lowe	$305,000	$152,500	$152,500	$610,000
Mr. Robert	$300,000	$150,000	$150,000	$600,000

The Committee selected TSR and ROCE as the measures for the performance unit awards due, in part, to their prevalence in performance-based plans within our industry. Both measures also serve to align performance with shareholder interests and, as respects ROCE, constitute a meaningful measure of efficiency in a capital intensive industry.

•
TSR is defined as (i) dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period (ii) divided by the beginning share price of the performance period. Beginning and ending share prices are based on the average closing prices during the quarter preceding the performance period and the final quarter of the performance period, respectively.

•
ROCE is defined as (i) net income, adjusted for any nonrecurring gains and losses, plus after-tax net interest expense, divided by (ii) total equity as of 1 January of the respective year plus the average of the long-term debt balances as of 1 January and 31 December of the respective year.

For more detailed information, refer to the Grants of Plan-Based Awards Table and related footnotes. All 2012 restricted share and performance unit awards granted under the LTIP to our NEOs are reported in the "Grants of Plan-Based Awards Table."

Payout of 2010 - 2012 Performance Awards
Awards for the 2010 - 2012 performance period were subject to a similar performance matrix to that utilized for our 2012 grants and are expected to be paid in cash in April 2013. The tables below summarize the calculation of final payout for those awards:

Performance Measure	Actual Performance	Corresponding Multiplier	Weight		Weighted Average Multiplier
				=
Relative TSR	1st of 10	2.330	50%		1.16500
Relative ROCE	4th of 10	1.400	25%		0.35000
Absolute ROCE	8.5%	0.125	25%		0.03125
TOTAL					1.54625

Executive Officer	Target Value 2010 - 2012 Performance Cycle	x	Weighted Average Multiplier		Total Award
				=
Rabun	$1,674,000		1.54625		$2,588,423
Swent	$610,000		1.54625		$943,213
Burns	$610,000		1.54625		$943,213
Lowe	$610,000		1.54625		$943,213
Robert*	NA		NA		—
____________________
*Mr. Robert was not an employee of the Company during 2010.
2013 Annual Awards
Annual awards for the 2013 plan year were approved for each of our NEOs in February 2013. Pursuant to a review of our long-term incentive performance awards in light of changing market conditions and a desire to tie a greater portion of executive awards more directly to shareholder interests, we made the following changes to our program for 2013:

•
Shifted from cash payout to share payout: LTIP awards granted since 2009 have been denominated and settled in cash, but beginning with 2013 awards it is our intention to denominate and settle performance units in shares.

•
Eliminated absolute ROCE goal: in light of changing market conditions, and in a desire to more directly tie pay outcomes to performance relative to peers, performance for the 2013 - 2015 performance period will be based upon Relative TSR performance (50%) and Relative ROCE performance (50%) only.

Based upon input from PM&P regarding the additional upside performance leverage inherent in share denominated performance unit awards (as compared to cash denominated awards), we also adjusted the performance payout range for our 2013 awards, using the payout schedule below.
Relative Performance Measure Payout
(2013 - 2015 Performance Units)

Ensco Rank Against Peers	2013 - 2015 Award Multiplier (9 peers)	Multiplier (8 peers)	Multiplier (7 peers)
1	2.00	2.00	2.00
2	1.75	1.72	1.66
3	1.50	1.44	1.33
4	1.25	1.16	1.00
5	1.00	0.88	0.66
6	0.75	0.60	0.33
7	0.50	0.32	—
8	0.25	—	—
9	—	—
10	—
Presented in the table below are the 2013 target award opportunities approved for each of our NEOs and the corresponding number of restricted shares and performance units granted to our NEOs in February 2013.

2013 Target Award Opportunities

Name	2013 Target Value of Awards			2013 Awards[1]
	Restricted Shares Grant Date Value (50%)	Performance Unit Target Value (50%)	Total	Restricted Shares (#)	Performance Units (#)
Mr. Rabun	$2,500,000	$2,500,000	$5,000,000	42,846	42,846
Mr. Swent	$800,000	$800,000	$1,600,000	13,713	13,713
Mr. Burns	$950,000	$950,000	$1,900,000	16,284	16,284
Mr. Lowe	$610,000	$610,000	$1,220,000	10,455	10,455
Mr. Robert	$600,000	$600,000	$1,200,000	10,284	10,284
____________________
1 2013 long-term incentive awards were granted on 25 February 2013
Mr. Rabun's target long-term incentive award was increased from $4.5 million to $5 million for 2013 in order to bring his target total direct compensation closer to the market median, consistent with our compensation philosophy. Grant date value for restricted shares reflects the number of shares granted times the fair market value of our stock on the date of grant. Target value for performance unit awards reflects the number of performance units granted times the fair market value of our stock on the date of grant.
Other Executive Compensation Matters

Benefits
We offer health and welfare and retirement savings programs to all eligible employees. Our executive officers and management generally are eligible for the same benefit programs and on the same basis as our other employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs we offer include medical, wellness, pharmaceutical, dental, vision, life insurance and accidental death and disability insurance. Beginning in January 2009, we offered the U.S.-taxpaying employee participants in our health and welfare program the option of participating in a flexible spending account, thus permitting deferral of pre-tax dollars for use in paying qualified medical and childcare expenses.
Executive officers may participate on the same basis as other employees in the employer matching and profit sharing provisions of our defined contribution savings plans on a tax-deferred basis. For 2012, the maximum total matching contribution available to executive officers and other employees who participated in the Ensco Savings Plan (a qualified 401(k) plan) and 2005 Supplemental Executive Retirement Plans ("SERP") was 5% of eligible salary.
Discretionary profit sharing contributions, which are directly aligned with our financial performance and profitability, amounted to 10% of eligible wages for executive officers and other employees in respect of 2012. The profit sharing awards are determined annually by our Board, following due consideration of the recommendation of the Committee. The annual profit sharing distributions generally are limited to the lesser of 4% of annual net income or 10% of eligible employee wages. The matching contributions and profit sharing awards to our NEOs are reported in the "All Other Compensation" column of the Summary Compensation Table.
The 2005 SERP was created to provide an additional tax-deferred savings vehicle for certain highly-compensated employees, including our NEOs, whose participation in the profit sharing and 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. Executive officers who participate in the 2005 SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Committee and ratified by our Board. For 2012, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of annual ECIP bonus payments, consistent with prior years.
Executive officers who elect to defer compensation in the 2005 SERP must do so annually and may direct the investment of the amount deferred and retained by us. The 2005 SERP is administered by a third party, and deferred compensation may be invested in authorized funds similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis. Additional information regarding deferred compensation of our NEOs is reported in the Nonqualified Deferred Compensation Table.
Employment Contracts and Potential Post-Termination Payments
The Company has a contract in place with our CEO that provides for certain benefits upon termination. The contract does not provide for any gross-up payments to cover taxes incurred as a result of such termination-related benefits.
In connection with succession planning activities involving the initial employment of Mr. Rabun during 2006, the Committee and Board authorized a contract with Mr. Rabun as described below and under the heading "Potential Payments Upon Termination or Change in Control." In December 2009, our former Delaware parent corporation entered into an amendment to the employment offer letter agreement with Mr. Rabun, principally to address certain requirements of Section 409(a) of the Internal Revenue Code. The severance entitlements included in the original 2006 employment agreement did not change in the December 2009 amendment and restatement.
On 6 February 2006, we entered into an employment offer letter agreement with Mr. Rabun in connection with his appointment as our President and appointment as a member of our Board, as amended on 22 December 2009. Under the agreement, Mr. Rabun's initial annual base salary was set at $750,000, subject to annual review and adjustment. The agreement provided that he was eligible to receive an annual ECIP cash bonus for 2006 based upon performance against pre-established goals. Additionally, Mr. Rabun was granted 75,000 restricted shares and 100,000 share options with an exercise price of $47.12 per share, equal to the market value of our shares on 20 March 2006, the date Mr. Rabun's employment commenced ("Initial Grants"). The Initial Grants (to the extent not vested or exercised) are reported in the Outstanding Equity Awards at Fiscal Year-End Table. Pursuant to the agreement, Mr. Rabun was not eligible for an annual equity award under the LTIP during 2006.
In order to offset the loss of certain retirement entitlements attendant to his former position, we made a cash contribution of $1,100,000 to Mr. Rabun's SERP account as a discretionary employer contribution upon commencement of his employment pursuant to the agreement. This contribution was fully vested on the date of contribution. The agreement also provided that Mr. Rabun receive other benefits generally available to our executive officers and credited him with six years of prior service for purposes of determining normal retirement age under the terms of the LTIP.
Under the agreement, Mr. Rabun will be entitled to a severance payment of two times his most recent base salary and target bonus as well as immediate vesting of 20% of the Initial Grants if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or similar cause ("for cause") or he voluntarily terminates his employment for "good reason." Separately, in the event of an actual or constructive termination other than "for cause" within two years following a change in control, Mr. Rabun will be entitled to three times his most recent base salary and target bonus, as well as full vesting of all outstanding equity awards.
The severance protections described above renew annually unless terminated in writing by us with at least one-year prior notice.
Retirement and Other Benefits
All full-time U.S. taxpayer employees are eligible to participate in the Ensco Savings Plan, and beginning in January 2009, certain of our non-U.S. employees are eligible to participate in the Ensco Multinational Savings Plan. Executive officers and other key personnel are entitled to participate in the 2005 SERP. We do not have a defined benefit pension plan for our executive officers or our employees in the United States.
Perquisites and Other Personal Benefits
In conformity with our Committee's philosophy, and except as respects the redomestication benefits described below, our executive officers receive only limited perquisites involving items such as wholly or partially-paid club memberships and, on the same basis as other employees in our corporate headquarters, subsidized office parking. Our executive officers are eligible to receive company-paid or company-subsidized life insurance, medical and disability coverage on the same basis as our other employees.
Overseas Allowances and Reimbursements
We redomesticated from the United States to the United Kingdom in 2009. As part of the redomestication, the Committee and PM&P developed allowances and reimbursements for our executive officers who were asked to relocate to our principal executive offices in London. We review these allowances and reimbursements annually to determine whether they are appropriate. As described in further detail below, the Committee believes that these allowances:

•	have been instrumental in ensuring the continuity of our management team through the redomestication;

•	are competitively appropriate and consistent with the philosophy and objectives of our compensation program; and

•	have an incremental cost that is significantly outweighed by the economic and non-economic benefits of the redomestication to our shareholders.
Components: these allowances and reimbursements currently consist of:

•	foreign service premium equal to approximately 15% of the executive's base salary;

•	cost of living allowance equal to a percentage of the executive's base salary - approximately 15% for the CEO and approximately 16% for vice presidents and senior managers;

•	lump sum relocation allowance and standard outbound services, including "house hunting" trips, tax preparation services, home sales assistance, shipment of personal effects and other relocation costs;

•	monthly housing allowance;

•	monthly transportation allowance;

•	annual home leave allowance including air fare for the employee, spouse and eligible dependents;

•	eligible dependents' schooling assistance; and

•
reimbursement designed to equalize the income tax paid by the employee so that his or her total income tax costs will be no more or less than an amount that would have been incurred had the employee not accepted the expatriate assignment and, instead, remained in the home country in the same position.

Consistency with our compensation program philosophy & objectives: the Committee believes that the overseas allowances and reimbursements are consistent with the philosophy and objectives of our executive compensation program because:

•
They are "make-whole" payments, putting the executive officer in approximately the same financial position in which he or she would have been had he or she not been asked to relocate to London. They are eliminated in the event the executive is reassigned to his or her home country.

•
They promote stability among our members of our executive management team, some of whom may otherwise decide to retire or take positions with other companies based in the United States if they were put at a financial disadvantage caused by relocating to London.

•	They are internally consistent with the overseas allowances and reimbursements paid to our other salaried employees who relocate overseas at our request.

•
They maintain the alignment of the executive officers' interests with those of our shareholders as to our domicile, making the executive officer indifferent from a compensation perspective to the financial and personal aspects of the location of our corporate headquarters.

•	The components of the overseas allowances and reimbursements are customary for expatriate assignments in our industry.

Benefits of redomestication to our shareholders: The redomestication, which was designed to achieve various benefits to the Company and our shareholders, has been successful primarily due to the willingness of our executive officers to relocate to London. Specifically, by redomesticating to the United Kingdom, Ensco has realized the following benefits:

•
Increased proximity to our Eastern Hemisphere operations and to shipyards in Singapore and South Korea, where our newbuild drillships, semisubmersibles and jackup rigs are being constructed. A more advantageous time-zone overlap and reduced travel time have allowed us to better support, and improve executive oversight of, these operations.

•
Improved access to key customers in the United Kingdom and Europe without losing access to key customers elsewhere, as most of them routinely travel to London for financial, insurance and other matters.

•
Improved access to institutional investors in the United Kingdom and other European Union countries, increasing the frequency of our meetings with those parties in an effort to expand our investor base.

•
Enhanced perception (with customers and the investment community) of Ensco as an international deepwater driller. For instance, according to the EnergyPoint annual customer satisfaction survey in February 2013, we earned the #1 position in total satisfaction among offshore drilling contractors and top honours in 10 of 16 additional categories, including international.

•
Lower corporate tax rate and more beneficial tax treatment of repatriated earnings than we had in the United States. As a result of the redomestication and a corporate reorganization completed subsequent to the redomestication, we have achieved a global effective tax rate that is comparable to that of our global competitors and lower than it would have been had the redomestication not occurred. The reduction in taxes resulting from the redomestication has been considerably greater than the cost of overseas allowances and reimbursements for our executive officers who relocated to London, as well as all other incremental costs associated with establishing and maintaining our office in London.

For the reasons listed above, the Committee believes that the cost-benefit analysis for providing overseas allowances to relocated NEOs is clear. However, the overseas allowances and reimbursements remain subject to continued periodic review by the Committee to ensure that they are appropriate on an individual basis and as a whole and that they remain consistent with the philosophy and objectives of our executive compensation program.

EXECUTIVE COMPENSATION
Summary Compensation Table

The table below summarizes the total compensation earned by each of our NEOs for the fiscal years ended 31 December 2012, 2011 and 2010 and by a new NEO for the fiscal year ended 31 December 2012:
Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Daniel W. Rabun	2012	975,000	4,162,557	—	1,507,984	1,975,995	8,621,536
Chairman, President and Chief Executive Officer	2011	920,261	5,713,806	723,359	1,120,859	1,341,423	9,819,708
	2010	878,625	2,467,728	558,014	1,196,007	1,403,809	6,504,183
James W. Swent III	2012	484,375	1,598,655	—	499,209	655,506	3,237,745
Executive Vice President and Chief Financial Officer	2011	435,785	1,863,175	203,334	334,531	1,042,385	3,879,210
	2010	415,883	899,257	203,341	339,667	1,252,286	3,110,434
J. Mark Burns	2012	483,333	1,969,321	—	503,275	1,213,787	4,169,716
Executive Vice President and Chief Operating Officer	2011	435,785	1,863,175	203,334	334,531	554,265	3,391,090
	2010	415,883	899,257	203,342	295,362	980,068	2,793,912
P. Carey Lowe	2012	462,500	1,128,620	—	464,962	1,122,374	3,178,456
Senior Vice President—Eastern Hemisphere	2011	435,785	1,863,175	203,334	334,531	848,017	3,684,842
	2010	415,883	899,257	203,342	295,362	993,194	2,807,038
Kevin C. Robert	2012	382,500	1,110,144	—	338,054	275,131	2,105,829
Senior Vice President - Marketing
William S. Chadwick, Jr.	2012	400,000	7,659,675	—	471,360	193,470	8,724,505
Former Executive Vice President and Chief Operating Officer	2011	579,419	3,535,545	397,033	550,721	395,818	5,458,536
	2010	550,605	1,673,955	378,507	488,804	185,721	3,277,592
____________________

(1)
The amounts disclosed in this column include amounts voluntarily deferred under the Ensco Savings Plan and the 2005 Ensco Supplemental Executive Retirement Plan (referred to collectively along with the Ensco Supplemental Retirement Plan as the "SERP" in the Executive Compensation tables and related footnotes) as disclosed in the Nonqualified Deferred Compensation Table.

(2)	The amounts disclosed in this column represent the aggregate grant-date fair value of restricted share awards and performance unit awards as follows:

	Year	Restricted Share Awards ($)	Performance Unit Awards ($)	Total ($)
Daniel W. Rabun	2012	2,250,057	1,912,500	4,162,557
	2011	4,794,811	918,995	5,713,806
	2010	1,115,973	1,351,755	2,467,728
James W. Swent III	2012	800,380	798,275	1,598,655
	2011	1,626,800	236,375	1,863,175
	2010	406,682	492,575	899,257
J. Mark Burns	2012	950,171	1,019,150	1,969,321
	2011	1,626,800	236,375	1,863,175
	2010	406,682	492,575	899,257
P. Carey Lowe	2012	610,120	518,500	1,128,620
	2011	1,626,800	236,375	1,863,175
	2010	406,682	492,575	899,257
Kevin C. Robert	2012	600,144	510,000	1,110,144
William S. Chadwick, Jr.*	2012	4,046,467	3,613,208	7,659,675
	2011	3,065,269	470,276	3,535,545
	2010	757,039	916,916	1,673,955

*
Upon approval by the Board during 2012, all restricted share awards held by Mr. Chadwick that were not subject to the retirement provisions thereof were modified to accelerate full vesting on the retirement date. Performance unit awards granted to Mr. Chadwick during 2012 were modified to vest on a pro-rata basis, recognizing Mr. Chadwick's eight months of service during the performance period for such awards. Performance unit awards granted during prior years held by Mr. Chadwick were modified to accelerate vesting on the retirement date and to pay out at the target amount on each respective future payout date originally established at the grant-date, as if he remained employed by the Company.

The incremental fair values of the modified awards on the retirement date, as well as the grant-date fair values of restricted share awards and performance unit awards granted during 2012, were included above in the Summary Compensation Table. The aforementioned incremental fair value amounts attributable to the modification of Mr. Chadwick's awards were as follows:

	Restricted Share Awards	Performance Unit Awards	Total
William S. Chadwick, Jr.	$2,846,355	$2,593,208	$5,439,563
Grant-date fair value for restricted share and performance unit awards is measured using the market value of our shares on the date of grant and the estimated probable payout on the date of grant, respectively, as described in Note 8 to our 31 December 2012 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 22 February 2013. If the maximum level of payout is achieved under the 2012 performance unit award grants, the aggregate fair value of the related performance unit awards would be as follows:

Maximum Payout
Daniel W. Rabun	$5,242,500
James W. Swent III	$1,864,000
J. Mark Burns	$2,213,500
P. Carey Lowe	$1,421,300
Kevin C. Robert	$1,398,000
Performance unit awards may be settled in shares of the Company, cash or combination thereof at the Company's discretion; however, in 2012 the Compensation Committee determined that future awards should be settled in shares.

Performance unit awards were granted under the LTIP during 2010 for the performance period beginning 1 January 2010 and ending 31 December 2012. The performance measures and actual results were as follows:

Performance Measure	Weight		Threshold	Target	Maximum	Actual Results	% of Target Payout Achieved
Relative TSR	50%	Rank Award Multiplier	8 of 10 0.30	5 of 10 1.10	1 of 10 2.33	1	233%
Relative ROCE	25%	Rank Award Multiplier	8 of 10 0.30	5 of 10 1.10	1 of 10 2.33	4	140%
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33	8.5%	13%

Performance unit awards granted under the LTIP during 2010 for the performance period beginning 1 January 2010 and ending 31 December 2012 are expected to be paid to our NEOs in cash during April 2013 as follows:

	Relative TSR	Relative ROCE	Absolute ROCE	Total
Daniel W. Rabun	$1,950,210	$585,900	$52,313	$2,588,423
James W. Swent III	$710,650	$213,500	$19,063	$943,213
J. Mark Burns	$710,650	$213,500	$19,063	$943,213
P. Carey Lowe	$710,650	$213,500	$19,063	$943,213
William S. Chadwick, Jr.	$567,750	$283,875	$283,875	$1,135,500

(3)
The amounts disclosed in this column represent the grant-date fair value of share options. We did not grant share option awards during the year ended 31 December 2012. The grant-date fair value of each share option granted during prior years was estimated using the Black-Scholes option valuation model. Assumptions used in this model are disclosed in Note 8 to our 31 December 2012 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 22 February 2013.

(4)
The amounts disclosed in this column represent bonuses awarded for the 2012, 2011 and 2010 plan years pursuant to the ECIP. Such bonuses were awarded and paid during the following year based upon the achievement of pre-determined financial, safety performance and strategic team goals during the plan year. The 2012 amounts disclosed in this column include amounts voluntarily deferred under the SERP as follows: Mr. Rabun $1,507,984, Mr. Swent $249,605, Mr. Burns $115,753 and Mr. Lowe $46,496.

(5)
Under the ECIP, our executive officers and other management employees may receive an annual cash bonus based upon achievement of pre-determined financial, safety performance and strategic team goals. The ECIP uses performance bands to determine annual payments: a threshold, a target and a maximum for each of our executive officers. If the threshold for the fiscal year is not met, no bonus is paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

In February 2012, the Committee approved financial, safety performance and strategic team goals for our executive officers for the 2012 plan year. The ECIP performance measures and actual results for the executive officers for the 2012 plan year were as follows:
2012 ECIP PERFORMANCE MEASURES

Performance Measure	Weighting	Threshold	Target	Maximum	Actual Results*	% of Target Achieved**
EPS	32.5%	$4.37	$5.19	$6.01	$5.51	139.0%
RONAEBIT	32.5%	7.8%	9.2%	10.7%	9.7%	133.3%
Safety (TRIR)	10.0%	0.67	0.70	0.58	0.47	200.0%
STGs	25.0%	1.0	2.0	4.0	3.1	155.0%
TOTAL AWARD	100%					147.3%

____________________

*
EPS excludes a $0.28 per share non-recurring income tax charge associated with the restructuring of certain subsidiaries of Pride and a non-recurring income tax charge associated with the pre-acquisition operations of Pride. Excluding these adjustments, the percent of target achieved would have been 104.9%.

**	The Committee set a maximum percentage target achievement of 200% for 2012.
The Committee administered the ECIP bonus awards for 2012 by reference to pre-established performance measures and goals. The bonus administration, which was formula-derived and based upon achievement of pre-established financial, safety performance and strategic team goals, was processed following a 5% discretionary increase in the total formula-derived payouts for two of our NEOs, Messrs. Rabun and Lowe, as discussed in CD&A. During 2012, the Committee approved increases in base salaries for all of our NEOs, except Mr. Chadwick who retired during 2012. Additionally, the Committee approved increases to target incentive opportunities for Messrs. Burns and Swent to reflect promotions granted during 2012. Threshold, target and maximum estimated possible payouts for our NEOs were prorated to reflect the timing of salary and bonus opportunity changes made during the year. The threshold, target and maximum estimated possible payouts for our NEOs for the 2012 plan year are included in the "Grants of Plan-Based Awards Table."

(6)	See All Other Compensation Table.
Base salary for our executive officers is set relative to the median of a compensation peer group of oilfield service companies approved by our Committee. Our 2012 compensation peer group companies are described under the heading "Compensation Methodology and Process" in CD&A. Actual salaries are based on the Committee's assessment of each executive's overall contribution to the achievement of our business objectives as well as comparisons to similar positions at our compensation peer group companies.

All Other Compensation Table

The table below summarizes overseas allowances, premiums paid for group term life insurance, contributions to various benefit plans we sponsor and other payments (see footnotes) for the fiscal year ended 31 December 2012:
All Other Compensation Table
For the Year Ended 31 December 2012

Name	Overseas Allowances(1)	Group Term Life Insurance(2)	Ensco Savings Plan(3)	Profit Sharing Plan(4)	SERP(5)	Dividends on Non- Vested Restricted Share Awards(6)	Other(7)(8)	Total
Daniel W. Rabun	$1,577,832	$10,062	$12,500	$97,500	$36,250	$237,458	$4,393	$1,975,995
James W. Swent III	$438,004	$14,652	$12,500	$48,438	$11,719	$78,653	$51,540	$655,506
J. Mark Burns	$1,054,213	$6,622	$12,500	$48,333	$11,667	$76,134	$4,318	$1,213,787
P. Carey Lowe	$978,407	$5,175	$12,500	$46,250	$10,625	$63,824	$5,593	$1,122,374
Kevin C. Robert	$169,162	$1,973	$12,500	$38,250	$6,625	$41,621	$5,000	$275,131
William S. Chadwick, Jr.	$—	$9,652	$12,500	$40,000	$7,500	$73,051	$50,767	$193,470
 ____________________

(1)
In connection with the redomestication, the Committee and PM&P participated in development of allowances and reimbursements for our executive officers who attained expatriate status by relocating to our principal executive offices in London, as described in further detail under the heading "Overseas Allowances" in CD&A. Such benefits paid to our NEOs for the year ended 31 December 2012 included the following:

	Cost of Living Allowance	Foreign Service Premium	Housing Allowance	Tax Equalization	Transportation Allowance	Dependent Tuition Allowance	Total
Daniel W. Rabun	$150,661	$146,250	$327,380	$919,429	$34,112	$—	$1,577,832
James W. Swent III	$39,465	$36,563	$275,349	$26,603	$34,956	$25,068	$438,004
J. Mark Burns	$28,973	$27,500	$258,142	$728,165	$11,433	$—	$1,054,213
P. Carey Lowe	$73,184	$69,375	$254,177	$547,938	$33,733	$—	$978,407
Kevin C. Robert	$—	$—	$105,680	$63,482	$—	$—	$169,162

(2)	The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO in excess of the first $50,000 of coverage.

(3)	The amounts disclosed in this column represent the maximum allowable portion of our matching contributions paid into each NEO's Ensco Savings Plan account.

(4)	The amounts disclosed in this column represent our profit sharing contributions for 2012 paid into each NEO's Ensco Savings Plan and/or SERP account during the first quarter of 2013.

(5)	The amounts disclosed in this column represent matching contributions paid into each NEO's SERP account.

(6)	The amounts disclosed in this column represent the dividends earned and paid on the NEO's restricted shares during 2012.

(7)
The amounts disclosed in this column for Mr. Swent represent expenses paid by the Company during 2012 related to relocation expenses. Mr. Swent was relocated from our principal executive offices in London to our U.S. administrative offices in Houston during 2012.

(8)	The amounts disclosed in this column for Mr. Chadwick primarily include unused vacation payments made upon his retirement in August 2012.

Grants of Plan-Based Awards Table

The table below contains information regarding grants of performance unit awards, bonuses pursuant to the ECIP and restricted share awards for the fiscal year ended 31 December 2012:
Grants of Plan-Based Awards Table
For the Year Ended 31 December 2012

Name	Grant Date		Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)(3)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Restricted Share Awards (#)(5)	Grant-Date Fair Value of Restricted Share & Share Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Daniel W. Rabun	2/28/2012		2/28/2012							38,568	2,250,057
	2/28/2012		2/28/2012	506,250	2,250,000	5,242,500					1,912,500
	2/28/2012		2/28/2012				487,500	975,000	1,950,000		N/A
James W. Swent III	8/1/2012		6/29/2012							3,470	190,260
	2/28/2012		2/28/2012							10,458	610,120
	8/1/2012		6/29/2012	42,750	190,000	442,700					279,775
	2/28/2012		2/28/2012	137,250	610,000	1,421,300					518,500
	2/28/2012		2/28/2012				169,453	338,906	677,812		N/A
J. Mark Burns	9/4/2012		5/1/2012							5,946	340,052
	2/28/2012		2/28/2012							10,458	610,120
	9/4/2012		5/1/2012	76,500	340,000	792,200					500,650
	2/28/2012		2/28/2012	137,250	610,000	1,421,300					518,500
	2/28/2012		2/28/2012				175,334	341,667	701,334		N/A
P. Carey Lowe	2/28/2012		2/28/2012							10,458	610,120
	2/28/2012		2/28/2012	137,250	610,000	1,421,300					518,500
	2/28/2012		2/28/2012				150,313	300,625	601,250		N/A
Kevin C. Robert	2/28/2012		2/28/2012							10,287	600,144
	2/28/2012		2/28/2012	135,000	600,000	1,398,000					510,000
	2/28/2012		2/28/2012				114,750	229,500	459,000		N/A
William S. Chadwick, Jr.	8/31/2012	(6)	8/20/2012							49,614	2,846,355
	2/28/2012		2/28/2012							20,571	1,200,112
	8/31/2012	(6)	8/20/2012	N/A	2,593,208	N/A					2,593,208
	2/28/2012		2/28/2012	270,000	1,200,000	2,796,000					1,020,000
	2/28/2012		2/28/2012				160,000	320,000	640,000		N/A
____________________

(1)
The amounts in this column represent the estimated future payouts under the LTIP for the performance unit awards approved by the Committee during 2012. The performance unit awards were granted to certain of the Company's executive officers and are based upon three financial performance measurements, each measured over a three-year performance period. These awards may be settled in Company shares, cash or a combination thereof at the Company's discretion upon attainment of specified performance goals based on relative TSR and relative and absolute ROCE as defined in Note (2) below. The goals for the performance unit awards granted in 2012 have three performance bands: a threshold, a target and a maximum. If the minimum threshold for the respective financial performance measure is not met, no amount will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component. The related performance measures and possible payouts are disclosed in Note (3) below.

(2)
In respect of the performance unit awards, TSR is defined as (i) dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period (ii) divided by the beginning share price of the performance period. Beginning and ending share prices are based on the average closing prices during the quarter preceding the performance period and the final quarter of the performance period, respectively. ROCE is defined as (i) net income, adjusted for any nonrecurring gains and losses, plus after-tax net interest expense, divided by (ii) total equity as of 1 January of the respective year plus the average of the long-term debt balances as of 1 January and 31 December of the respective year.

(3)
The Company's relative performance is evaluated against a group of nine performance peer companies, consisting of Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., Helmerich & Payne, Inc., Hercules Offshore, Inc., Nabors Industries Ltd., Noble Corporation, Parker Drilling Company, Rowan Companies plc and Transocean Ltd. If the group decreases in size during the performance period as a result of mergers, acquisitions or economic conditions, the applicable multipliers will be adjusted to pre-determined amounts based on the remaining number of performance peer group companies for the two relative performance measures.

Performance unit awards were granted under the LTIP for the performance period beginning 1 January 2012 and ending 31 December 2014 as follows:

Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	8 of 10 0.30	5 of 10 1.10	1 of 10 2.33
Relative ROCE	25%	Rank Award Multiplier	8 of 10 0.30	5 of 10 1.10	1 of 10 2.33
Absolute ROCE	25%	Percentage Achieved Award Multiplier	8% 0.00	12% 1.00	≥18% 2.33
In February 2013, the Committee approved performance unit awards for certain of our executive officers for the 2013 plan year. These awards may be settled in Company shares, cash or a combination thereof at the Committee's discretion upon attainment of specified performance goals based on relative TSR and relative ROCE. The resulting threshold, target and maximum estimated possible payouts for our NEOs for the performance unit awards granted in February 2013 were as follows:

	Threshold	Target	Maximum
Daniel W. Rabun	$625,000	$2,500,000	$5,000,000
James W. Swent III	$200,000	$800,000	$1,600,000
J. Mark Burns	$237,500	$950,000	$1,900,000
P. Carey Lowe	$152,500	$610,000	$1,220,000
Kevin C. Robert	$150,000	$600,000	$1,200,000

(4)
The amounts disclosed in this column represent the threshold, target and maximum possible payouts that potentially could have been earned by our NEOs for 2012 based upon the achievement of performance goals under the 2012 ECIP. The amounts actually earned by our NEOs under the 2012 ECIP were paid in March 2013 or will be paid in April 2013 and are reflected in the "Summary Compensation Table."

For the 2013 plan year, three performance bands were approved: a threshold, a target and a maximum. If the threshold for the fiscal year is not met, no bonus will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

The threshold, target and maximum estimated possible payouts for our NEOs under the ECIP for the 2013 plan year were approved by the Committee in February 2013 as follows:

	Threshold	Target	Maximum
Daniel W. Rabun	$599,438	$1,198,875	$2,397,750
James W. Swent III	$218,500	$437,000	$874,000
J. Mark Burns	$258,975	$517,950	$1,035,900
P. Carey Lowe	$173,688	$347,375	$694,750
Kevin C. Robert	$132,275	$264,550	$529,100

(5)	The amounts disclosed in this column reflect the number of restricted shares granted to each NEO pursuant to the LTIP.

(6)
The 31 August 2012 grant-date included in the Grants of Plan-Based Awards Table represents the acceleration of vesting of previously granted awards. Upon approval by the Board during 2012, all restricted share awards held by Mr. Chadwick that were not subject to the retirement provision were modified to accelerate full vesting on the 31 August 2012 retirement date. The restricted share awards with accelerated vesting were accounted for in accordance with ASC Topic 718. Under SEC rules, the amount attributable to the acceleration of vesting of previously granted restricted share awards was based on the $57.37 closing price of the Company's shares on 31 August 2012 and represent the value of the awards that would have been forfeited upon retirement had the awards not been modified.

Additionally, performance unit awards granted to Mr. Chadwick during 2012 were modified to vest on a pro-rata basis, recognizing Mr. Chadwick's eight months of service during the performance period for such awards. All performance unit awards granted during prior years held by Mr. Chadwick were modified to accelerate vesting on the retirement date and to pay out at the target amount on each respective future payout date originally established at the grant-date, as if he remained employed by the Company.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the number of unexercised share options segregated by those that were exercisable and those that were unexercisable as of 31 December 2012 and the number and amount of restricted shares and performance unit awards that had not vested as of 31 December 2012:
Outstanding Equity Awards at Fiscal Year-End Table
For the Year Ended 31 December 2012

	Option Awards					Share Awards			Equity Incentive Plan Awards
Name	Securities Underlying Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)	Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Daniel W. Rabun	75,000	—		47.12	3/20/2013	145,141	(2)	8,603,958	205,344	12,172,765
	125,000	—		60.74	6/1/2014
	32,499	—		41.29	6/1/2016
	33,666	16,833	(3)	34.45	6/1/2017
	9,632	19,264	(4)	55.34	3/1/2018
	3,090	6,180	(5)	52.73	7/25/2018
James W. Swent III	17,500	—		50.28	6/1/2013	48,033	(6)	2,847,396	68,066	4,034,950
	40,000	—		60.74	6/1/2014
	11,844	—		41.29	6/1/2016
	12,268	6,134	(7)	34.45	6/1/2017
	3,510	7,020	(8)	55.34	3/1/2018
J. Mark Burns	11,844	—		41.29	6/1/2016	49,708	(9)	2,946,690	73,120	4,334,575
	12,268	6,134	(7)	34.45	6/1/2017
	3,510	7,020	(8)	55.34	3/1/2018
P. Carey Lowe	11,844	—		41.29	6/1/2016	38,795	(10)	2,299,768	61,664	3,655,425
	12,268	6,134	(7)	34.45	6/1/2017
	3,510	7,020	(8)	55.34	3/1/2018
Kevin C. Robert	12,990	—		41.18	2/9/2016	25,807	(11)	1,529,839	40,435	2,397,000
	26,666	—		42.25	1/2/2018
	3,583	7,166	(12)	54.30	6/1/2018
	38,074	—		21.54	1/2/2019
	20,000	—		38.87	1/29/2020
	25,891	—		42.63	1/3/2021
William S. Chadwick, Jr.	37,500	—		60.74	6/1/2014	—		—	43,745	2,593,208
	22,044	—		41.29	6/1/2016
	11,418	—		34.45	6/1/2017
	19,602	—		55.34	3/1/2018
	1,038	—		52.73	7/25/2018

 ____________________

(1)
The number of unearned performance unit awards and market value of unearned performance unit awards disclosed in these columns assume that each unearned performance unit award grant is paid out at the threshold level of performance in Company shares using the closing share price on 31 December 2012, except where the performance during the completed fiscal years over which performance for each grant is measured has exceeded the threshold, in which case the amounts are based on the next higher performance measure (target or maximum). Performance unit award grants are based upon a three-year cycle with vesting at the end of the cycle. The performance unit awards may be settled in Company shares, cash or a combination thereof at the Company's discretion.

(2)
26,131 shares vest on 1 June 2013; 21,408 shares vest annually until 7 February 2014; 6,722 shares vest annually until 1 March 2014; 2,091 shares vest annually until 25 July 2014; 12,856 shares vest annually until 28 February 2015; and 5,000 shares vest annually until 20 March 2016, in each case except as may be deferred during certain specified regular or special blackout periods.

(3)	16,833 options vest on 1 June 2013, except as may be deferred during certain specified regular or special blackout periods.

(4)	9,632 options vest annually until 1 March 2014, except as may be deferred during certain specified regular or special blackout periods.

(5)	3,090 options vest annually until 25 July 2014, except as may be deferred during certain specified regular or special blackout periods.

(6)
8,602 shares vest on 1 June 2013; 5,000 shares vest on 28 July 2013; 7,801 shares vest annually until 7 February 2014; 2,450 shares vest annually until 1 March 2014; 3,486 shares vest annually until 28 February 2015; and 1,157 shares vest annually until 1 August 2015, in each case except as may be deferred during certain specified regular or special blackout periods.

(7)	6,134 options vest on 1 June 2013, except as may be deferred during certain specified regular or special blackout periods.

(8)	3,510 options vest annually until 1 March 2014, except as may be deferred during certain specified regular or special blackout periods.

(9)
3,935 shares vest on 1 June 2013; 8,867 shares vest on 2 June 2013; 7,801 shares vest annually until 7 February 2014; 2,450 shares vest annually until 1 March 2014; 3,486 shares vest annually until 28 February 2015; and 1,982 shares vest annually until 4 September 2015, in each case except as may be deferred during certain specified regular or special blackout periods.

(10)
3,935 shares vest on 1 June 2013; 3,900 shares vest on 18 August 2013; 7,801 shares vest annually until 7 February 2014; 2,450 shares vest annually until 1 March 2014; and 3,486 shares vest annually until 28 February 2015, in each case except as may be deferred during certain specified regular or special blackout periods.

(11)	7,760 shares vest annually until 1 June 2014 and 3,429 shares vest annually until 28 February 2015, in each case except as may be deferred during certain specified regular or special blackout periods.

(12)	3,583 options vest annually until 1 June 2014, except as may be deferred during certain specified regular or special blackout periods.
Our Committee grants special equity awards to officers and key employees who are newly-hired or promoted. During 2012, promotional awards were granted to Messrs. Swent and Burns.

Option Exercises and Shares Vested Table

The following table sets forth information regarding aggregate share option exercises during the year ended 31 December 2012 and aggregate restricted shares that vested during the year ended 31 December 2012:
Option Exercises and Shares Vested Table
For the Year Ended 31 December 2012

	Option Awards		Share Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel W. Rabun	—	—	78,696	3,918,513
James W. Swent III	7,500	79,913	29,804	1,500,297
J. Mark Burns	—	—	26,337	1,296,390
P. Carey Lowe	—	—	21,370	1,130,290
Kevin C. Robert	50,439	1,403,990	7,760	342,914
William S. Chadwick, Jr.	72,836	947,423	129,264	7,101,239
Nonqualified Deferred Compensation Table

The SERP provides a tax-deferred savings plan for certain highly-compensated employees, including all of the NEOs, whose participation in the profit sharing and 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the Internal Revenue Code. The SERP is a nonqualified plan where eligible employees may voluntarily defer a portion of their compensation for use after separation of employment. The bases upon which the deferred funds are paid following separation of employment are determined by each NEO upon establishment of an election to defer compensation in accordance with, and within the parameters of, the applicable Internal Revenue Code provisions and generally may not be modified thereafter. Payment elections include lump sum payment and substantially equal monthly payments with the option to delay the lump sum payment or the initial monthly payment up to 24 months from separation of employment.
Executive officers who participate in the SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Committee and ratified by our Board. For 2012, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of annual ECIP bonus payments, consistent with prior years.

Executive officers who elect to defer compensation in the SERP must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds that are similar to the investment options available under the Ensco Savings Plan, except with respect to the option to self-direct investments in a brokerage account. The following table sets forth information regarding the activity in each NEO's SERP account for the year ended 31 December 2012:
Nonqualified Deferred Compensation Table
For the Year Ended 31 December 2012

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel W. Rabun	36,250	103,777	266,184	—	6,117,584
James W. Swent III	178,985	30,798	227,629	—	1,901,426
J. Mark Burns	161,109	30,746	63,052	—	513,990
P. Carey Lowe	177,891	29,704	123,173	—	1,047,406
Kevin C. Robert	6,625	6,625	258	—	13,508
William S. Chadwick, Jr.	63,750	40,942	246,247	—	1,986,769
 ____________________

(1)	The amounts disclosed in this column also are reported in the "Salary" or "Non-Equity Incentive Plan Compensation" column for each of the NEOs in the Summary Compensation Table.

(2)	The amounts disclosed in this column also are disclosed in the "All Other Compensation" column of the Summary Compensation Table and are further described in the All Other Compensation Table.

(3)
The amounts disclosed in this column represent earnings on invested funds in each NEO's individual SERP account. The SERP is administered by a third party, and deferred compensation may be invested in authorized funds which are similar to the investment options available under the Ensco Savings Plan, except with respect to the option to self-direct investments in a brokerage account.

Potential Payments Upon Termination or Change in Control

The Company has a contract in place with Mr. Rabun, which provides for certain benefits upon termination. Our employment contract is described in further detail under the heading "Employment Contracts and Potential Post-Termination Payments" in CD&A. This contract does not provide for any gross-up payments to cover taxes incurred as a result of such termination-related benefits. The Company previously had an agreement in place with Mr. Chadwick, who retired in August 2012.
The following tables and narrative disclosures set forth, as of 31 December 2012, certain information with respect to compensation that would be payable to our NEOs upon a variety of termination or change in control scenarios. Mr. Chadwick's retirement benefits are separately disclosed below.
The table below summarizes Mr. Rabun's estimated severance entitlement (assuming that a triggering event took place on 31 December 2012, and our share price was the closing market price of $59.28 on that date):

Daniel W. Rabun
Estimated Severance for Involuntary
or Good Reason Termination

Base Salary as of 31 December 2012(1)	Target Bonus as of 31 December(2) 2012	Initial Grants and Awards
		Restricted Shares	Total
		75,000 shares
$1,000,000	$1,000,000	x 20% = 15,000
x 2	x 2	x $59.28
$2,000,000	$2,000,000	$889,200	$4,889,200
Estimated Severance for Actual or Constructive Termination
Following a Change in Control

Base Salary as of 31 December 2012(1)	Target Bonus as of 31 December 2012(2)	Outstanding on 31 December 2012
		Restricted Shares	Options		Performance Unit Awards		Total
$1,000,000	$1,000,000	145,141 shares x100% = 145,141	42,277 shares x100% = 42,277
x 3	x 3	x$59.28	x $12.64	(3)
$3,000,000	$3,000,000	$8,603,958	$534,381		$6,094,000	(4)	$21,232,339
____________________

(1)	The amount disclosed in this column represents Mr. Rabun's base salary as of 31 December 2012, which reflects the increase in base salary approved by the Committee during 2012.

(2)	The amount disclosed in this column represents Mr. Rabun's target bonus as of 31 December 2012, which was subsequently adjusted as described above under "2013 Awards" in CD&A.

(3)	This amount represents the weighted-average intrinsic value of Mr. Rabun's 42,277 options based on the closing market price of $59.28 per share.

(4)	Performance unit awards can be settled in shares, cash or a combination thereof at the Committee's discretion.
The LTIP provides certain benefits in the event of a dissolution, liquidation, reorganization or change in control of the Company. If the Company is dissolved or liquidated, all outstanding awards will immediately vest or become exercisable or payable in full, and all forfeiture restrictions will lapse upon such date to be fixed by the Committee. The Committee will provide written notice to each participant at least 30 days in advance of the fixed date.
If the employment of an LTIP participant is terminated without cause or if a participant resigns from his or her employment for "good reason" within the two-year period following a change in control of the Company, all of his or her outstanding awards under the LTIP will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. A "change in control" will be deemed to have occurred under the LTIP if any person acquires beneficial ownership of 50% or more of our voting securities; or there is a change in the composition of a majority of the then-incumbent Board of Directors. A participant will be deemed to have resigned for "good reason" if, after notice and a 30-day period to cure, any of the following events have occurred: (i) without the participant's express written consent, the assignment of the participant to any position which is not at least equivalent to the participant's duties, responsibilities and status within the Ensco group immediately prior to the change in control; (ii) a reduction of the participant's base salary or of any bonus compensation formula applicable to him or her immediately prior to the change in control; (iii) a failure to maintain, or the taking of any action that would materially affect the participant's participation in or reduce the participant's benefits under, any of the employee or material fringe benefits to which participant is entitled at a level substantially equal to or greater than the value to him or her and his or her dependents of those employee benefits in effect immediately prior to the change in control; (iv) the failure to permit the participant to take substantially the same number of paid vacation days and leave to which the participant is entitled immediately prior to the change in control; or (v) requiring the participant who is based in the office in Houston, Texas on the date a change in control occurs to be based anywhere other than within a fifty (50) mile radius of the office in Houston, Texas, except for required travel on business to an extent substantially consistent with the participant's business travel obligations immediately prior to the change in control.
Estimated severance entitlements under the LTIP following a dissolution or liquidation or an actual or constructive termination upon a change of control, for Messrs. Swent, Burns, Lowe and Robert are as follows (assuming a triggering event took place on 31 December 2012, and the price per share was the closing price of $59.28 on that date):

	Restricted Shares	Share Options*	Performance Unit Awards	Total
James W. Swent III	$2,847,396	$179,966	$2,020,000	$5,047,362
J. Mark Burns	$2,946,690	$179,966	$2,170,000	$5,296,656
P. Carey Lowe	$2,299,768	$179,966	$1,830,000	$4,309,734
Kevin C. Robert	$1,529,839	$35,687	$1,200,000	$2,765,526
____________________
*    These amounts represent the intrinsic value of options based on a closing market price of $59.28 per share.

The following table describes benefits to Mr. Chadwick in connection with his retirement from the Company effective 31 August 2012:

	Restricted Share Awards(4)	Share Options(5)	Performance Unit Awards(6)	Total
William S. Chadwick, Jr.	$4,519,008	$1,153,022	$2,593,208	$8,265,238
____________________

(4)
All restricted share awards held by Mr. Chadwick vested upon retirement, a portion for which vesting was accelerated subject to the Company's retirement provision. For restricted share awards held by Mr. Chadwick that did not vest under the Company's retirement provision, the Board approved that the awards be modified to accelerate full vesting on the retirement date. Under SEC rules, the amount attributable to the acceleration of vesting of the modified restricted share awards was based on the $57.37 closing price of the Company's shares on Mr. Chadwick's retirement date of 31 August 2012 and represent the value of the awards that would have been forfeited upon retirement had the awards not been modified. The amount attributable to the accelerated vesting of awards subject to the Company's retirement provision was based on the closing price of the Company's shares on the date of grant. Of the $4,519,008 benefit related to the accelerated vesting of Mr. Chadwick's restricted share awards, $1,672,653 was attributable to vesting subject to the Company's retirement provision and $2,846,355 was attributable to the modification to accelerate full vesting upon Board approval.

(5)
All share option awards held by Mr. Chadwick were subject to the Company's retirement provision whereby full vesting was accelerated upon retirement. The benefit attributable to the accelerated vesting of options was based on the the grant-date fair value of each share option estimated using the Black-Scholes option valuation model on the date of grant.

(6)
Upon approval by the Board, performance unit awards granted to Mr. Chadwick during 2012 were modified to vest on a pro-rata basis, recognizing Mr. Chadwick's eight months of service during the performance period for such awards. All performance unit awards granted during prior years held by Mr. Chadwick were modified to accelerate vesting on the retirement date and to pay out at the target amount on each respective future payout date originally established at the grant-date, as if he remained employed by the Company. The benefit attributable to the modification to accelerate vesting of performance unit awards represents future pay outs of performance unit awards which would have been forfeited upon retirement had the awards not been modified.

Compensation of Non-Employee Directors
Our Compensation Committee periodically reviews non-employee director compensation, which includes review of data received from PM&P, and, from time to time, recommends changes thereto to the Board. Total non-employee director compensation generally is intended to approximate the median of our compensation peer group companies. The Committee uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board. Compensation of our non-employee directors currently is composed of an annual retainer of $90,000; a Lead Director retainer of $20,000; and Committee chair retainer of $15,000. All retainer fees are paid quarterly in advance and will be prorated for a partial quarter of service as a director, Lead Director or committee chair. Additionally, our 2012 LTIP provides that non-employee directors receive an automatic annual grant of equity compensation following each annual general meeting of shareholders. In accordance with the compensation policy, restricted share units equivalent to an aggregate value of $230,000, based on the closing price of the Company's shares on the date of grant, were granted to our non-employee directors effective 1 June 2012. Prior to 2011, the Company granted restricted shares to non-employee directors which vest (restriction lapse) at a rate of 20% each year over a five-year period or upon retirement from the Board. During 2011, the Company began granting restricted share units in place of restricted shares to non-employee directors. Restricted share units vest (restrictions lapse) at a rate of 33.3% each year over a three-year period or upon retirement from the Board.
Equity accumulation by our non-employee directors is encouraged, and we have specific security ownership guidelines, which are included in the Ensco Corporate Governance Policy. The policy provides that each non-employee director, within five years of appointment to the Board, should hold a number of shares of the Company having a fair market value of at least five times the director's annual retainer. Each of our directors is in compliance with these guidelines.
Under the Non-Employee Director Deferred Compensation Plan and the 2005 Non-Employee Director Deferred Compensation Plan, our non-employee directors could elect to defer their cash compensation (annual retainer and committee chair fees) up to a percentage specified annually in advance by our Committee and ratified by our Board. Following the redomestication, the 2005 Non-Employee Director Deferred Compensation Plan was frozen to new contributions. Non-employee directors who continue to have deferred compensation under either plan continue to direct the investment of the amounts deferred and retained by us. The deferred compensation may be invested in authorized funds, which are similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis.
Non-employee directors also are eligible to participate in our U.S. group health and welfare insurance plans on the same basis and cost as our full-time U.S. employees. A non-employee director's contribution to group health and welfare insurance premium costs is paid in cash or withheld from the quarterly installments of the director's annual retainer.

Director Compensation Table

Directors who also are our employees do not receive any additional compensation for their services as directors. The compensation paid to our non-employee directors for the fiscal year ended 31 December 2012 is reported in the Director Compensation Table as follows:
Director Compensation Table
For the Year Ended 31 December 2012

Name	Fees Earned or Paid in Cash ($)	Dividends on Non-Vested Restricted Share Awards ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	Other ($)(4)(5)	Total ($)
David A.B. Brown	90,000	10,621	230,009	—	—	330,630
J. Roderick Clark	99,109	22,764	230,009	—	14,361	366,243
C. Christopher Gaut	90,000	22,764	230,009	—	10,654	353,427
Gerald W. Haddock	95,891	22,126	230,009	—	21,201	369,227
Francis S. Kalman	90,000	10,621	230,009	—	9,787	340,417
Thomas L. Kelly II	95,891	22,126	230,009	—	(2,759)	345,267
Keith O. Rattie	99,109	22,764	230,009	—	20,541	372,423
Rita M. Rodriguez	90,000	22,126	230,009	—	(3,522)	338,613
Paul E. Rowsey, III	125,000	22,126	230,009	—	12,130	389,265
____________________

(1)	The amounts disclosed in this column represent the dividends earned and paid on the directors' restricted shares and share units during 2012.

(2)
The amounts disclosed in this column represent the aggregate grant-date fair value of restricted share units granted during 2012. Grant-date fair value for restricted share awards is measured using the market value of our shares on the date of grant as described in Note 8 to our 31 December 2012 audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on 22 February 2013. As of 31 December 2012, the total number of restricted share awards (shares and units) held by each non-employee director was as follows:

David A.B. Brown	8,029
J. Roderick Clark	15,262
C. Christopher Gaut	15,262
Gerald W. Haddock	14,862
Francis S. Kalman	8,029
Thomas L. Kelly II	14,862
Keith O. Rattie	15,262
Rita M. Rodriguez	14,862
Paul E. Rowsey, III	14,862

(3)	No share options were granted to our directors during 2012. As of 31 December 2012, the total number of share options held by each non-employee director was as follows:

David A.B. Brown	31,238
Gerald W. Haddock	9,000
Thomas L. Kelly II	9,000
Rita M. Rodriguez	9,000
Paul E. Rowsey, III	9,000

(4)
The amounts disclosed in this column represent payments made by the Company on the behalf of the directors during 2012 for contributions to group health and welfare insurance and settlement of certain U.K. tax obligations from prior tax year(s).

(5)
During 2012, the Company received refunds for payments of U.K. taxes paid on behalf of certain directors in a prior year. No U.K. taxes were paid by the Company on behalf of Mr. Kelly and Dr. Rodriguez during 2012.

RESOLUTION 7

7.	A NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to cast a non-binding advisory vote on the compensation of our NEOs, which is described in the CD&A and Executive Compensation sections of this proxy statement.
Our executive compensation program is designed to provide a competitive level of compensation necessary to attract, employ, retain and reward individuals and to motivate them to lead us to achieve short-term and long-term business objectives that enhance shareholder value.
Overall operational efficiency and safety performance are among our core values and key business objectives. Achievement of these objectives is measured against specific annual goals and published industry safety standards and serves as a means of determining performance-based compensation. Our executive bonus and long-term incentive compensation philosophy includes the concept that such compensation should increase when we have strong financial performance and should decline when we have weak financial performance. Our philosophy is also grounded in the principle that the creation of shareholder value is a paramount measure of executive officer performance and overall compensation.

Shareholders are urged to read the CD&A section of this proxy statement, which more thoroughly discusses how our compensation policies and procedures support our compensation philosophy. We believe that these policies and procedures are effective in supporting our compensation philosophy and in achieving its goals.
Because this vote is advisory, it will not be binding upon our Board. However, we value constructive dialogue with our shareholders on executive compensation and other important governance topics and encourage all shareholders to vote their shares on this matter. We will take into account the outcome of this vote when considering future executive compensation arrangements. We currently intend to hold this vote annually.
The Board recommends that shareholders vote FOR the approval of the overall compensation of our named executive officers, as described in the CD&A and Executive Compensation sections set forth in this proxy statement.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolution in resolution 7.
RESOLUTION 8

8.	A NON-BINDING ADVISORY VOTE TO APPROVE THE DIRECTORS' REMUNERATION REPORT FOR THE YEAR ENDED 31 DECEMBER 2012.
In accordance with sections 439 and 440 of the U.K. Companies Act 2006 and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410), shareholders are invited to vote on the Directors' Remuneration Report for the year ended 31 December 2012, which may be found in Annex 1 to this proxy statement.
Because this vote is advisory, it will not be binding upon our Board. However, we value constructive dialogue with our shareholders on director compensation and other important governance topics and encourage all shareholders to vote their shares on this matter. We will take into account the outcome of this vote when considering future director compensation arrangements. We currently intend to hold this vote annually.
The Board recommends that shareholders vote FOR the approval of the Directors' Remuneration Report, as described in Annex 1 set forth in this proxy statement.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolution in resolution 8.

RESOLUTION 9

9.
A NON-BINDING ADVISORY VOTE TO APPROVE THE REPORTS OF THE AUDITORS AND THE DIRECTORS AND THE U.K. STATUTORY ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2012 (IN ACCORDANCE WITH THE LEGAL REQUIREMENTS APPLICABLE TO U.K. COMPANIES).

For each financial year, the directors must present a directors' report, audited accounts and an independent auditor's report on the financial statements to shareholders at a general meeting. Those to be presented at the Meeting are in respect of the year ended 31 December 2012 and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. Copies of our U.K. statutory accounts, the U.K. statutory directors' report, and the auditors' report for the year ended 31 December 2012 have been included in our annual report to shareholders accompanying this proxy statement. The shareholders will be provided an opportunity to raise questions in relation to the accounts and reports at the Meeting. The full accounts and reports of Ensco plc will be available for inspection prior to and during the Meeting. The vote on this resolution is advisory and will not be binding on the Board.
The Board recommends that shareholders vote FOR the approval of the reports of the auditors and the directors and the accounts for 2012.

If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolution in resolution 9.
RESOLUTION 10

10.	SPECIAL RESOLUTION TO ADOPT NEW ARTICLES OF ASSOCIATION OF THE COMPANY TO DECLASSIFY OUR BOARD AND EFFECTUATE CERTAIN OTHER NON-SUBSTANTIVE CHANGES RELATING TO THE TERMINATION OF OUR ADS FACILITY.
The following summary is qualified by reference to the full text of the proposed new Articles of Association attached as Annex 2 to this proxy statement. The new Articles of Association will be based largely on the existing Articles of Association except that, as a consequence of the conversion of our ADSs to Class A ordinary shares, all references to ADSs would be removed and consequential changes would be made. In addition, all provisions in the existing Articles of Association referring to the classification of directors would be removed or amended with the result that there will be only one class of directors of the Company. The new Articles of Association would provide that the term of each director's service would end at the next annual general meeting. Accordingly, if he or she is to continue serving as a director, he or she must be nominated and elected annually. To the extent that certain classes of directors have been appointed for fixed terms (including the director nominees), such terms would cease to apply on adoption of the new Articles of Association. Vacancies occurring during the year may be filled by the Board and each director so appointed shall serve for a term that will expire at the next annual general meeting of shareholders.
If the shareholders do not approve this resolution, then the Board will remain classified, with each class of directors serving a term of three years, and the term of the director nominees, if elected, will expire at the annual general meeting of shareholders to be held in 2016.
We are committed to good corporate governance practices. Accordingly, in determining whether to propose the resolution to adopt new Articles of Association as described above, our Board carefully reviewed the various arguments for and against a classified board structure. Our Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective and reducing our vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors' accountability to shareholders because such a structure does not enable shareholders to express a view on each director's performance by means of an annual vote. Our Board believes that implementing annual elections for all directors is consistent with our shareholders' expectations and our ongoing commitment to corporate governance "best practices" where the Board believes that the same are in the best interests of our shareholders. In view of the considerations described above, our Board has unanimously determined that it is in our and the shareholders' best interests to eliminate the classified Board structure, as proposed.
The Board recommends that shareholders vote FOR the adoption of new Articles of Association of the Company.

If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolution in resolution 10.
RESOLUTION 11

11.
SPECIAL RESOLUTION TO (i) APPROVE THE TERMS OF THE PROPOSED PURCHASE AGREEMENT OR AGREEMENTS (PRODUCED AT THE MEETING AND INITIALED BY THE CHAIRMAN FOR THE PURPOSE OF IDENTIFICATION) PROVIDING FOR THE PURCHASE BY THE COMPANY OF CLASS A ORDINARY SHARES WITH A PAR VALUE OF $0.10 EACH IN THE CAPITAL OF THE COMPANY FOR UP TO A MAXIMUM OF $2 BILLION IN AGGREGATE FROM ONE OR MORE FINANCIAL INTERMEDIARIES (EACH ACTING AS PRINCIPAL) WHO ARE NOT SHAREHOLDERS OF THE COMPANY HOLDING SHARES TO WHICH THIS RESOLUTION RELATES (OR TO THE EXTENT THAT THEY ARE, THE VOTING RIGHTS ATTACHING TO ANY SHARES HELD BY THEM WILL NOT COUNT TOWARDS THIS RESOLUTION) AND (ii) AUTHORISE THE COMPANY TO MAKE OFF-MARKET PURCHASES OF CLASS A ORDINARY SHARES PURSUANT TO SUCH AGREEMENT OR AGREEMENTS. THE AUTHORITY CONFERRED BY THIS RESOLUTION 11 WILL, UNLESS VARIED, REVOKED OR RENEWED BY THE

SHAREHOLDERS PRIOR TO SUCH TIME, EXPIRE FIVE YEARS AFTER THE DATE OF THE PASSING OF THIS RESOLUTION.

The Board has authorized the repurchase of up to an aggregate of $2 billion of our Class A ordinary shares subject to certain restrictions and the approval of our shareholders by this special resolution (the "Repurchase Program"). We believe that it is prudent to maintain a flexible capital management framework. A share repurchase authorization would give us added flexibility to return capital to shareholders over the coming years in the event investment opportunities do not meet our return criteria. The Board confirms that the authority to purchase shares under the Repurchase Program will only be exercised after careful consideration of prevailing financial market conditions, the overall position of the Company and other uses of free cash flow, including investment in our fleet and dividend increases.

The Repurchase Program will be valid for up to five years and may be discontinued by our Board at any time. Any Class A ordinary shares purchased pursuant to the Repurchase Program will be cancelled.

Ensco is an English company, but our shares are only listed on the NYSE. Because the NYSE is not a recognised investment exchange for U.K. purposes, any repurchases of our shares must be made off-market. Off-market purchases are those made under a purchase agreement rather than on a stock exchange.

We previously had a share repurchase program in place; however, in connection with the conversion of our ADSs to Class A ordinary shares in May 2012, our previously executed share repurchase agreements with two investment banks became of no effect by their own terms. Accordingly, our share repurchase program, which provided for the repurchase of Ensco's ADSs, ended.

Under the U.K. Companies Act 2006, the establishment of a new share repurchase program, including the terms of the proposed purchase agreement and agreements with investment banks or other financial intermediaries, require approval from our shareholders by special resolution. The particular agreement or agreements to be approved will be produced at the Meeting for review.
The Board recommends that shareholders vote FOR the resolution to authorise the Company to make off-market share purchases.

If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR the resolution in resolution 11.

GENERAL AND OTHER MATTERS
Resolutions 1 through 11 are the only matters that will be brought before the Meeting. Article 45.2 of our Articles of Association limits the business transacted at the Meeting to the purposes stated in the Notice.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A ordinary shares ("Section 16 reports"). Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such Section 16 reports furnished to us during the year ended 31 December 2012 and on written representations from our directors and executive officers, all Section 16 reports applicable to our directors, executive officers and beneficial holders of more than 10% of any class of our equity securities were filed on a timely basis except one Form 4 for Robert W. Edwards III that, due to a clerical error, did not report a new grant of shares to him in a timely manner and two Forms 4 for Mr. Brown that did not report a sale of shares in a timely manner, all of which have now been filed.

HOUSEHOLDING OF SHAREHOLDER MATERIALS

We participate, and some brokers, banks and other nominee record holders may be participating, in the practice of householding proxy materials, which means that we and any participating brokers, banks and other nominee record holders will deliver only one Notice of Internet Availability of Proxy Materials, proxy statement and annual report, as available, to multiple shareholders sharing an address unless we have, or such broker, bank or other nominee record holder has, received contrary instructions from one or more shareholders at such address. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials, proxy statement and annual report, as applicable. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, proxy statement and annual report, as applicable, to any shareholder at a shared address to which a single copy of such documents was delivered. You may request a separate copy of the Notice of Internet Availability of Proxy Materials, proxy statement and the 2012 annual report, and request that you receive a single copy or multiple copies in the future, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON 20 MAY 2013
We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable SEC rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.
To access and review the proxy materials for the 2013 Meeting, go to www.proxyvote.com and follow the instructions on the website.
We encourage you to access and review all information contained in the proxy materials before voting. If you would like to attend the Meeting in person, please refer to Notice of Annual General Meeting of Shareholders included with this proxy statement.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS FOR THE
2014 ANNUAL GENERAL MEETING

Any of our shareholders intending to present a proposal at the 2014 annual general meeting must deliver such proposal to our principal executive offices, in writing and in accordance with SEC Rule 14a-8, no later than 9 December 2013, for inclusion in the proxy statement related to that meeting. The proposal should be delivered to our secretary by certified mail, return receipt requested.

In addition, apart from the SEC Rule 14a-8 process described above, a shareholder whose proposal is not included in the proxy statement related to the 2014 annual general meeting, but who still intends to submit a proposal at that meeting, is required by our Articles of Association to deliver such proposal, in proper form, in writing, to our secretary at our principal executive offices and to provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year's annual general meeting, subject to any other requirements of law; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made. In the case of the 2014 annual general meeting, references to the anniversary date of the preceding year's annual general meeting shall mean the first anniversary of 20 May 2013.

Any such proposal must also comply with the other provisions contained in our Articles of Association relating to shareholder proposals, including provision of the information specified in our Articles of Association, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be. Any proposals that do not meet the requirements set forth in our Articles of Association, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, will be declared out of order and will not be considered at the 2014 annual general meeting.

In addition to the SEC and Articles of Association processes described above, under the U.K. Companies Act 2006, shareholders representing at least 5% of the total voting rights of all shareholders who have a right to vote at the Meeting can require the Company to give shareholders notice of a resolution which may be and is intended to be moved at the Meeting. Such a request, made by the requisite number of shareholders, must be received by the Company not later than six weeks before the Meeting.

OTHER MATTERS
The Company has not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
The following materials are being distributed to shareholders with this proxy statement: the letter to shareholders from our Chairman, President and Chief Executive Officer and our 2012 annual report to shareholders, which includes our consolidated financial statements for the year ended 31 December 2012 filed in our Annual Report on Form 10-K with the SEC and also includes our U.K. statutory accounts and reports of the directors and auditors of Ensco. None of these materials constitute a part of the proxy soliciting material.
Upon request in writing, we will provide each person solicited by this proxy statement, without charge except for exhibits, a copy of our Annual Report on Form 10-K for the year ended 31 December 2012 as filed with the SEC, including the financial statements and financial statement schedules. Please direct your request to our Investor Relations Department, 5847 San Felipe, Suite 3300, Houston, Texas 77057.
Whether or not you intend to be present at the Meeting, we urge you to vote your shares.

By Order of the Board,

Brady K. Long
Vice President, General Counsel and Secretary
4 April 2013

Annex 1
DIRECTORS' REMUNERATION REPORT
Introduction

Ensco plc ("Ensco," "we," "our" or the "Company") is subject to disclosure regimes in the United States and United Kingdom. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, our Directors' Remuneration Report (the "Report") required by English law appears in two parts: (i) the information included in "Compensation Discussion and Analysis" ("CD&A") within this proxy statement, comprising part 1 of the Report and including disclosure required by the U.S. Securities and Exchange Commission ("SEC") as well as English law, and (ii) the information included in this Annex 1, comprising part 2 of the Report and including disclosure only required by English law. CD&A and this Annex 1 should be read in conjunction. Pursuant to English law, this Report also forms part of the statutory annual report of Ensco plc for the year ended 31 December 2012.

Program Design Considerations

Ensco's Compensation Committee believes that our current program is competitive and appropriate within the market where we primarily compete for directors and for executive talent. However, Ensco is sensitive to the compensation governance practices prevalent in the United Kingdom, and recognizes that some characteristics of our current programs may not be consistent with those practices. Some characteristics of our programs that differ from typical U.K. practice but are common and competitively appropriate within our competitive market include:

•
Awards of time-vested restricted shares to executives: restricted shares are a common award type among our compensation and performance peers and are intended to help encourage retention, facilitate long-term share ownership and further align our CEO with shareholders interests. Time-vested restricted shares make up 50% of our CEO's annual equity grant. The other 50% is granted in the form of performance shares, which are contingent upon achievement of certain levels of total shareholder return ("TSR") and relative return on capital employed ("ROCE") performance relative to our peers.

•
The use of equity for compensating non-executive directors: equity is a common component of non-executive director compensation within our compensation and performance peer group, where it is widely considered to be a "best practice" for non-executive directors to receive at least 50% of their annual compensation in equity.

In addition, we would like to draw our U.K. shareholders' attention to the following "Characteristics of Our Programs that Align Management and Directors with Shareholders" also discussed in CD&A:

•	Vast majority of officer pay at risk based on annual financial performance and growth in long-term shareholder value (as demonstrated in the chart below showing the mix of targeted pay for our CEO):
CEO Target Total Direct Compensation Mix

Annex 1 - 1

•	50% of officers' equity awards subject to achievement of specific performance criteria

•	Executive and director share ownership guidelines (increased for directors in 2012)

•	Minimum holding periods for stock and options until share ownership guidelines are met (new for 2013)

•	Compensation clawback that applies to cash and equity awards

•	Prohibitions on the pledging (new for 2013) or hedging of company stock

•	Prohibition on buyouts of underwater options (new for 2013)

•	Prohibition on repricing of stock option awards

•	Prohibition on share/option recycling

•	No excise tax gross-ups

•	No single-trigger change-in-control severance benefits

•	No single-trigger vesting of time-based equity awards in a change-of-control

Board and Committee Membership

The following table describes the current members of the committees of the Board of Directors:

Directors	Classification	Audit Committee	Nominating and Governance Committee	Compensation Committee
Paul E. Rowsey, III	Lead Director, Class I		Chairperson
C. Christopher Gaut	Class I			X
Gerald W. Haddock	Class I	X	X
Francis S. Kalman	Class II	X
Thomas L. Kelly II	Class II			Vice Chairperson
Rita M. Rodriguez	Class II	X	X
Daniel W. Rabun	Chairman, Class III
J. Roderick Clark	Class III			Chairperson
David A. B. Brown	Class III			X
Keith O. Rattie	Class III	Chairperson

Mr. Rabun is the only employee director to sit on the Board of Directors. All other members of the Board of Directors are non-employee directors.

Compensation Consultant

In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Compensation Committee relies on outside experts to assist in its deliberations. Please refer to the discussion under "Compensation Methodology and Process" within CD&A, which describes the role of the Compensation Committee's consultant.

Annex 1 - 2

Determination of Directors' Remuneration for 2012, 2013 and Following

The Compensation Committee is responsible for the review of executive remuneration. As an employee director, Mr. Rabun is remunerated in line with our compensation practices and policies, as discussed in detail in CD&A. A detailed summary of the performance conditions, methods for assessing performance and comparisons with external factors (such as benchmarking) can be found in CD&A.

In addition to its review of executive remuneration, our Compensation Committee periodically reviews non-employee director compensation (including the review of data received from our compensation consultant) and, from time to time, recommends changes thereto to the Board. A description of the remuneration of our non-employee directors can be found under "Compensation of Non-Employee Directors" within this proxy statement.

The Compensation Committee reviews the Company's compensation program for all employees and non-employee directors annually. Those programs are set taking into account a number of factors, including the remuneration and other employment terms offered by the Company's competitors and a desire to ensure that remuneration and employment terms are equitable as between employees.

Other Benefits

Our chairman, as our only employee director, is eligible for the benefits outlined in "Other Executive Compensation Matters" within CD&A.

Non-employee directors also are eligible to participate in our U.S. group health and welfare insurance plans on the same basis and cost as our full-time U.S. employees. A non-employee director's contribution to group health and welfare insurance premium costs is paid in cash or withheld from the quarterly installments of the director's annual retainer.

Annex 1 - 3

Director Option Ownership

The number of shares subject to options at the beginning and end of fiscal year ended 31 December 2012 for each director serving on the Board in 2012 is set forth in the following table. The options are not subject to performance conditions. During 2012, there were no options granted to directors serving on the Board and no previously granted options were varied.

	Date of Grant		Earliest Option Exercise Date		Option Expiration Date	Option Exercise Price ($)	Shares Subject to Options at Beginning of FY (#)	Options Exercised in 2012 (#)	Market Price on Date of Option Exercise ($)	Gain Realized Upon Option Exercise ($)	Shares Subject to Options at End of FY (#)
Daniel W. Rabun	3/20/2006	(1)	3/20/2008	(3)	3/20/2013	47.12	75,000	—	N/A	N/A	75,000
	6/1/2007	(1)	6/1/2008	(3)	6/1/2014	60.74	125,000	—	N/A	N/A	125,000
	6/1/2009	(1)	6/1/2010	(4)	6/1/2016	41.29	32,499	—	N/A	N/A	32,499
	6/1/2010	(1)	6/1/2011	(4)	6/1/2017	34.45	50,499	—	N/A	N/A	50,499
	3/1/2011	(1)	3/1/2012	(4)	3/1/2018	55.34	28,896	—	N/A	N/A	28,896
	7/25/2011	(1)	7/25/2012	(4)	7/25/2018	52.73	9,270	—	N/A	N/A	9,270
David A.B. Brown	1/2/2003	(2)	1/2/2004	(5)	1/2/2013	18.87	6,125	6,125	51.99	202,860	—
	5/18/2004	(2)	5/18/2005	(5)	5/18/2014	22.57	5,308	5,308	57.04	182,974	—
	1/3/2005	(2)	1/3/2006	(5)	1/3/2015	24.58	5,553	—	N/A	N/A	5,553
	5/18/2005	(2)	5/18/2006	(5)	5/18/2015	25.76	3,471	—	N/A	N/A	3,471
	1/12/2006	(2)	1/12/2007	(5)	1/12/2016	40.57	11,107	—	N/A	N/A	11,107
	1/3/2007	(2)	1/3/2008	(5)	1/3/2017	35.12	11,107	—	N/A	N/A	11,107
J. Roderick Clark	—		—		—	—	—	—	N/A	N/A	—
C. Christopher Gaut	—		—		—	—	—	—	N/A	N/A	—
Gerald W. Haddock	6/1/2006	(1)	6/1/2006	(6)	6/1/2013	50.28	4,500	—	N/A	N/A	4,500
	6/1/2007	(1)	6/1/2007	(6)	6/1/2014	60.74	4,500	—	N/A	N/A	4,500
Francis S. Kalman	—		—		—	—	—	—	N/A	N/A	—
Thomas L. Kelly II	6/1/2006	(1)	6/1/2006	(6)	6/1/2013	50.28	4,500	—	N/A	N/A	4,500
	6/1/2007	(1)	6/1/2007	(6)	6/1/2014	60.74	4,500	—	N/A	N/A	4,500
Keith O. Rattie	—		—		—	—	—	—	N/A	N/A	—
Rita M. Rodriguez	6/1/2005	(1)	6/1/2005	(6)	6/1/2012	33.55	3,000	3,000	48.04	43,470	—
	6/1/2006	(1)	6/1/2006	(6)	6/1/2013	50.28	4,500	—	N/A	N/A	4,500
	6/1/2007	(1)	6/1/2007	(6)	6/1/2014	60.74	4,500	—	N/A	N/A	4,500
Paul E. Rowsey, III	6/1/2005	(1)	6/1/2005	(6)	6/1/2012	33.55	3,000	3,000	43.83	30,840	—
	6/1/2006	(1)	6/1/2006	(6)	6/1/2013	50.28	4,500	—	N/A	N/A	4,500
	6/1/2007	(1)	6/1/2007	(6)	6/1/2014	60.74	4,500	—	N/A	N/A	4,500
___________________

(1)	Grants were made under the Ensco 2005 Long Term Incentive Plan.

(2)	Grants were made under the Pride International Inc. Long Term Incentive Plan.

(3)	Options vested annually over a four-year period, except as deferred during certain specified regular or special blackout periods.

(4)	Options vest annually over a three-year period, except as may be deferred during certain specified regular or special blackout periods.

(5)	Options vested annually over a two-year period.

(6)	Options were immediately exercisable.

Share Price
The highest and lowest prices of Company shares during the year ended 31 December 2012 were $61.48 and $41.63, respectively. The closing price of the shares at 31 December 2012 was $59.28.

Annex 1 - 4

Total Shareholder Return

The chart below presents a comparison of the five-year cumulative total return, assuming $100 invested on 31 December 2007 and the reinvestment of dividends, for our shares, the Standard & Poor's 500 Stock Price Index and the Dow Jones U.S. Oil Equipment & Services Index.*

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Ensco plc, the S&P 500 Index, and the Dow Jones US Oil Equipment & Services Index

$120
$100
$80
$60
$40
$20
$0
12/07
12/08
12/09
12/10
12/11
12/12
Ensco plc
S&P 500
Dow Jones US Oil Equipment & Services

*$100 invested on 12/31/07 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright© 2013 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.
Copyright© 2013 Dow Jones & Co. All rights reserved.

Agreements with Directors

The Company has a contract in place with Mr. Rabun that provides for certain benefits upon termination. Please refer to "Employment Contracts and Potential Post-Termination Payments" within CD&A for a description of the terms of his contract. Please refer to the table below for full details of Mr. Rabun's compensation for the year ended 31 December 2012. Please also refer to CD&A generally for an explanation of the relative importance of the performance-related elements of Mr. Rabun's remuneration as against those which are non-performance related.

There are no agreements or letters of appointment in place with our non-employee directors. Historically, shareholders have appointed our directors for fixed terms of three years. If resolution 10 passes, the term of each director will end on an annual basis.

Annex 1 - 5

Total Director Remuneration

Our chairman, our only employee director, does not receive any additional compensation for his services as a director. The compensation paid to our employee and non-employee directors for the fiscal years ended 31 December 2012 and 2011 is reported in the tables below. Please refer to the "Summary Compensation Table" and the "Director Compensation Table" within Executive Compensation for further explanation regarding the relative elements of employee director and non-employee director compensation. The compensation paid to non-employee directors includes an element of stock-based compensation, designed to provide greater alignment of interests between non-employee directors and the Company's shareholders. This stock-based compensation is not subject to performance tests, given the nature of the role performed by the non-employee directors.

Employee Director Compensation Table
For the Year Ended 31 December 2012

Name and Principal Position	Year	Salary ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Daniel W. Rabun Chairman, President and Chief Executive Officer	2012	975,000	4,162,557	—	1,507,984	1,975,995	8,621,536
	2011	920,261	5,713,806	723,359	1,120,859	1,341,423	9,819,708
Non-Employee Director Compensation Table
For the Year Ended 31 December 2012

Name	Year	Fees Earned or Paid in Cash ($)	Dividends on Non-Vested Restricted Share Awards ($)	Share Awards ($)	Option Awards ($)	Other ($)(1)(2)	Total ($)
David A.B. Brown	2012	90,000	10,621	230,009	—	11,566	342,196
	2011	75,000	4,448	230,015	—	1,228	310,691
J. Roderick Clark	2012	99,109	22,764	230,009	—	19,498	371,380
	2011	105,000	20,610	230,015	—	15,076	370,701
C. Christopher Gaut	2012	90,000	22,764	230,009	—	14,936	357,709
	2011	107,000	20,610	230,015	—	3,762	361,387
Gerald W. Haddock	2012	95,891	22,126	230,009	—	24,251	372,277
	2011	126,000	19,980	230,015	—	13,189	389,184
Francis S. Kalman	2012	90,000	10,621	230,009	—	13,552	344,182
	2011	75,000	4,448	230,015	—	6,478	315,941
Thomas L. Kelly II	2012	95,891	22,126	230,009	—	(1,207)	346,819
	2011	122,000	19,980	230,015	—	6,309	378,304
Keith O. Rattie	2012	99,109	22,764	230,009	—	22,967	374,849
	2011	109,000	20,610	230,015	—	7,598	367,223
Rita M. Rodriguez	2012	90,000	22,126	230,009	—	(709)	341,426
	2011	109,000	19,980	230,015	—	6,883	365,878
Paul E. Rowsey, III	2012	125,000	22,126	230,009	—	18,274	395,409
	2011	141,917	19,980	230,015	—	11,525	403,437
___________________

(1)
The amounts disclosed in this column represent payments made by the Company on the behalf of the directors during 2012 for contributions to group health and welfare insurance, payments made by the Company on behalf of the directors for settlement of certain U.K. tax obligations from prior tax year(s) and payments made by the Company to reimburse directors for business expenses incurred in connection with the attendance of Board meetings in the U.K which are subject to U.K. income tax.

Annex 1 - 6

The payments made by the Company to each director during 2012 and 2011 as reimbursement for business expenses incurred in connection with the attendance of Board meetings in the United Kingdom, which are subject to U.K. income tax are as follows:

Name	2012	2011
David A.B. Brown	$11,566	$1,228
J. Roderick Clark	$5,137	$6,777
C. Christopher Gaut	$4,282	$3,762
Gerald W. Haddock	$3,050	$4,890
Francis S. Kalman	$3,765	$1,637
Thomas L. Kelly II	$1,552	$6,309
Keith O. Rattie	$2,426	$7,598
Rita M. Rodriguez	$2,813	$6,883
Paul E. Rowsey, III	$6,144	$11,525

(2)
During 2012, the Company received refunds for payments of U.K. taxes paid on behalf of certain directors in a prior year. No U.K. taxes were paid by the Company on behalf of Mr. Kelly and Dr. Rodriguez during 2012.

Long-Term Incentives

The following table sets forth information regarding the number and amount of restricted share awards outstanding at the beginning and end of the fiscal year ended 31 December 2012 for each director serving on the Board during 2012:

	Date of Grant	End of Period Over Which Qualifying Conditions Must be Fulfilled for Each Award(1)		Restricted Shares/Units Outstanding at Beginning of FY (#)	Restricted Shares/Units Granted During the FY (#)	Restricted Shares/Units Which Vested During the FY (#)	Market Price Per Share on Date of Grant ($)	Market Price Per Share on Vesting of Award ($)	Gain Realized Upon Vesting ($)	Restricted Shares/Units Outstanding at End of FY (#)
Daniel W. Rabun	3/20/2006	3/20/2016	(2)	25,000	—	5,000	47.12	55.39	276,950	20,000
	6/1/2007	6/1/2012	(3)	8,333	—	8,333	60.74	44.19	368,235	—
	6/1/2008	6/1/2013	(3)	30,666	—	15,333	71.83	44.19	677,565	15,333
	6/1/2009	6/1/2012	(4)	9,010	—	9,010	41.29	44.19	398,152	—
	6/1/2010	6/1/2013	(4)	21,596	—	10,798	34.45	44.19	477,164	10,798
	2/7/2011	2/7/2014	(4)	64,225	—	21,409	52.13	57.12	1,222,882	42,816
	3/1/2011	3/1/2014	(4)	20,166	—	6,722	55.34	57.12	383,961	13,444
	7/25/2011	7/25/2014	(4)	6,273	—	2,091	52.73	54.33	113,604	4,182
	2/28/2012	2/28/2015	(4)	—	38,568	—	58.34	N/A	N/A	38,568
David A.B. Brown	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
J. Roderick Clark	6/1/2008	6/1/2013	(5)	2,000	—	1,000	71.83	44.19	44,190	1,000
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
C. Christopher Gaut	6/1/2008	6/1/2013	(5)	2,000	—	1,000	71.83	44.19	44,190	1,000
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205

Annex 1 - 7

	Date of Grant	End of Period Over Which Qualifying Conditions Must be Fulfilled for Each Award(1)		Restricted Shares/Units Outstanding at Beginning of FY (#)	Restricted Shares/Units Granted During the FY (#)	Restricted Shares/Units Which Vested During the FY (#)	Market Price Per Share on Date of Grant ($)	Market Price Per Share on Vesting of Award ($)	Gain Realized Upon Vesting ($)	Restricted Shares/Units Outstanding at End of FY (#)
Gerald W. Haddock	6/1/2007	6/1/2012	(5)	300	—	300	60.74	44.19	13,257	—
	6/1/2008	6/1/2013	(5)	1,200	—	600	71.83	44.19	26,514	600
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
Francis S. Kalman	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
Thomas L. Kelly II	6/1/2007	6/1/2012	(5)	300	—	300	60.74	44.19	13,257	—
	6/1/2008	6/1/2013	(5)	1,200	—	600	71.83	44.19	26,514	600
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
Keith O. Rattie	6/1/2008	6/1/2013	(5)	2,000	—	1,000	71.83	44.19	44,190	1,000
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
Rita M. Rodriguez	6/1/2007	6/1/2012	(5)	300	—	300	60.74	44.19	13,257	—
	6/1/2008	6/1/2013	(5)	1,200	—	600	71.83	44.19	26,514	600
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
Paul E. Rowsey, III	6/1/2007	6/1/2012	(5)	300	—	300	60.74	44.19	13,257	—
	6/1/2008	6/1/2013	(5)	1,200	—	600	71.83	44.19	26,514	600
	6/1/2009	6/1/2014	(5)	3,342	—	1,114	41.29	44.19	49,228	2,228
	6/1/2010	6/1/2015	(5)	5,340	—	1,335	34.45	44.19	58,994	4,005
	6/1/2011	6/1/2014	(6)	4,236	—	1,412	54.30	44.19	62,396	2,824
	6/1/2012	6/1/2015	(6)	—	5,205	—	44.19	N/A	N/A	5,205
____________________

(1)
Restricted share awards and units vest pro rata over a certain period from the grant date and are not subject to further performance conditions. The end of period date noted in the table above refers to the date on which all restricted share awards and units for the grant identified have vested.

(2)	Restricted share awards vest (restrictions lapse) at a rate of 10% over a ten-year period from the grant date.

(3)	Restricted share awards vest (restrictions lapse) at a rate of 20% each year over a five-year period from the grant date.

(4)	Restricted share awards vest (restrictions lapse) at a rate of 33.3% each year over a three-year period from the grant date.

(5)	Restricted share awards granted to non-employee directors vest (restrictions lapse) at a rate of 20% each year from the grant date over a five-year period or upon retirement from our Board.

Annex 1 - 8

(6)	Restricted share units granted to non-employee directors vest (restrictions lapse) at a rate of 33.3% each year over a three-year period or upon retirement from our Board.

The following table sets forth information regarding performance unit awards outstanding at the beginning and end of the fiscal year ended 31 December 2012 for each director serving on the Board during 2012:

	Date of Grant	End of Period Over Which Qualifying Conditions Must be Fulfilled for Each Award(1)	Grant-date Fair Value of Performance Unit Awards at Beginning of FY ($)(2)(3)(4)	Grant-date Fair Value of Performance Unit Awards Granted During the FY ($)(2)(3)(4)	Actual Payout Related to Awards Which Vested During the FY ($)		Grant-date Fair Value of Performance Unit Awards at End of FY ($)(2)(3)(4)
Daniel W. Rabun	3/1/2010	12/31/2012	1,351,755	—	2,588,423	(5)	—
	3/1/2011	12/31/2013	648,675	—	N/A		648,675
	7/25/2011	12/31/2013	270,320	—	N/A		270,320
	2/28/2012	12/31/2015	—	1,912,500	N/A		1,912,500
____________________

(1)
Performance unit awards are measured over a three-year performance period. Any amounts earned under the performance unit awards are not payable until after the close of the performance period. Performance awards are subject to forfeiture if the recipient leaves the Company prior to award payout.

(2)
Grant-date fair value for performance unit awards is measured using the estimated probable payout on the date of grant. The performance unit awards are based upon three financial performance measurements, each measured over the three-year performance period. These awards may be settled in Company shares, cash or a combination thereof at the Company's discretion upon attainment of specified performance goals based on relative TSR and relative and absolute ROCE. The goals for the performance unit awards granted have three performance bands: a threshold, a target and a maximum. If the minimum threshold for the respective financial performance measure is not met, no amount will be paid for that component. Payments are prorated for performance between the threshold and target and between the target and maximum for each component.

(3)
In respect of the performance unit awards, TSR is defined as (i) dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period (ii) divided by the beginning share price of the performance period. Beginning and ending share prices are based on the average closing prices during the quarter preceding the performance period and the final quarter of the performance period, respectively. ROCE is defined as (i) net income, adjusted for any nonrecurring gains and losses, plus after-tax net interest expense, divided by (ii) total equity as of 1 January of the respective year plus the average of the long-term debt balances as of 1 January and 31 December of the respective year.

(4)
The Company's relative performance is evaluated against a group of nine performance peer companies, consisting of Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., Helmerich & Payne, Inc., Hercules Offshore, Inc., Nabors Industries Ltd., Noble Corporation, Parker Drilling Company, Rowan Companies plc and Transocean Ltd. If the group decreases in size during the performance period as a result of mergers, acquisitions or economic conditions, the applicable multipliers will be adjusted to pre-determined amounts based on the remaining number of performance peer group companies for the two relative performance measures.

(5)	The performance unit award for the performance period beginning 1 January 2010 and ending 31 December 2012 is expected to be paid in cash in April 2013.

Other Remuneration

We do not have a defined benefit or pension scheme. Please refer to the "Summary Compensation Table" under "Executive Compensation" within this proxy statement for details regarding Mr. Rabun's compensation schemes.

Annex 1 - 9

Annex 2
COMPANY NO. 7023598
THE COMPANIES ACTS 1985 TO 2006
PUBLIC COMPANY LIMITED BY SHARES
NEW ARTICLES OF ASSOCIATION
ENSCO PLC
(Adopted by Special Resolution passed on 20 May 2013)
PRELIMINARY

1.	ARTICLES OF ASSOCIATION
These Articles constitute the articles of association of the Company. The articles prescribed in any legislation relating to companies do not apply as the articles of the Company.

2.	INTERPRETATION

2.1	In these Articles, unless the context otherwise requires, the following words and expressions have the following meanings;
"Acts" means CA 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under CA 2006 or any such other enactment), so far as they apply to or affect the Company;
"Articles" means the articles of association of the Company as altered from time to time;
"auditors" or "external auditors" means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;
"board" means the board of directors from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;
"business day" means a day (excluding Saturday) on which banks generally are open in the City of London and New York for the transaction of normal banking business;
"CA 2006" means the Companies Act 2006;
"certificated" in relation to a share means a share which is not in uncertificated form;
"Class A Ordinary Shareholders" means the holders for the time being of the allotted and issued Class A Ordinary Shares;
"Class A Ordinary Shares" means the class A ordinary shares of US$0.10 each in the share capital of the Company;
"Class B Ordinary Shareholders" means the holders for the time being of the allotted and issued Class B Ordinary Shares;

Annex 2 - 1

"Class B Ordinary Shares" means the Class B Ordinary Shares of £1.00 each in the share capital of the Company;
"clear days" in relation to a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
"Company" means Ensco plc;
"company" includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Acts;
"director" means a director of the Company;
"electronic address" means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;
"electronic form" has the same meaning as in section 1168 of CA 2006;
"electronic means" has the same meaning as in section 1168 of CA 2006;
"entitled by transmission" means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member, or as a result of another event giving rise to a transmission of entitlement by operation of law;
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time;
"financial year" in relation to a company is determined as follows:

(a)
its first financial year begins with the first day of its first accounting reference period and ends with the last day of that period or any other date, not more than seven days before or after the end of that period, as the board may determine; and

(b)
subsequent financial years begin with the day immediately following the end of the company's previous financial year and end with the last day of its next accounting reference period or any other date, not more than seven days before or after the end of that period, as the board may determine;

"hard copy form" and "hard copy" have the same meanings as in section 1168 of CA 2006;
"holder" or "shareholder" in relation to shares means the member whose name is entered in the register as the holder of the shares;
"independent" or "independence" in relation to a director or proposed director means that such director or proposed director is (a) independent as defined by Rule 10A-3 promulgated by the Securities and Exchange Commission under the Exchange Act (or any successor rule thereto) and (b) independent as defined by the listing standards of the New York Stock Exchange or, if the Company is not subject to the listing standards of the New York Stock Exchange, as defined from time to time by resolution of the board;
"member" means a member of the Company;
"office" means the registered office of the Company;
"paid", "paid up" and "paid-up" mean paid or credited as paid;
"paid-up amount" means, in respect of any share, the amount paid or credited as paid up on that share, including sums paid, or credited as paid, by way of premium;
"public announcement" means disclosure in a press release reported by a national news service or in a document filed or furnished by the Company with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

Annex 2 - 2

"recognised financial institution" means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange which is designated for the purposes of section 778(2) of CA 2006;
"register" means the register of members of the Company kept pursuant to section 113 of CA 2006 or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share and cognate expressions shall be construed accordingly;
"seal" means the common seal of the Company and includes any official seal kept by the Company by virtue of sections 49 or 50 of CA 2006;
"secretary" means the secretary of the Company or any other person appointed by the board to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
"share" means any share (of whatever class or denomination) in the share capital of the Company, and "shares" shall be construed accordingly;
"uncertificated proxy instruction" means an instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned);
"Uncertificated Securities Regulations" means the Uncertificated Securities Regulations 2001;
"uncertificated" means, in relation to a share, a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system;
"United Kingdom" means Great Britain and Northern Ireland; and
"U.S." means the United States of America.

2.2.
The expressions "issuer register of members", "Operator", "Operator-instruction", "Operator register of members", "participating issuer", "participating security" and "relevant system" have the same meanings as in the Uncertificated Securities Regulations.

2.3.
All references in the Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

(a)	the facilities and requirements of the relevant system;

(b)	the Uncertificated Securities Regulations; and

(c)	the extent to which such instructions are permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

2.4.	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

2.5.	References to a "meeting" shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.6.	References to a "debenture" include debenture stock.

2.7.
The word "directors" in the context of the exercise of any power contained in the Articles includes any committee consisting of one or more directors, any director holding executive office and any local or

Annex 2 - 3

divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated.

2.8.	Powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them.

2.9.	No power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation.

2.10.
Except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under the Articles or under another delegation of the power.

2.11.
Save as aforesaid and unless the context otherwise requires, words or expressions contained in the Articles have the same meanings as in the Acts but excluding any statutory modification thereof not in force when the Articles become binding on the Company.

2.12.	References to a document being executed include references to its being executed under hand or under seal or by any other method.

2.13.
Unless the context otherwise requires, any reference to "writing" or "written" shall include any method of reproducing words or text in a legible and non-transitory form and documents or information sent or supplied in electronic form or made available on a website are in "writing" for the purposes of the Articles.

2.14.
Save where specifically required or indicated otherwise words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.15.	Article headings are inserted for ease of reference only and shall not affect construction.

2.16.
References to any statutory provision or statute include any modification or re-enactment thereof for the time being in force and all orders, regulations or other subordinate legislation made thereunder. This Article does not affect the interpretation of Article 2.11.

3.	LIABILITY OF MEMBERS
The liability of the members is limited to the amount, if any, unpaid on the shares in the Company held by them.

4.	CHANGE OF NAME
The Company may change its name by resolution of the board.
SHARES

5.	SHARE CAPITAL

5.1	The allotted and issued share capital of the Company at the date of adoption of the Articles is US$[•] and £50,000 divided into [•] Class A Ordinary Shares and 50,000 Class B Ordinary Shares.

5.2
In the Articles, unless the context requires otherwise, references to Class A Ordinary Shares and Class B Ordinary Shares shall include shares of those respective classes allotted and/or issued after the date of adoption of these Articles and ranking pari passu in all respects (save only as to the date from which such shares rank for dividend) with the shares of the relevant class then in issue.

Annex 2 - 4

5.3
The Class A Ordinary Shares and the Class B Ordinary Shares shall have such rights as are provided for by the Articles and, save as otherwise expressly provided for by the Articles, shall rank pari passu in all respects.

6.	ALLOTMENT

6.1
Subject to the provisions of the Acts and any relevant authority given by the Company in general meeting, the board may exercise any power of the Company to allot shares of the Company in one or more series, or to grant rights to subscribe for or to convert or exchange any security into or for shares of the Company or its successors in one or more series, to such persons or excluding such persons, at such times and on such terms as the board may decide.

6.2
The board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the board thinks fit.

6.3
Subject to the provisions of the Acts, the board may exercise any power of the Company to establish a shareholders rights plan (the "Rights Plan"). The Rights Plan may be in such form as the board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

6.4
Subject to the provisions of the Acts, the board may exercise any power of the Company to grant rights (a) to subscribe for shares of the Company and/or (b) to acquire shares of the Company, in each case in accordance with the Rights Plan (the "Rights").

6.5
The purposes for which the board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 6.3 and 6.4 above, shall include (without limitation) the following: where, in the opinion of the majority of the board members present at a duly convened (in accordance with Article 102) board meeting, acting in good faith and on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other part with or without the benefit of hindsight, to do so would improve the likelihood that:

(a)	any process which may result in an acquisition or change or Control of the Company is conducted in an orderly manner;

(b)	all members or the Company will be treated equally and fairly;

(c)	an optimum price for shares would be received by or on behalf of all members of the Company;

(d)	the success of the Company would be promoted for the benefit of its members as a whole;

(e)	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

(f)	the Company would not suffer serious economic harm.

6.6
Subject to the provisions of the Acts, the board may determine not to redeem the Rights and accordingly exercise any power of the Company to allot shares of the Company pursuant to the exercise of the Rights in accordance with the Rights Plan. The purposes for which the board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company, shall include (without limitation) the following: where, in the opinion of the majority of the board members present at a duly convened (in accordance with Article 102) board meeting, acting in good faith and on such grounds as

Annex 2 - 5

the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to allot shares in the Company would improve the likelihood that:

(a)	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(b)	any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

(c)	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares would be prevented;

(d)	any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its members as a whole will be prevented;

(e)	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

(f)	the Company would not suffer serious economic harm.

6.7
(a)    For the purposes of Article 6.5 and Article 6.6 above a person shall be deemed to have control ("Control") of the Company if he, either alone or with any group of affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, possesses or is entitled to acquire:

(i)	beneficial ownership of 20% or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting; or

(ii)
such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 20% or more of the income or assets so distributed; or

(iii)
such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 20% or more of the assets of the Company which would then be available for distribution among the members.

(b)
For the purposes of Article 6.7(a) above, "person" shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and "group of affiliated or associated persons" shall have the meaning given to such terms under the U.S. federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time.

(c)	For the purposes of Article 6.7(a) above, a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire,

Annex 2 - 6

irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent.

(d)
For the purposes of Articles 6.7(a) and 6.7(b) above, there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf.

(e)
For the purposes of Article 6.7(a) above, "beneficial ownership" of any person or group of affiliated or associated persons shall have the meaning given to such term under the U.S. federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time, and shall also mean the direct or indirect possession of any right or interest that would be required to be set forth in any notice described in Article 46.2(a)(ii) below if the person or group in question were a shareholder giving notice under Article 46.2 below.

7.	POWER TO ATTACH RIGHTS
Subject to the provisions of the Acts and to any rights attached to any existing shares, any share may be issued with, or have attached to it, such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the board may determine.

8.	VARIATION OF CLASS RIGHTS

8.1
Subject to the provisions of the Acts, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with Article 8.3 and other relevant provisions of the Articles.

8.2	The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, varied or deemed to be varied by:

(a)	the allotment or issue of; or

(b)	the grant of rights to subscribe for or to convert or exchange any security into or for further shares ranking in priority to or pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Acts.

8.3	All the Articles relating to general meetings will apply to any class meeting, with any necessary changes. The following changes will also apply:

(a)
a quorum will be present at any class meeting or adjournment thereof if one or more shareholders who are entitled to vote are present in person or by proxy who own, individually or in aggregate at least 20% in nominal amount of the issued shares of the relevant class; and

(b)
every shareholder who is present in person or by proxy and entitled to vote is entitled to one vole for every share he has of the class (but this is subject to any special rights or restrictions which are attached to any class of shares).

8.4
The provisions of Articles 8.1, 8.2 and 8.3 will apply to a variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

Annex 2 - 7

9.	REDEEMABLE SHARES
Subject to the provisions of the Acts and to any rights attached to any existing shares, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, and the board may determine the terms, conditions and manner of redemption of any shares so issued.

10.	COMMISSION AND BROKERAGE
The Company may exercise all the powers conferred or permitted by the provisions of the Acts of paying commission or brokerage. Subject to the provisions of the Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

11.	TRUSTS NOT RECOGNISED
Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share on trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right in the holder to the whole of the share, whether or not the Company shall have notice thereof.

12.	ALTERATION OF SHARE CAPITAL

12.1	The Company may:

(a)	increase its share capital by allotting new shares in accordance with the Acts and the Articles;

(b)	subject to the provisions of the Acts, by ordinary resolution consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares;

(c)	subject to the provisions of the Acts, by ordinary resolution sub-divide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and

(d)	subject to the provisions of the Acts, by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

12.2
Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13.	PURCHASE OF OWN SHARES
Subject to the provisions of the Acts, the Company may purchase its own shares (including any redeemable shares).

Annex 2 - 8

14.	UNCERTIFICATED SHARES

14.1
Subject to the provisions of the Acts and to the Uncertificated Securities Regulations, the board has the power to resolve that a class of shares shall become a participating security and/or that a class of shares shall cease to be a participating security.

14.2	Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

14.3
A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

14.4
The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

14.5	While a class of shares is a participating security, the Articles only apply to an uncertificated share of that class to the extent that they are consistent with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; and

(c)	the Uncertificated Securities Regulations.

SHARE CERTIFICATES

15.	RIGHT TO CERTIFICATE

15.1
A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares or within two months after the relevant Operator instruction is received by the Company (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

15.2	Where a member transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

15.3
The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

15.4
A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. In addition, it shall specify the powers, designations, preferences and relative participating, optional or other special rights in respect of such shares and the qualifications, limitations or restrictions of such rights, set forth in full or summarised on the face or back of the certificate. Alternatively, the Company may set forth on the face or back of the certificate a statement that the Company will furnish, without charge, to the shareholder holding such certificate and

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who so requests it, the powers, designations, preferences and relative participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such rights.

15.5
A certificate shall be issued under the seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares.

15.6	The issued shares of a particular class which are fully paid up and rank pari passu for all purposes shall not bear a distinguishing number. All other shares shall bear a distinguishing number.

15.7
Notwithstanding anything in this Article 15, but subject to the Acts, the board may from time to time determine, either generally or in any particular case, the method by which any share certificate issued by the Company in respect of the Company's shares, stock, debentures or other securities shall be authenticated or executed by or on behalf of the Company and, in particular:

(a)	the board may dispense with the need to affix the common seal, or any official seal, of the Company to such certificate;

(b)	the board may determine the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way;

(c)
the board may permit the signature or a facsimile or the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person's actual signature, and any certificate issued in accordance with the requirements of the board shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

16.	REPLACEMENT CERTIFICATES

16.1
Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

16.2
At the request of a member, the board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the board may decide.

16.3
Where a certificate is worn out or defaced the board may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the board may decide.

16.4
Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

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LIEN

17.	COMPANY'S LIEN ON SHARES NOT FULLY PAID

17.1
The Company has a first and paramount lien on all partly paid shares for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

17.2
The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this Article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company's lien (if any) on that share.

18.	ENFORCEMENT OF LIEN BY SALE

18.1
For the purpose of enforcing the lien referred to in Article 17, the board may sell all or any of the shares subject to the lien at such time or times and in such manner as it may decide provided that:

(a)	the due date for payment of the relevant amounts has arrived; and

(b)
the board has served a written notice on the member concerned (or on any person who is entitled to the shares by transmission or by operation of law) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.

18.2
To give effect to a sale, the board may authorise a person to transfer the shares in the name and on behalf of the holder (or any person who is entitled to the shares by transmission or by operation of law), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

19.	APPLICATION OF PROCEEDS OF SALE
The net proceeds of a sale effected under Article 18, after payment of the Company's costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. The balance (if any) shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the board and subject to a like lien for any amounts not presently payable as existed on the shares before the sale) be paid to the member (or any person entitled to the shares by transmission or by operation of law) immediately before the sale.
CALLS ON SHARES

20.	CALLS
The board may make calls on members in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not, by the terms of issue thereof, made payable on a fixed date. Each member shall (on receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company, at the time and place specified, the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may

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decide. A call is deemed made at the time when the resolution of the board authorising the call is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

21.	POWER TO DIFFERENTIATE
The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts or times of payment of a call on their shares or both.

22.	INTEREST ON CALLS
If a sum called is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount from the day the unpaid amount is due until the day it has been paid. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding eight per cent. per annum) as the board may decide. The board may waive payment of the interest in whole or in part.

23.	PAYMENT IN ADVANCE
The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding eight per cent. per annum) as the board may decide.

24.	AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS
An amount (whether in respect of the nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non-payment, the provisions of the Articles as to payment of interest, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.
FORFEITURE

25.	NOTICE IF CALL NOT PAID
If a member fails to pay the whole of a call or an instalment of a call by the date fixed for payment, the board may serve notice on the member or on a person entitled automatically by law to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:

(a)	the place where payment is to be made; and

(b)	that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

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26.	FORFEITURE FOR NON-COMPLIANCE
If the notice referred to in Article 25 is not complied with, any share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

27.	NOTICE AFTER FORFEITURE
When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the register. No forfeiture shall be invalidated by any omission to give such notice or to make such entry in the register.

28.	DISPOSAL OF FORFEITED SHARES

28.1
A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may decide. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

28.2	The board may, before a forfeited share has been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

28.3
A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re-allotted or disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

29.	ARREARS TO BE PAID NOTWITHSTANDING FOREITURE
A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and if that share is in certificated form shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding eight per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

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30.	SURRENDER
The board may accept the surrender of a share liable to be forfeited and in that case references in the Articles to forfeiture include surrender.
TRANSFER OF SHARES

31.	METHOD OF TRANSFER

31.1
A member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the board, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

31.2	A member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.

31.3
Subject to the provisions of the Uncertificated Securities Regulations, the transferor of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

32.	RIGHT TO REFUSE REGISTRATION

32.1
Subject to this Article and Article 68, shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the relevant regulatory authority (if any), the board may refuse to register a transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the relevant listing rules (if applicable), the board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid or the transfer of a certificated share on which the Company has a lien.

32.2
The board may also, in its absolute discretion, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

(a)	it is in respect of only one class of shares;

(b)	it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees or renouncees;

(c)	it is duly stamped (if required); and

(d)
it is delivered for registration to the office or such other place as the board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised financial institution where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

32.3
If the board refuses to register the transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to Article 136, the Company may retain all instruments of transfer which are registered.

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32.4
In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form unless the Uncertificated Securities Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances in which case the said Operator may refuse such registration.

32.5
If the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, within the time period stipulated by the Uncertificated Securities Regulations, send notice of the refusal to the transferee.

32.6
In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator-instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

32.7
In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, within two months after the date on which the Operator-instruction was received by the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee.

33.	NO FEES ON REGISTRATION
No fee shall be charged for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.
TRANSMISSION OF SHARES

34.	ON DEATH

34.1
The Company shall recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

34.2	Nothing in the Articles releases the estate or a deceased member from liability in respect of a share which has been solely or jointly held by him.

35.	ELECTION OF PERSON ENTITLED BY TRANSMISSION

35.1
A person becoming entitled by transmission to a share may, on production of such evidence as the board may require as to his entitlement, elect either to be registered as a member or to have a person nominated by him registered as a member.

35.2	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:

(a)	if it is a certificated share, execute an instrument of transfer of the share to that person; or

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(b)	if it is an uncertificated share:

(i)	procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or

(ii)	change the share to a certificated share and execute an instrument of transfer of the share to that person.

35.3
All the provisions of the Articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

35.4
The board may give notice requiring a person to make the election referred to in Article 35.1. If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

36.	RIGHTS ON TRANSMISSION
Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to Articles 35 and 117, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.
UNTRACED SHAREHOLDERS

37.	POWER OF SALE

37.1
Subject to the Uncertificated Securities Regulations, the Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

(a)
during a period of not less than 12 years before the date of publication of the advertisements referred to in Article 37.1 (c) (or, if published on two different dates, the first date) (the "relevant period") at least three cash dividends have become payable in respect of the share;

(b)
throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by Article 117.1 has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

(c)
on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a newspaper in general circulation in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

(d)	the Company has not, so far as the board is aware, during a further period of three months, after the date of the advertisements referred to in Article 37.1 (c) (or the later advertisement if the

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advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

37.2
Where a power of sale is exercisable over a share pursuant to Article 37.1, the Company may at the same time also sell any additional share issued in right of such share or in right of such an additional share previously so issued provided that the requirements of Articles 37.1(a) to 37.1(d) (as if the words "throughout the relevant period" were omitted from Article 37.1(b) and the words "on expiry or the relevant period" were omitted from Article 37.1(c)) shall have been satisfied in relation to the additional share.

37.3
To give effect to a sale pursuant to Articles 37.1 or 37.2, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

38.	APPLICATION OF PROCEEDS OF SALE
The Company shall be indebted to the member or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.
FRACTIONS

39.	FRACTIONS

39.1
If, as the result of consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. Subject to the provisions of the Acts, the board may, in effecting divisions and/or consolidations, treat a member's shares held in certificated form and uncertificated form as separate holdings. In particular, the board may:

(a)
sell any shares representing fractions to a person (including, subject to the provisions of the Acts, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the board so decides, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

(b)
subject to the provisions of the Acts, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or subdivision, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).

39.2
To give effect to a sale pursuant to Article 39.1(a) the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The board may also authorise a person to

Annex 2 - 17

transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

39.3
If shares are allotted or issued pursuant to Article 39.1(b), the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been effected pursuant to Article 122. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 122.

GENERAL MEETINGS

40.	ANNUAL GENERAL MEETINGS
The Company shall hold annual general meetings in accordance with the requirements of the Acts. Such meetings shall be convened by the board at such times and, subject to Article 59, places as it thinks fit.

41.	CONVENING OF GENERAL MEETINGS
The board, the chairman or the chief executive officer may convene a general meeting whenever and at any place it, he or she thinks fit. A general meeting may also be convened in accordance with Article 86.

42.	LENGTH AND FORM OF NOTICE

42.1
Subject to the provisions of the Acts, an annual general meeting shall be called by not less than 21 clear days' notice and not more than 60 clear days' notice and all other general meetings shall be called by not less than 14 clear days' notice and not more than 60 clear days' notice.

42.2	Subject to the provisions of the Acts, and although called by shorter notice than that specified in Article 42.1, a general meeting is deemed to have been duly called if it is so agreed:

(a)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(b)
in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95 per cent. in nominal value of the shares giving that right.

42.3	The notice of meeting shall:

(a)	if it is a notice calling an annual general meeting, state that the meeting is an annual general meeting;

(b)	specify the time, the date and the place of the meeting (including any satellite meeting place arranged for the purpose of Article 55, which shall be identified as such in the notice of meeting);

(c)	in the case of special business, specify the general nature of that business;

(d)	if the meeting is convened to consider a special resolution, include the text of the resolution and specify the intention to propose the resolution as a special resolution; and

(e)	state, with reasonable prominence, that a member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at the meeting and to appoint

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more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him), and that a proxy need not also be a member.

42.4
The notice of meeting shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

42.5
The board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the board (which shall not be more than 60 days nor less than ten days before the date for the holding of the meeting), provided that, if the Company is a participating issuer, the day determined by the board shall not be more than 21 clear days before the day that the relevant notice of the meeting is being given.

42.6
The notice of meeting must also specify a time (which shall not be more than 60 days nor less than ten days before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 42.6 no account shall be taken of any part of a day that is not a working day.

42.7
The notice of meeting shall include details of any arrangements made for the purpose of Article 55 making it clear that participation in those arrangements will amount to attendance at the meeting to which the notice relates.

42.8
Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

43.	OMISSION TO SEND NOTICE
Subject to the provisions of the Acts, the accidental omission to give notice of a meeting or any resolution intended to be moved at a meeting or any document relating to a meeting, or the non-receipt of any such notice, resolution or document by a person entitled to receive any such notice, resolution or document, shall not invalidate the proceedings at that meeting.

44.	POSTPONEMENT OF GENERAL MEETINGS
If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. When a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed in the Wall Street Journal and the Financial Times or at least two other newspapers in national circulation, one in each of the United States and the United Kingdom, respectively. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that members trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in

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Article 63 until the time for holding the rearranged meeting. Any moved and/or postponed meeting may also be moved and/or postponed under this Article.

45.	SPECIAL BUSINESS

45.1	All business transacted at a general meeting, is deemed special except the following business transacted at an annual general meeting:

(a)	the receipt and consideration of the annual accounts, the directors' report and the auditors' report on those accounts and the directors' report;

(b)	the appointment or reappointment of directors and other officers in place of those retiring or otherwise ceasing to hold office; and

(c)
the appointment or reappointment of the auditors (when special notice of the resolution for appointment is not required by the provisions of the Acts) and determining or authorising the manner of determining the remuneration of the auditors.

45.2	All business transacted at a general meeting shall be limited to the purposes stated in the notice of the meeting.

46.	NOMINATIONS AND BUSINESS PROPOSALS

46.1
Subject to the provisions of the Articles, nominations of persons for appointment to the board at an annual general meeting and the proposal of other business to be considered by the members at an annual general meeting may be made only:

(a)	by or at the direction of the board; or

(b)	by any shareholder or shareholders of the Company who:

(i)
is or are shareholder(s) of record, whose interest in shares, individually or in aggregate, represent(s) at least five per cent of such of the paid-up share capital of the Company as carries the right of voting at general meetings of the Company, at the time of giving of notice provided for in this Article 46 and at the time of the annual general meeting;

(ii)	is or are entitled to vote at the meeting; and

(iii)
complies or comply with the notice procedures set forth in this Article 46 as to such nomination or business; this paragraph (b) shall be the exclusive means for a shareholder to make nominations or propose other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Company's notice of meeting) for consideration at an annual general meeting.

46.2
Without qualification, for any nominations or any other business to be properly brought before an annual general meeting by a shareholder pursuant to Article 46.1(b), the shareholder must have given timely notice hereof in writing to the secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed and received by the secretary at the office not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year's annual general meeting, subject to any other requirements of law; provided, however, that (i) in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day

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prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made by the Company, and (ii) in relation to the first annual general meeting of the Company occurring after January 1, 2010, references to the anniversary date of the preceding year's annual general meeting shall be to May 28, 2010. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above. To be in proper form, a shareholder's notice (whether given pursuant to this Article 46.2 or Article 46.8) to the secretary must:

(a)	set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such shareholder, as they appear in the register, and of such beneficial owner, if any;

(ii)	(A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner;
(B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;
(C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares or any security of the Company;
(D) any short interest in any security of the Company (for purposes of this Article a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company;
(F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and
(G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any

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such interests held by members of such shareholder's immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and

(iii)
any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)	if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth:

(i)
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business; and

(ii)
a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c)	set forth, as to each person, if any, whom the shareholder proposes to nominate for appointment or reappointment to the board:

(i)
all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities Exchange Commission under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)
with respect to each nominee for appointment or reappointment to the board, include a completed and signed questionnaire, representation and agreement required by Article 46.7. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an

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independent director of the Company or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.

46.3
Subject to the provisions of the Articles, only such persons who are nominated in accordance with the procedures set forth in this Article 46 shall be eligible to serve as directors and only such business shall be conducted at a general meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Article 46.

46.4
Except as otherwise provided by law or the Articles, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 46 and, if any proposed nomination or business is not in compliance with this Article 46, to declare that such defective proposal or nomination shall be disregarded.

46.5
Notwithstanding any other provisions of this Article 46, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article 46; provided, however, that any references in the Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article 46.1(b) or Article 46.8.

46.6
Nothing in this Article 46 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred shares if and to the extent provided for under law or the Articles.

46.7
To be eligible to be a nominee for appointment or reappointment as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice set forth in this Article 46) to the secretary at the office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:

(a)	is not and will not become a party to:

(i)
any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person's ability to comply, if appointed as a director of the Company, with such person's fiduciary duties under applicable law;

(b)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(c)	in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a director of the Company, and

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will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company.

46.8
Subject to the provisions of the Articles, if the board has convened a general meeting (other than an annual general meeting) for the purpose of appointing to the board one or more directors nominated by or at the direction of the board, as specified in the notice of meeting, nominations of alternative persons for appointment to the board may only be made by any shareholder or shareholders of the Company who:

(i)
is or are shareholder(s) of record, whose interest in shares, individually or in aggregate, represent(s) at least five per cent of such of the paid-up share capital of the Company as carries the right of voting at general meetings of the Company, at the time of giving of notice provided for in this Article 46.8 and at the time of the general meeting;

(ii)	is or are entitled to vote at the meeting; and

(iii)
complies or comply with the shareholders notice requirements set forth in Article 46.2(a), 46.2(c) and 46.2(d) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article 46.7) provided that such notice (and accompanying documentation) is delivered or mailed to and received by the secretary at the office not earlier than the close of business on the 75th day prior to the date of such general meeting and not later than the close of business on the 50th day prior to the date of such general meeting, subject to any other requirements of law; provided, however, that, if the first public announcement of the date of such general meeting is less than 65 days prior to the date of such general meeting, notice by the shareholder to be timely must be so delivered no later than the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of a general meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

46.9
For the purpose of this Article 46, where nominations of persons for appointment to the board and/or proposals of other business to be considered by the members at a general meeting (as the case may be) are made by more than one shareholder, references to a shareholder in relation to notice and other information requirements shall apply to each shareholder, respectively, as the context requires.

47.	LIST OF SHAREHOLDERS

47.1	At least ten days before every general meeting, the secretary shall prepare a complete list of the shareholders entitled to vote at the meeting.

47.2	The list of shareholders shall:

(a)	be arranged in alphabetical order;

(b)	show the address of each shareholder; and

(c)	show the number of shares registered in the name of each shareholder.

47.3
The list of shareholders shall be available during ordinary business hours for a period of at least ten days before the meeting for inspection by any shareholder for any purpose relevant to the shareholder meeting. The notice of the meeting may specify the place where the list of shareholders may be inspected. If the notice of the meeting does not specify the place where shareholders may inspect the list of shareholders, the list of shareholders shall be available for inspection at the place where the meeting is to be held.

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47.4	The list of shareholders shall be available for inspection by any shareholder who is present at the meeting, at the place, and for the duration, of the meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.	QUORUM

48.1.
No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the Articles, which shall not be treated as part of the business of the meeting.

48.2.
The quorum for a general meeting is a member or members present in person or by proxy who represent(s) at least the majority of the voting rights of all the members entitled to attend and vote at the meeting.

49.	PROCEDURE IF QUORUM NOT PRESENT

49.1
If a quorum is not present within ten minutes (or such longer time not exceeding 30 minutes as the chairman decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, in default, the board) decides. If at the adjourned meeting a quorum is not present within five minutes after the time fixed for the start of the meeting, the meeting is dissolved.

49.2
The Company shall give not less than seven clear days' notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement. No business may be dealt with at any meeting adjourned for the lack of a quorum the general nature of which was not stated in the notice convening the original meeting.

50.	CHAIRMAN

50.1
The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present and willing and able to act within five minutes after the time fixed for the start of the meeting or neither is willing and able to act, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the members present in person and entitled to vote shall choose one of their number to be chairman.

50.2
Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting. The chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

51.	RIGHT TO ATTEND AND SPEAK

51.1	Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.

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51.2	The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

52.	POWER TO ADJOURN

52.1
The chairman or the holder or holders of shares representing the majority of the voting rights present at any general meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting.

52.2
Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

(a)	secure the proper and orderly conduct of the meeting;

(b)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)	ensure that the business of the meeting is properly disposed of.

53.	NOTICE OF ADJOURNED MEETING

53.1
Whenever a meeting is adjourned pursuant to Article 52, regardless of the adjournment period, the board may (but need not) make a fresh determination of persons entitled to receive notice of such adjourned meeting (provided any record date shall not be more than 60 days nor less than ten days before the date for the holding of the meeting), in which case at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.2 below, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.2
Whenever a meeting is adjourned for more than 30 days or for an indefinite period pursuant to Article 52, at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.1 above, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.3
The notice of an adjourned meeting given in accordance with this Article must, if the adjournment is for more than 30 days, and may, in all other cases, also specify a date and time (which shall not be more than 60 days nor less than ten days before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 53.3 no account shall be taken of any part of a day that is not a working day.

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54.	BUSINESS AT ADJOURNED MEETING
Subject to Article 53.2 at an adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

55.	SATELLITE MEETINGS

55.1
The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)
hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons present in the same way.

55.2	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

56.	ACCOMMODATION OF MEMBERS AT MEETING
If it appears to the chairman that the principal meeting place or any satellite meeting place is inadequate to accommodate all members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

(a)	participate in the business for which the meeting has been convened;

(b)
hear and see all persons present who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) whether in the principal meeting place, any satellite meeting place or elsewhere; and

(c)	be heard and seen by all other persons present in the same way.

57.	SECURITY
The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board may authorise one or more persons, who shall include a director, an officer or the secretary or the chairman of the meeting, to:

(a)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.

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VOTING

58.	METHOD OF VOTING

58.1	Any resolution put to the vote at a general meeting shall be decided on a poll and, for the avoidance of doubt, no resolution shall be decided on a show of hands.

58.2	Cumulative voting of shares of the Company, regardless of the class of shares, is prohibited.

59.	PROCEDURE

59.1
Each poll shall be conducted in such a manner as the chairman directs. In advance of any meeting, the chairman shall appoint scrutineers, who need not be members, to act at the meeting. The chairman may appoint one or more persons as alternate scrutineers to replace any scrutineer who fails to act. If no scrutineer or alternate scrutineer is willing or able to act at a meeting, the chairman shall appoint one or more scrutineers to act at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

59.2
Each scrutineer appointed in accordance with this Article shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the board, that he or she will execute the duties of a scrutineer with strict impartiality and according to the best of his or her ability.

59.3
A poll conducted on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the meeting at which such question arose).

59.4
The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

59.5
The conduct of a poll (other than on the election of a chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

59.6	On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

60.	VOTES OF MEMBERS

60.1
Subject to any rights or restrictions as to voting attached to any class of shares by or in accordance with the Articles and subject to Article 65 and the Acts, at a general meeting on a vote on a resolution every member (whether present in person or by proxy) has one vote for every share of which he is the holder.

60.2
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

60.3
A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom, the United States or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote by his guardian, receiver, curator bonis or other

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person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with the Articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the Articles for the appointment of a proxy within the time limits prescribed by the Articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

61.	RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.
Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

62.	VOTING BY PROXY

62.1
A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company. Such a proxy can himself appoint another person to be his proxy in relation to the number of shares held by him, and such proxy can himself appoint another person to be his proxy in relation to the number of shares held by him and so on ad infinitum, and the provisions of Articles 62 to 64 shall apply to all such appointments as if the appointee was the registered holder of such shares and the appointment was made by him in that capacity.

62.2	A proxy need not be a member.

62.3
Subject to Article 62.4, an instrument appointing a proxy shall be in hard copy in any usual form (or in another form approved by the board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

62.4
The Company may provide an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy and notice of the termination of the authority of a proxy). The Company shall be deemed to have agreed that any such document or information may be sent by electronic means to that address (subject to any conditions or limitations specified by the Company when providing the address).

62.5
A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in the Articles to an appointment of proxy include references to an appointment of multiple proxies.

62.6
Where two or more valid but conflicting appointments of proxy are delivered or received for the same share or shares for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards

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that share or those shares. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share or those shares.

62.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting.

62.8
The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless the contrary is stated in it.

62.9
Subject to the provisions of the Acts and the requirements of any relevant listing rules (if applicable), the board may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the members by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative anyone or more of the directors or any other person. If for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitation are issued at the Company's expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure, due to circumstances beyond the Company's control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

63.	APPOINTMENT OF PROXY

63.1
An appointment of proxy (and, where such proxy is himself appointed by a proxy, such appointor(s) proxies), and (if required by the board) a power of attorney or other authority under which it is, or they are, as applicable, executed or a copy of it notarially certified or certified in some other way approved by the board, shall:

(a)
in the case of an appointment of proxy in hard copy form, be received at the office, or another place specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote;

(b)
in the case of an appointment of proxy in electronic form, be received at the electronic address specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote;

(c)
in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, be received as aforesaid after such meeting and not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll; or

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(d)
in the case of a poll not taken immediately but taken not more than 48 hours after the meeting at which the relevant vote was to be taken, be delivered at such meeting to the chairman or to the secretary or to any director.

An appointment of proxy not received or delivered in accordance with this Article is invalid.
The board may at its discretion determine that, in calculating the periods mentioned in this Article 63.1, no account shall be taken of any part of any day that is not a working day.

63.2
Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of proxy to be made by electronic means in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

64.	WHEN VOTES BY PROXY VALID ALTHOUGH AUTHORITY TERMINATED
A vote cast by a proxy is valid despite the previous termination of the authority of a person to act as a proxy unless notice of such termination shall have been received by the Company at the office, or at such other place or address at which an appointment of proxy may be duly received or delivered, not later than the time at which an appointment of proxy should have been received or delivered in order for it to be valid for use at the meeting or adjourned meeting at which the vote is cast or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use in relation to the poll at which the vote is cast.

65.	CORPORATE REPRESENTATIVES

65.1
A corporation which is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares (a "representative").

65.2	Subject to Article 65.3, a representative is entitled to exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual member of the Company.

65.3	Where a corporation authorises more than one representative and more than one representative purport to exercise a power under Article 65.2 in respect of the same shares:

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way;

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

65.4
A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

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66.	OBJECTIONS TO AND ERROR IN VOTING
No objection may be made to the qualification of any person voting at a general meeting or to the counting of, or failure to count, any vote, except at the meeting, adjourned meeting or poll at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman whose decision on such matter shall be final and conclusive.

67.	AMENDMENTS TO RESOLUTIONS
No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

(a)
at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)	the chairman in his absolute discretion decides that the amendment may be considered or voted on.
If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

68.	FAILURE TO DISCLOSE INTERESTS IN SHARES

68.1
Where notice is served by the Company under section 793 of CA 2006 (a "section 793 notice") on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the "default shares", which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the board otherwise decides:

(a)
the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

(b)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

(i)
a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 121, to receive shares instead of a dividend; and

(ii)	no transfer of any certificated default shares shall be registered unless the transfer is an excepted transfer or:

(A)	the member is not himself in default in supplying the information required; and

(B)	the member proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

68.2
For the purpose of enforcing the sanction in Article 68.1(b)(ii), the board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time

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stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the member in accordance with the Uncertificated Securities Regulations.

68.3	The sanctions under Article 68.1 cease to apply seven days after the earlier of:

(a)	receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred: and

(b)	receipt by the Company, in a form satisfactory to the board, of all the information required by the section 793 notice.

68.4
Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of Articles 68.1 or 68.2.

68.5	For the purposes of this Article 68:

(a)
a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(b)	"interested" shall be construed as it is for the purpose of section 793 or CA 2006;

(c)
reference to a person having failed to give the Company the information required by a section 793 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	the "prescribed period" means 14 days;

(e)	an "excepted transfer" means, in relation to shares held by a member:

(i)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of Chapter 3 of Part 28 of CA 2006); or

(ii)
a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(iii)
a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole or the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

68.6	The provisions of this Article are in addition and without prejudice to the provisions of the Acts.

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APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

69.	NUMBER OF DIRECTORS

69.1	The number of directors must not be less than three and must not be more than fifteen. The number of directors may be fixed within the foregoing limits from time to time by resolution of the board.

69.2	A majority of the directors shall be independent.

70.	APPOINTMENT OF EXECUTIVE DIRECTORS

70.1
Subject to the provisions of the Acts, the board may appoint one or more of its body to hold an executive office with the Company for such term and on such other terms and conditions as the board thinks fit. The board may revoke or terminate an appointment, without prejudice to a claim for damages for breach of the contract of service between the director and the Company or otherwise.

70.2
Subject to the provisions of the Acts, the board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as the board thinks fit and (without prejudice to any other provision of the Articles) it may remunerate any such director for such services as it thinks fit and provide for the payment of expenses properly incurred by the director.

71.	NO SHARE QUALIFICATION
A director is not required to hold any shares in the capital of the Company.

72.	VOTING ON RESOLUTION FOR APPOINTMENT
At a general meeting a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless an ordinary resolution that it should be so made has first been agreed to by the meeting without any vote being given against it, and for the purposes of this Article a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment. A resolution moved in contravention of this Article is void (whether or not its being so moved was objected to at the time).

73.	RETIREMENT OF DIRECTORS
At every annual general meeting all the directors shall retire from office and each director may offer himself for re-appointment by the members.

74.	POSITION OF RETIRING DIRECTORS

(a)
A director who retires at an annual general meeting may, if willing to continue to act, be re-appointed. If he is re-appointed he is treated as continuing in office throughout. Subject to paragraph (b) below, if he is not re-appointed, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to appoint someone in his place or when a resolution to re-appoint the director is put to the meeting and lost.

(b)
If at any annual general meeting all the resolutions for the re-appointment of directors are put to the meeting and lost or if by reason of directors failing to be re-appointed the number of directors falls

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below the minimum number fixed by or in accordance with the Articles or below the number fixed by or in accordance with the Articles as the quorum, all directors retiring at the meeting and standing for re-appointment (the "dismissed directors") shall continue to be directors for a maximum period of 60 days (and are treated as continuing in office without interruption). During such period, directors shall be appointed either at a further general meeting and/or by the directors (but in this latter case, none of those appointed may be dismissed directors). Once a sufficient number of directors has been so appointed, the dismissed directors shall cease to be directors.

75.	VACATION OF OFFICE BY DIRECTOR

75.1	Without prejudice to the provisions for retirement contained in the Articles, the office of a director is vacated if:

(a)	he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

(b)	he ceases to be a director by virtue of a provision of the Acts, is removed from office pursuant to the Articles or becomes prohibited by law from being a director;

(c)
he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute;

(d)
he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health or any court claiming jurisdiction on the ground of mental disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs, and in any such case the board resolves that his office be vacated.

75.2	A resolution of the board declaring a director to have vacated office under the terms of this Article is conclusive as to the fact and grounds of vacation stated in the resolution.

75.3	If the office of a director is vacated for any reason, he shall cease to be a member of any committee of the board.

ALTERNATE DIRECTORS

76.	APPOINTMENT

76.1
A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his alternate director:

(a)	another director; or

(b)	another person approved by the board and willing to act.
No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by the provisions of the Acts has been received at the office or tabled at a meeting or the board.

76.2	An alternate director is not required to hold any shares in the capital of the Company and shall not be counted in reckoning the number of directors for the purpose of Article 69.

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77.	REVOCATION OF APPOINTMENT
A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his alternate director and, subject to the provisions of Article 76, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment or an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he had not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

78.	PARTICIPATION IN BOARD MEETINGS
An alternate director shall, if he gives the Company an address at which notices may be served on him or an address at which notices may be served on him by electronic means, be entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

79.	RESPONSIBILITY

79.1
A person acting as an alternate director shall be an officer of the Company, shall alone be responsible to the Company for his acts and defaults, and shall not be deemed to be the agent of his appointor.

REMUNERATION, EXPENSES AND PENSIONS

80.	REMUNERATION AND EXPENSES OF DIRECTORS

80.1
Subject to the provisions of the Articles, the board shall have the authority to determine the compensation of directors who are not officers or employees of the Company or a subsidiary of the Company. Such directors may be paid their expenses, if any, of attendance at each meeting of the board or committee of the board and may be paid a fixed sum for attendance at or participation in each meeting of the board or committee of the board, which may be in addition to stated director compensation in cash or equity (shares or options) or other benefits, or any combination thereof.

80.2
No such compensation under Article 80.1 shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of any special or standing committees may be allowed like compensation for attending or participating in committee meetings. A non-executive chairman of the board and the chairman of a special or standing committee may be paid a supplemental fixed sum for serving as chairman of each meeting of the board or the special or standing committee.

80.3
Subject to the provisions of the Acts, the Company may also fund a director's expenditure on defending proceedings (including investigations by or action proposed to be taken by any regulatory authority) or in connection with any application under the Acts and may do anything to enable a director to avoid incurring such expenditure.

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81.	REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS
An alternate director is not entitled to compensation from the Company for his services as an alternate director. The compensation payable to an alternate director is payable out of the compensation payable to his appointor and consists of such portion (if any) of the compensation as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under Article 80 had he been a director.

82.	DIRECTORS' PENSIONS AND OTHER BENEFITS

82.1
The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:

(a)	the Company;

(b)	a company which is or was a subsidiary undertaking of the Company;

(c)	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(d)	a predecessor in business of the Company or of a subsidiary undertaking of the Company,
(or, in each case, for any member of his family, including a spouse or former spouse, a civil partner or a former civil partner, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

82.2	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under Article 82.1 and is not obliged to account for it to the Company.

83.	REMUNERATION OF EXECUTIVE DIRECTORS
The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of compensation payable to him for his services as director pursuant to the Articles.

84.	INSURANCE
Subject to the provisions of the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

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POWERS AND DUTIES OF THE BOARD

85.	POWERS OF THE BOARD
Subject to the provisions of the Acts and the Articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the Articles and no direction given by the Company shall invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the Articles giving specific powers to the board do not limit the general powers given by this Article.

86.	POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER
The directors can continue to act even if one or more of them stops being a director. If the number of directors falls below the minimum which applies under the Articles, the remaining director(s) may appoint further directors and convene general meetings to make up the shortfall.
If no director or directors is or are able or willing to act, notwithstanding any other provisions of the Articles, a member may convene a general meeting for the purpose of appointing directors.

87.	POWERS OF EXECUTIVE DIRECTORS
The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

88.	CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

88.1
The chairman of the board, if one has been appointed, shall perform such duties as may be delegated by the board. The board may designate whether the chairman of the board, or the president, if such an officer shall have been appointed, shall be the chief executive officer of the Company. The chairman of the board, the chief executive officer, or the president, if one has been appointed, shall preside at all general meetings and meetings of the board.

88.2
Unless the board shall otherwise delegate such duties, the chief executive officer shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, including designation of authority by power of attorney, or where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the Company. The chief executive officer or such other officer as shall be authorised by him or her shall have such powers and duties as usually pertain to the office of chief executive officer, except as the same may be modified by the board.

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89.	VICE PRESIDENTS
The president, executive vice president, senior vice president, or vice president, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the chief executive officer or the president, as the case may be, perform the duties and exercise the powers of the absent or disabled chief executive officer or president. They shall perform such other duties and have such other powers as the board may from time to time prescribe during the period of the absence or disability.

90.	DELEGATION TO COMMITTEES

90.1
The board may by a majority of the whole board delegate any of its powers, authorities and discretions (with power to sub-delegate) to a committee consisting of one or more persons (whether a member or members of the board or not) as it thinks fit. A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the board (including, without limitation, the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to Articles 70 and 80 to 84 and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

90.2	Committee membership designations shall be subject to provisions regarding independence or other qualifications for committee service which may be imposed by applicable laws, rules or regulations.

90.3	The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

90.4
Standing committee functions, one or more of which may be performed by a single committee, shall include audit, compensation, governance and nominating. Any committee of the board, to the extent provided in the resolution of the board or the board approved committee charter, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Company, including:

(a)	authorising the seal of the Company to be affixed to all papers which may require it;

(b)
in relation to the allotment or issue of shares approved by the board, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company;

but no such committee shall have the power or authority in reference to:

(c)	adopting an agreement of merger, consolidation, scheme of arrangement or similar arrangement;

(d)	recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

(e)	recommending to the shareholders a dissolution of the Company or a revocation of a dissolution,

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provided further that, unless the resolution or the Articles expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorise the allotment or issue of shares.
Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board.

91.	OFFICERS

91.1
The officers of the Company shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed herein or determined solely by the board, subject to the right of the board to remove any officer or officers at any time with or without cause. The board may determine that all of the officers of the Company shall be appointed or reappointed by the board on an annual basis.

91.2
The officers of the Company shall include a secretary and may include a chairman of the board, a chief executive officer, a president, one or more executive vice presidents, senior vice presidents, vice presidents, and a treasurer, each of whom shall be elected by the board. Any number of offices may be held by the same person unless the Acts or the Articles otherwise provide.

91.3	Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board.

91.4	Any officer of the Company may be removed at any time, with or without cause, by the board.

91.5	The salaries of all officers and agents of the Company shall be fixed by the board or a duly constituted committee thereof.

91.6
Each officer of the Company shall hold office until his or her successor is appointed or until his or her earlier resignation or removal. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the board or other governing body.

92.	AGENTS
The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation with or without cause.

93.	EXERCISE OF VOTING POWERS
The board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

94.	PROVISION FOR EMPLOYEES
The board may exercise the powers conferred on the Company by the Acts to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiaries (other than a director

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or former director or shadow director) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary.

95.	REGISTERS
Subject to the provisions of the Acts, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

96.	REGISTER OF CHARGES
The Company shall keep a register of charges in accordance with the provisions of the Acts and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the provisions of the Acts or, failing which, decided by the board.

97.	DIRECTORS' CONFLICTS OF INTEREST OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

97.1
If a situation (a "relevant situation") arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of any such property, information or opportunity, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

(a)
if the relevant situation arises from the appointment or proposed appointment of a person as a director of the Company, the board may resolve to authorise the appointment of the director and the relevant situation;

(b)
if the relevant situation arises in circumstances other than those in Article 97.1(a), the board may resolve to authorise the relevant situation and the continuing performance by the director of his duties, in each case on such terms as the board may determine and such determination shall be notified in writing to the relevant directors.

97.2	Any authorisation under Article 97.1 shall be effective only if:

(a)
the matter in question shall have been proposed in writing for consideration at a meeting of the board, in accordance with the board's normal procedures or in such other manner as the board may approve;

(b)
any requirement as to the quorum at the meeting of the board for that part of the meeting at which the matter is considered is met without counting the director in question and any other interested director (together the "interested directors"); and

(c)	the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted and may be terminated by the board at any time after prior consultation with the interested directors, reasonable account being taken of their representations.

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97.3	Any reference in Article 97.1 to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

97.4
Any terms determined by the board under Article 97.1(a) or Article 97.1(b) may be imposed at the time of the authorisation or may be imposed or varied subsequently after prior consultation with the interested directors, reasonable account being taken of their representations, and may include (without limitation):

(a)	whether the interested director(s) may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the relevant situation;

(b)	the exclusion of the interested director(s) from all information and discussion by the board or any committee of the board of the relevant situation; and

(c)
(without prejudice to the general obligations of confidentiality) the application to the interested director(s) of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the relevant situation.

97.5	A director must act in accordance with any terms determined by the board under Article 97.1(a) or Article 97.1(b) and shall be entitled to rely on any such determination in the absence of fraud.

97.6
Except as specified in Article 97.2, any proposal made to the board and any authorisation by the board in relation to a relevant situation shall be dealt with in the same way as any other matter that may be proposed to and resolved upon by the board in accordance with the provisions of the Articles.

97.7	If a relevant situation has been authorised by the board under Article 97.1 then (subject, in any case, to any terms determined by the board under Article 97.1(a) or Article 97.I(b)):

(a)
where the director obtains (other than through his position as a director of the Company) information relating to that relevant situation which is confidential to a third party, he will not be obliged to disclose it to the board or to any director or other officer or employee of the Company or to use it in relation to the Company's affairs in circumstances where to do so would amount to a breach of that confidence;

(b)	the director may absent himself from meetings of the board or any committee of the board at which anything relating to that relevant situation will or may be discussed; and

(c)	the director may make such arrangements as he thinks fit for board and committee papers to be received and read by a professional adviser on his behalf and the general duties which any director owes to the Company under CA 2006 will not be infringed by anything done (or omitted to be done) in accordance with the provisions of this Article 97.7.

97.8
A director shall not be liable to account to the Company for any profit, remuneration or other benefit which he (or any person connected with him within the meaning of section 252 of CA 2006) may derive from any relevant situation authorised under Article 97.1 (subject, in any case, to any terms determined by the board in connection with such authorisation that are notified as aforesaid) and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director (or any person connected with him as aforesaid) having any type of interest authorised under Article 97.1 (subject as aforesaid).

98.	DECLARATIONS OF INTEREST BY DIRECTORS

98.1	A director must declare the nature and extent of his interest in a relevant situation within Article 97.1 to the other directors.

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98.2	If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of his interest to the other directors.

98.3
Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under Article 98.2.

98.4	The declaration of interest must (in the case of Article 98.3 and may, but need not (in the case of Article 98.1 or Article 98.2) be made:

(a)	at a meeting of the board; or

(b)	by notice to the other directors in accordance with:

(i)	section 184 of CA 2006 (notice in writing); or

(ii)	section 185 of CA 2006 (general notice).

98.5	If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

98.6
Any declaration of interest required by Article 98.1 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

98.7	Any declaration of interest required by Article 98.2 must be made before the Company enters into the transaction or arrangement.

98.8
Any declaration of interest required by Article 98.3 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

98.9	A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required.
For this purpose a director is treated as being aware of matters of which he ought reasonably to be aware.

98.10	A director need not declare an interest:

(a)	if it cannot be reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as being aware of anything of which they ought reasonably to be aware); or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(i)	by a meeting of the board; or

(ii)	by a committee of the board appointed for the purpose under the Articles.

99.	DIRECTORS' INTERESTS AND VOTING

99.1	Subject to the provisions of the Acts and provided he has declared his interest in accordance with Article 98, a director, notwithstanding his office:

(a)
may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b)	may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or

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through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another Article; and

(c)
may be or become a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment.

99.2
A director shall not be liable to account to the Company for any profit, remuneration or other benefit resulting from any interests permitted under Article 99.1 and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director having any type of interest permitted under Article 99.1.

99.3
A director may not vote on or be counted in the quorum in relation to a resolution of the board or of a committee of the board concerning any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested and in which he has an interest which may reasonably be regarded as likely to give rise to a conflict of interest, but this prohibition does not apply to a resolution concerning any of the following matters:

(a)	any contract, arrangement, transaction or proposal in which he is interested by virtue of an interest in shares, debentures or other securities of the Company, or otherwise in or through the Company;

(b)
the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(c)
the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(d)
a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub- underwriting of which he is to participate;

(e)
a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a "relevant company"), if he does not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of CA 2006) representing one per cent. or more of either any class of the equity share capital of or the voting rights in the relevant company;

(f)
a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(g)	a contract, arrangement, transaction or proposal concerning:

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(i)	indemnification (including loans made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company or any of its subsidiary undertakings; or

(ii)	the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

99.4
A director may not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In that case each of the directors concerned (if not otherwise debarred from voting under this Article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning, his own appointment.

99.5
If a question arises at a meeting as to whether the interest of a director (other than the interest of the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

99.6
If a question arises at a meeting as to whether the interest of the chairman of the meeting may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

99.7
For the purposes of this Article, the interest of a person who is connected with (within the meaning of section 252 of CA 2006) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This Article applies to an alternate director as if he were a director otherwise appointed.

99.8
Subject to the provisions of the Acts, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this Article.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

100.	BOARD MEETINGS

100.1	Subject to the Articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

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100.2
The first board meeting following the election of directors at an annual general meeting shall ordinarily be held immediately following the annual general meeting but may be held at such other time and place as shall be specified in a notice given to the directors in accordance with Article 101.

101.	NOTICE OF BOARD MEETINGS

101.1	Regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

101.2
Special meetings of the board may be called by the chairman of the board or the chief executive officer on not less than 24 hours' advance notice to each director, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice, on the written request of two directors.

101.3	A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.

102.	QUORUM

102.1
The quorum necessary for the transaction of business is a majority of the directors, present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

102.2
If a quorum shall not be present at any board meeting, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

103.	CHAIRMAN OF BOARD
The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

104.	VOTING
Questions arising at a meeting of the board are determined by a majority of votes.

105.	PARTICIPATION BY TELEPHONE
A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone, video teleconference or similar form of communication

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equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the provisions of the Acts, all business transacted in this way by the board or a committee of the board is for the purposes of the Articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

106.	RESOLUTION IN WRITING
A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting and not being less than a quorum or by all members of a committee of the board for the time being entitled to receive notice of a committee meeting and not being less than a quorum is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee. The resolution in writing need not be executed by an alternate director if it is executed by his appointor and a resolution executed by an alternate director need not be executed by his appointor. Any resolution in writing is to be kept with the minutes of the proceedings of the board (or committee, as the case may be).

107.	PROCEEDINGS OF COMMITTEES

107.1
At all meetings of committees of the board a majority of the directors who are members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by the Acts or the Articles. If a quorum shall not be present at any meeting of a committee of the board, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

107.2	Regular committee meetings may be held without notice at such time and at such place as shall from time to time be determined by the committee.

107.3
Special committee meetings may be called by the chairman of a committee on not less than 24 hours' advance notice to each committee member, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice on the written request of two committee members unless the committee consists of only one member, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole committee member.

107.4	Subject to the Articles, proceedings of any committee of the board shall be conducted in accordance with applicable provisions of the Articles regulating the proceedings of the board.

108.	MINUTES OF PROCEEDINGS

108.1	The board shall cause minutes to be made in books kept for the purpose of:

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(a)	all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

(b)
the names of directors present at every meeting of the board, committees of the board, meetings of the Company or meetings of the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

108.2
If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

108.3	Minutes of every meeting of a committee of the board shall be distributed to all of the directors of the Company.

109.	VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE
All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.
SECRETARY AND AUTHENTICATION OF DOCUMENTS

110.	SECRETARY

110.1
Subject to the provisions of the Acts, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including, without limitation, remuneration) as it thinks fit. The board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

110.2
The secretary or other officer appointed by the board shall attend meetings of the board and general meetings, and record all the proceedings of the general meetings and of the board in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all general meetings and meetings of the board, and shall perform such other duties as may be prescribed by the board or the chief executive officer, under whose supervision he or she shall act.

110.3
The assistant secretaries, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board may from time to time prescribe or as the chief executive officer may from time to time delegate.

110.4
Any provision of the Acts or of the Articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

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111.	AUTHENTICATION OF DOCUMENTS
A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including, without limitation the Articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and certify copies or extracts as true copies or extracts; and where any books, records, documents or accounts are elsewhere than the office, the local manager or other officer of the Company having their custody shall be deemed to be a person appointed by the board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of the proceedings at a duly constituted meeting.
SEALS

112.	SAFE CUSTODY
The secretary shall provide for the safe custody of every seal.

113.	APPLICATION OF SEALS

113.1	A seal shall have the Company's name engraved in legible characters.

113.2
Subject to the provisions of the Articles in relation to share certificates issued by the Company in respect of the Company's shares, stock, debentures or other securities, a seal may be used only by the secretary with the authority of a resolution of the board. The secretary, treasurer, an assistant secretary, or an assistant treasurer shall sign an instrument (other than such share certificates) to which a seal is affixed. The board may decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

DIVIDENDS AND OTHER PAYMENTS

114.	RESERVES
The board may, before paying any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the board, for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business to the Company or be invested in such investments as the board thinks fit. The board may divide the reserve into such special reserves as it thinks fit, and may consolidate into one fund any special funds or any part of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

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115.	PAYMENT OF DIVIDENDS
Subject to the provisions of the Acts, if the board considers that the financial position of the Company justifies such payments, it can pay interim, final or other dividends on any class of shares of any amounts and on any dates and for any periods which it decides.

116.	ENTITLEMENT TO DIVIDENDS

116.1
All dividends will be divided and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid, provided that no dividend (nor, for the avoidance of doubt, any dividend in specie or any scrip dividend payable in accordance with Articles 120 or 121, respectively) shall be payable in respect of any share which is for the time being held by or for the benefit of any entity which is a subsidiary or subsidiary undertaking of the Company. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share provide that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This Article applies unless the Articles, the rights attached to any shares, or the terms of any shares, provide otherwise.

116.2
Unless the rights attached to any shares, the terms of any shares or the Articles provide otherwise, a dividend or any other money payable in respect of a share can be declared and paid in any currency the board decides using an exchange rate selected by the board for any currency conversions required. The board can also decide how any costs relating to the choice of currency will be met.

116.3
The board can offer shareholders the choice to receive dividends and other money payable in respect of their shares in a currency other than that in which the dividend or other money payable is declared on such terms and conditions as the board may prescribe from time to time.

116.4
If a shareholder owes the Company any money for calls on shares or money in any other way relating to his shares, the board can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by him. Money deducted in this way can be used to pay amounts owed to the Company.

116.5
Unless the rights attached to any shares, or the terms of any shares, provide otherwise, no dividend or other sum payable by the Company on or in respect of its shares carries a right to interest from the Company.

117.	METHOD OF PAYMENT

117.1	The Company may pay any dividend, interest or other amount payable in respect of a share:

(a)	in cash;

(b)	by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and which may, at the Company's option, be crossed "account payee" where appropriate);

(c)	by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

(d)
if the board so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

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(e)	by such other method as the person entitled to the payment may in writing direct and the board may agree.

117.2	The Company may send a cheque, warrant or money order by post:

(a)	in the case of a sole holder, to his registered address;

(b)	in the case of joint holders, to the registered address of the person whose name stands first in the register;

(c)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 133; or

(d)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

117.3	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

(a)
the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

(b)
for any of the purposes of this Article 117, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

117.4
Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment,

117.5
Without prejudice to Article 68, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the board may reasonably require.

118.	UNCLAIMED DIVIDENDS ETC.
Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

119.	UNCASHED DIVIDENDS
If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

(a)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(b)	a transfer made by a bank or other funds transfer system is not accepted, and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not

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accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

120.	PAYMENT OF DIVIDENDS IN SPECIE
Without prejudice to Article 68, the board may direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular, without limitation, may:

(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value for distribution of the specific assets (or any part of them);

(c)	decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution; and

(d)	vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board.

121.	PAYMENT OF SCRIP DIVIDENDS

121.1
Subject to the provisions of the Acts, but without prejudice to Article 68, the board may allot to those holders of a particular class of shares who have elected to receive them further shares of that class or shares of any other class in either case credited as fully paid ("new shares") instead of cash in respect of all or part of any dividend or dividends, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

121.2
The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the "relevant dividend"). For this purpose the "average quotation" of each of the new shares is the average of the middle-market quotations for a fully-paid share of the Company of that class derived from such source as the board may deem appropriate for the business day on which the relevant class of shares is first quoted "ex" the relevant dividend (or such other date as the board may deem appropriate) and the four subsequent business day(s). A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

121.3	The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article including, without limitation:

(a)	the giving of notice to holders of the right of election offered to them;

(b)	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(c)	determination of the procedure for making and revoking elections;

(d)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

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(e)
the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

121.4
The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the "elected shares"); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in Article 121.2. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation pursuant to Article 122. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 122.

121.5
The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

121.6	In relation to any particular proposed dividend, the board may in its absolute discretion decide:

(a)	that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(b)
at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

122.	CAPITALISATION OF RESERVES

122.1	Subject to the provisions of the Acts, the board may:

(a)
resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution:

(b)
appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount or shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

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(c)
make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than US$5, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(d)	authorise a person to enter (on behalf of all the members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)
the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and

(e)	generally do all acts and things required to give effect to the resolution.

123.	CAPITALISATION OF RESERVES - EMPLOYEES' SHARE SCHEMES

123.1	This Article (which is without prejudice to the generality of the provisions of the immediately preceding Article 122) applies where:

(a)	a person is granted pursuant to an employees' share scheme a right to subscribe for shares in the capital of the Company in cash at a subscription price less than their nominal value; and

(b)
pursuant to an employees' share scheme, the terms on which any person is entitled to subscribe for shares in the capital of the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

123.2	In any such case the board shall:

(a)
transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the "cash deficiency") from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	subject to Article 123.4, not apply that reserve account for any purpose other than paying up the cash deficiency on the allotment of those shares.

123.3	Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall, subject to the provisions of the Acts:

(a)	appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares;

(b)	apply that amount in paying up the deficiency on the nominal value of those shares; and

(c)	allot those shares credited as fully paid to the person entitled to them.

123.4
If any person ceases to be entitled to subscribe for shares as described, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

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123.5
No right shall be granted under any employees' share scheme under Article 123.1(a) and no adjustment shall be made as mentioned in Article 123.1(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this Article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

124.	RECORD DATES
Notwithstanding any other provision of the Articles, but subject to the provisions of the Acts and rights attached to shares, the board may fix any date (which shall not be more than 60 days before the date on which a dividend, distribution, allotment or issue is declared, made or paid) as the record date for a dividend, distribution, allotment or issue.
ACCOUNTS

125.	TREASURER

125.1
The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may he designated by the board.

125.2
The treasurer shall disburse the funds of the Company as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board at its meetings, or when the board so requires, an account of all his or her transactions as treasurer, and of the financial condition of the Company, which account may be submitted directly or through the chief financial officer. The treasurer shall perform such other duties and have such other authority and powers as the board may from time to time prescribe or as the chief executive officer may from time to time delegate.

125.3
If required by the board, the treasurer shall give the Company a bond in such sum, and with such surety or sureties, as shall be satisfactory to the board for the faithful execution of the duties of his or her office, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

125.4
The assistant treasurers, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board may from time to time prescribe or the chief executive officer may from time to time delegate.

126.	KEEPING AN INSPECTION OF ACCOUNTING RECORDS

126.1	The board shall ensure that accounting records are kept in accordance with the provisions of the Acts.

126.2
The accounting records shall be kept at the office or, subject to the provisions of the Acts, at another place decided by the board and shall be available at all times for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other

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document except if that right is conferred by the Acts or he is authorised by the board or by an ordinary resolution of the Company.

127.	ACCOUNTS TO BE SENT TO MEMBERS ETC.

127.1	In respect of each financial year, a copy of the Company's annual accounts, the directors' report and the auditors' report on those accounts and on the directors' report shall be sent to:

(a)	every member (whether or not entitled to receive notices of general meetings);

(b)	every holder of debentures (whether or not entitled to receive notices of general meetings); and

(c)
every other person who is entitled to receive notices of general meetings not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts.

This Article does not require copies of the documents to which it applies to be sent to:

(d)	a person for whom the Company does not have a current address; or

(e)	more than one of the joint holders of shares or debentures.

127.2
The board may determine that persons entitled to receive a copy of the Company's annual accounts, the directors' report and the auditors' report on those accounts and on the directors' report are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

127.3
Where permitted by the Acts, a summary financial statement derived from the Company's annual accounts and the directors' report in the form and containing the information prescribed by the Acts may be sent to a person so electing in place of the documents required to be sent by Article 127.1.

128.	EXTERNAL AUDITOR
The audit committee of the board shall have exclusive authority and responsibility to recommend, approve the compensation of, and oversee the Company's external audit firm. The external auditor shall be recommended by the audit committee on an annual basis, and such auditor recommendation shall be submitted for shareholder approval at each annual general meeting.
NOTICES

129.	NOTICES TO BE IN WRITING

129.1	A notice to be given to or by any person pursuant to the Articles shall be in writing.

129.2
Where any notice is required to be given under the Acts or the Articles, to the extent permitted by the Acts, a waiver thereof in writing and signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

130.	SERVICE OF NOTICES, DOCUMENTS AND INFORMATION ON MEMBERS

130.1	Any notice, document or information may be given, sent or supplied by the Company to any member:

(a)	personally;

Annex 2 - 56

(b)	by sending it by post in a pre-paid envelope addressed to the member at his registered address, or by leaving it at that address;

(c)
by sending it in electronic form to the electronic address specified for the purpose by the member (generally or specifically), provided that the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(d)	subject to the provisions of the Acts, by making it available on a website, provided that the requirements in Article 130.2 are satisfied.

130.2	The requirements referred to in Article 130.1(d) are that:

(a)
the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning with the date on which the Company's request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

(b)
the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may he accessed ("notification of availability");

(c)
in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifics the place, date and time of the meeting, and states whether it will be an annual general meeting; and

(d)
the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and, in all other cases, throughout the period specified by any applicable provision of the Acts or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

130.3	In the case of joint holders of shares:

(a)
it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register in respect of the joint holding (the "first named holder") only; and

(b)
anything to be agreed or specified in relation to any notice, document or information to be sent or supplied to them may be agreed or specified by the first named holder and any such agreement or specification shall be binding on all the joint holders.

130.4	For the avoidance of doubt, the provisions of this Article 130 are subject to Article 43.

130.5	The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

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131.	EVIDENCE OF SERVICE

131.1	Any notice, document or information given, sent or supplied by the Company to the members or any of them:

(a)
by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been received 48 hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent;

(b)	by electronic means, shall be deemed to have been received 6 hours after it was sent provided that the Company is able to show that it was properly addressed;

(c)
by making it available on a website, shall be deemed to have been received on the date on which notification of availability on the website is deemed to have been received in accordance with this Article or, if later, the date on which it is first made available on the website.

131.2
Any notice, document or information given, sent or supplied by the Company by any other means authorised in writing by the member concerned is deemed to be received when the Company has taken the action it has been authorised to take for that purpose.

131.3
A member present in person or by proxy at a meeting or at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

132.	NOTICE BINDING ON TRANSFEREES ETC.
A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of CA 2006) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

133.	NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION
Where a person is entitled by transmission to a share, any notice, document or information may be given, sent or supplied by the Company to that person as if he were the holder of a share by sending or delivering it in any manner authorised by the Articles for the giving of notice to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation), at the address supplied for that purpose by the person claiming to be entitled by transmission. Until such an address has been supplied, any notice, document or information may be given, sent or supplied in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to any other person interested in the share.

134.	VALIDATION OF DOCUMENTS IN ELECTRONIC FORM

134.1	Where a document is required under the Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

Annex 2 - 58

(a)
incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the board may approve; or

(b)	be accompanied by such other evidence as the board may require in order to be satisfied that the document is genuine.

134.2
The Company may designate mechanisms for validating any document in electronic form and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 42 and 62.

135.	DISPUTE RESOLUTION

135.1
The courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member's capacity as such against the Company and/or the board and/or any of the directors individually, arising out of or in connection with the Articles or (to the maximum extent permitted by applicable law) otherwise.

135.2
Damages alone may not be an adequate remedy for any breach of this Article 135, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

135.3	The governing law of the Articles is the substantive law of England.

135.4	For the purposes of this Article 135:

(a)	a "dispute" shall mean any dispute, controversy or claim;

(b)	references to "Company" shall be read so as to include each and any of the Company's subsidiary undertakings from time to time; and

(c)
"director" shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.

MISCELLANEOUS

136.	DESTRUCTION OF DOCUMENTS

136.1	The Company may destroy:

(a)	a share certificate which has been cancelled at any time after one year from the date of cancellation;

(b)
a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(c)
an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration; and

(d)	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

Annex 2 - 59

136.2
It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(a)	the provisions of this Article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(b)
nothing contained in this Article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled; and

(c)	references in this Article to the destruction of a document include reference to its disposal in any manner.

137.	WINDING UP
Subject to the provisions of the Articles, on a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

138.	INDEMNITY

138.1	To the extent permitted by the Acts and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

(a)
indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)
indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company's activities as trustee of an occupational pension scheme;

(c)
create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs or this Article 144.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Annex 2 - 60

138.2
Where a person is indemnified against any liability in accordance with Article 138.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

Annex 2 - 61

APPENDIX
SUMMARY OF EXAMPLE TERMS
RIGHTS TO PURCHASE
ORDINARY SHARES OF
ENSCO PLC
Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Ensco plc (the "Company"), the Board of Directors of the Company (the "Board") may exercise any power of the Company to establish a shareholders rights plan (the "Rights Plan"). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.
Pursuant the Rights Plan, the Board would declare and issue one purchase right (a "Right") for each outstanding Class A Ordinary Share, nominal value $0.10 per share, of the Company (the "Ordinary Shares"). Each Right would entitle the registered holder, upon payment to the Company of the price per Ordinary Share specified in the Rights Plan, to have delivered to such holder one Ordinary Share, subject to adjustment.
Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (a "group") has acquired beneficial ownership of 20% or more of the outstanding Ordinary Shares (such person or group, an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of 20% or more of the outstanding Ordinary Shares being acquired by that person or group (the earlier of such dates being called the "Distribution Date"), each Right would be associated with an individual Ordinary Share and the Rights would be transferred with and only with the Ordinary Shares.
After the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") would be mailed to (or credited to the account of) holders of record of the Ordinary Shares as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights, and the Rights would then be separately transferable.
The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

Annex 2 - 62

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Ordinary Shares having a market value of two times the exercise price for the Right.
In the event that, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (or its parent) that at the time of such acquisition would have a market value of two times the exercise price of the Right.
At any time after any person or group were to become an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Ordinary Shares, the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or all behalf of such Acquiring Person, which would have become void), in whole or in part, for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.
At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the "Redemption Price").
Prior to the Distribution Date, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles of Association of the Company. After the Distribution Date, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).
Prior to the exercise of Right, a Right would not entitle the holder thereof to any rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of such Right.

Annex 2 - 63

PRELIMINARY COPY
ATTN: INVESTOR RELATIONS 5847 SAN FELIPE SUITE 3300 HOUSTON, TX 77057
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VOTE IN PERSON
Review the proxy materials for special requirements for voting at the Meeting. You will need to request a poll to vote at the Meeting. In accordance with provisions in the U.K. Companies Act 2006 and in accordance with our Articles of Association, a shareholder is entitled to appoint another person as his or her proxy to exercise any or all of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her) and that proxy need not be a shareholder. Delivery or receipt of an appointment of proxy does not prevent a shareholder of record from attending and voting at the Meeting or any adjournment thereof.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce mailing costs incurred by our company, consent to receive all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up, follow the Vote by Internet instructions and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

The "Abstain" option is provided to enable you to refrain from voting on any particular resolution. However, it should be noted that selecting "Abstain" is not a vote in law and will not be counted in the calculation of the proportion of the votes "For" and "Against" a resolution.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒ ENSCO1	KEEP THIS PORTION FOR YOUR RECORDS
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

	ENSCO PLC

The Board of Directors recommends you vote FOR resolutions 1 through 6 and 10 and 11 and FOR the non-binding advisory votes in resolutions 7, 8 and 9.

		Unmarked voting instruction cards will be voted FOR the resolutions.

		For	Against	Abstain			For	Against	Abstain

1.	To re-elect Francis S. Kalman as a director of Ensco plc.	☐	☐	☐	2.	To elect Roxanne J. Decyk as a director of Ensco plc.	☐	☐	☐
3.	To elect Mary Francis CBE as a director of Ensco plc.	☐	☐	☐	4.	To ratify the Audit Committee's appointment of KPMG LLP as our U.S. independent registered public accounting firm for the year ended 31 December 2012.	☐	☐	☐
5.	To re-appoint KPMG Audit Plc as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).	☐	☐	☐	6.	To authorize the Audit Committee to determine our U.K. statutory auditors' remuneration.	☐	☐	☐
7.	A non-binding advisory approval of the compensation of our named executive officers.	☐	☐	☐	8.	To approve the Directors' Remuneration Report for the year ended 31 December 2012.	☐	☐	☐
9.	To receive and consider the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2012.	☐	☐	☐	10.
To adopt the Articles of Association (produced at the meeting and initialed by the Chairman for the purpose of identification) as the Articles of Association of the Company, in substitution for and to the exclusion of the existing Articles of Association, with effect from the conclusion of this Meeting, which would declassify our Board and effectuate certain other non-substantive changes relating to the conversion of our American Depositary Shares to Class A ordinary shares.
							☐	☐	☐
11.
To (i) approve the terms of the proposed purchase agreement or agreements (produced at the meeting and initialed by the Chairman for the purpose of identification) providing for the purchase by the Company of Class A ordinary shares with a par value of US$0.10 each in the capital of the Company for up to a maximum of US$2 billion in aggregate from one or more financial intermediaries (each acting as principal) who are not shareholders of the Company holding shares to which this resolution relates (or to the extent that they are, the voting rights attaching to any shares held by them will not count towards this resolution) and (ii) authorise the Company to make off-market purchases of Class A ordinary shares pursuant to such agreement or agreements. The authority conferred by this resolution 11 will, unless varied, revoked or renewed by the shareholders prior to such time, expire five years after the date of the passing of this resolution.
		☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory's full title and provide a certificate or other proof of appointment. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
ENSCO PLC
20 May 2013
Please date, sign and mail
the Proxy Card in the
envelope provided
as soon as possible.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

If voting by mail, please detach along perforated line and mail in the envelope provided.
PROXY
ENSCO PLC
Board of Directors Proxy for the Annual General Meeting
of Shareholders at 8:00 a.m. London Time, Monday, 20 May 2013
Ensco plc
6 Chesterfield Gardens, 3rd Floor
London, W1J 5BQ UNITED KINGDOM
The undersigned shareholder of Ensco plc hereby revokes all previous proxies and appoints Daniel W. Rabun or, in his absence, Brady K. Long, each with full power of substitution, to vote the following number of shares of the undersigned at the above-stated annual general meeting and any adjournment(s) thereof.

Number of Shares:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1 THROUGH 11, THIS PROXY WILL BE VOTED FOR EACH OF THOSE RESOLUTIONS AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD AS YOUR PROXIES. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
Your Board of Directors recommends a vote FOR the resolutions in resolutions 1 through 6 and 10 and 11, and FOR the non-binding advisory votes in resolutions 7, 8 and 9.